   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2000


                                                      REGISTRATION NO. 333-45548
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                      ------------------------------------


                               AMENDMENT NO. 4 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                             3220                            98-0213257
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)

                           8851 TRANS-CANADA HIGHWAY
                    VILLE SAINT-LAURENT, (QC) CANADA H4S 1Z6
                                 (514) 331-3738
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                            ------------------------

                               DR. S. IRAJ NAJAFI
                            CHIEF EXECUTIVE OFFICER
                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                           8851 TRANS-CANADA HIGHWAY
                    VILLE SAINT-LAURENT, (QC) CANADA H4S 1Z6
                                 (514) 331-3738
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   Copies to:

                             JOHN A. BURGESS, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                                BOSTON, MA 02109
                           TELEPHONE: (617) 526-6000
                            TELECOPY: (617) 526-5000
                                      AND
                              DAVID J. ADLER, ESQ.
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                           TELEPHONE: (212) 753-7200
                            TELECOPY: (212) 935-1787
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
                            ------------------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------

     THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION,

                 PRELIMINARY PROSPECTUS DATED DECEMBER 21, 2000


PROSPECTUS

                               LUMENON INNOVATIVE
                           LIGHTWAVE TECHNOLOGY, INC.

                               10,800,000 SHARES
                                OF COMMON STOCK

       The selling stockholders listed in this prospectus are offering and selling up to 10,800,000 shares of our common stock. We will not receive any proceeds from the sale of these shares. We could receive proceeds of up to US$50,008,000, if warrants are exercised at their minimum exercise price, and proceeds of up to US$150,024,000, if warrants are exercised at their maximum exercise price, from the exercise of warrants issued to the selling stockholders as part of the financing described under "Business-Material Agreements -- Convertible Note Financing."


       Our common stock is traded on The Nasdaq National Market under the symbol "LUMM." The last reported sale price for our common stock on The Nasdaq National Market on December 18, 2000 was US$5.59 per share. The selling stockholders may offer their shares of common stock from time to time, in the open market, on The Nasdaq National Market, in privately negotiated transactions, in an underwritten offering, or a combination of methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling stockholders may engage brokers or dealers who may receive commissions or discounts from the selling stockholders. Any broker-dealer acquiring the common stock from the selling stockholders may sell these securities in normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions, to its customers or through a combination of methods. See "Plan of Distribution." We will bear all of the expenses and fees incurred in registering the shares offered by this prospectus. The selling stockholders will pay any brokerage commissions and discounts attributable to the sale of the shares.


       INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF THE RISKS ASSOCIATED WITH OUR BUSINESS.

       Neither the Securities and Exchange Commission or any other regulatory body has approved or disproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

       Commissions received by the selling stockholders or any broker-dealers, agents or underwriters that help distribute the shares and any profit on the resale of the shares purchased by them may be considered underwriting commissions or discounts under the Securities Act of 1933.

               The date of this prospectus is              , 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Prospectus Summary..........................................    3
Risk Factors................................................    9
Forward-Looking Statements..................................   17
Use of Proceeds.............................................   17
Dividend Policy.............................................   18
Market Price of the Registrant's Common Equity and Related
  Stockholder Matters.......................................   18
Selected Financial Data.....................................   19
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   21
Business....................................................   25
Management..................................................   43
Security Ownership of Certain Beneficial Owners and
  Management................................................   49
Certain Relationships and Related Transactions..............   51
Selling Stockholders........................................   51
Description of Capital Stock................................   53
Indemnification of Directors and Officers...................   55
Where You Can Find More Information.........................   56
Quantitative and Qualitative Disclosures About Market
  Risk......................................................   56
Plan of Distribution........................................   56
Legal Matters...............................................   58
Experts.....................................................   58
Index to Financial Statements and Exhibits..................  F-1

                               PROSPECTUS SUMMARY

       As used in this prospectus, unless the context otherwise requires, the terms "Lumenon," "we" or "us" mean Lumenon Innovative Lightwave Technology, Inc. This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully.

                                    LUMENON

       We are a development stage company. We design and develop products related to the Dense Wavelength Division Multiplexing (DWDM) market and other optical or photonic segments of the telecommunications market. DWDM is a technology that permits a user to send multiple sources of information and data to be sent at the same time over a single optic fiber. DWDM allows network operators to remove an entire class of equipment in their networks. We are developing and manufacturing devices for use in the DWDM market under a teaming agreement with Molex Incorporated. We do not expect to generate product revenues until 2001. We had accumulated net losses of CDN$252,118,000 (US$167,298,000) as of September 30, 2000.

       Our plan of operations for fiscal year 2001 is to finalize the development of our DWDM devices and to bring them to market. We will focus product development on four aspects:

        --      perfecting manufacturing steps for DWDM devices;

        --      readying automation equipment in our new manufacturing facility;

        --      setting quality control criteria for our operations; and

        -- expanding our packaging and pigtailing capability for our optical chips.

       We have begun producing and testing a limited number of product devices and intend to market 4, 8, 16, 32 and 40 channel DWDM chips. In addition, we intend to offer services based on our capability to design new customized DWDM devices according to specific client needs.

       Service providers like AT&T and MCI WorldCom are creating fiber optic networks to transmit large quantities of data at high speeds. They must meet demand for uses such as the Internet, e-mail, and electronic commerce. Service providers desire to increase the capacity of their networks without installing new fiber optic cable. DWDM products are designed to allow them to greatly increase their information carrying capacity on existing fiber. Although the number of service providers operating in the market is relatively small, based upon our experience in the industry, we believe that there is a substantial market for our devices in DWDM systems.

       We make our devices in the form of an "optical chip" on silicon through a patented sol-gel process. To our knowledge, there are no other manufacturers of DWDM devices on silicon using a sol-gel manufacturing process. The advantages of our process include:

        --      lower capital investment;

        --      less manual labor required in the assembly process;

        -- fewer process steps, reducing the likelihood of manufacturing defects; and

        -- the cost of manufacturing an optical chip does not increase proportionally with the number of channels that are placed on the chip.

       We acquired our initial rights to our patented manufacturing process under a license agreement with Polyvalor and McGill University. Specifically, Polyvalor and McGill University hold patents and know-how relating to the materials and process used to produce integrated optical circuits on silicon microchips. Polyvalor and McGill University have also licensed that technology to QPS Technology, Inc. Through our research and development, we believe that, based on our experience in the industry, we have improved the process. Accordingly, we have filed two patent applications relating to this process. Our only material obligation to the licensors is to pay a royalty of 5% on our gross sales, subject to a cumulative maximum of CDN$3,500,000 (US$2,367,104). See "Business -- Material Agreements -- Agreement with Polyvalor and McGill University."

       We have entered into an agreement with Polaroid Corporation for the license of patents held by Polaroid in connection with array wave-guide gratings
(AWG). We agreed to pay to Polaroid an initial licensing fee of CDN$584,047 (US$395,000). In addition, we will pay royalties on the net selling price of our products, at an annual rate of 5% for aggregate net selling prices of US$5,000,000, 3.5% for aggregate net selling prices over five and up to US$40,000,000, and 1.75% for aggregate net selling prices over US$40,000,000, for each year of the agreement. See "Business -- Material
Agreements -- Agreement with Polaroid."

       We have entered into agreements with Molex that contain restrictions on our ability to sell our products. Under a teaming agreement, we agreed with Molex to jointly develop DWDM products. Subject to our testing and proving our technology and our ability to manufacture and deliver the devices, Molex is committed to purchase our entire DWDM production for the first 12 months of production, up to 400 units per month. Molex also has the option to buy 50% of our remaining chip production. After the first 12-month period, Molex will have the option to purchase 50% of our DWDM production for the succeeding three-year period. Any product sold by us to Molex will be priced at our gross cost. In addition, Molex will pay to us 30% of the profits obtained on final products built from the chips supplied, 50% of the profits from sales of functionally unmodified packaged products and 30% of the profits from sales of other final products. We are free to package and sell any remaining products, with all profits going to us. However, we cannot sell unpackaged chips for telecommunications applications, except for special order or exploratory purposes, without written agreement from Molex. If we are unable to supply Molex on a timely basis with a commercially reasonable quantity of the devices or in the event we experience a change of control, Molex has the non-exclusive right to manufacture all components of the devices in return for a royalty equal to 50% of the profits from sales of functionally unmodified packaged products and 30% of the profits from sales of other final products. See "Material
Agreements -- Agreements with Molex" for a detailed description of our agreements with Molex.

       We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 8851 Trans-Canada Highway, Ville Saint-Laurent, (QC) Canada H4S 1Z6, and our telephone number at that address is
(514) 331-3738.

                                  THE OFFERING

Common stock offered by the selling
  stockholders.....................    10,800,000 shares, of which 2,616,414
                                       have been issued and 8,183,586 are
                                       issuable upon exercise of outstanding
                                       warrants and conversion of outstanding
                                       convertible notes.(1)

Common stock outstanding...........    36,069,153 shares(2)

Common stock to be outstanding
after the offering.................    44,252,739(2)

Use of proceeds....................    We will not receive any proceeds from the
                                       sale of the shares of common stock by the selling stockholders. We could receive proceeds of up to US$50,008,000, if warrants held by the selling stockholders were exercised at their minimum exercise price, and proceeds of up to US$150,024,000 if warrants held by the selling stockholders were exercised at their maximum exercise price. Given the uncertainty as to any exercise, the timing of any exercise and the amount that we would receive, we have not established any specific use for these proceeds. They will be used for working capital and general corporate purposes.

Risk factors.......................    An investment in the common stock offered
                                       by the selling stockholders involves a
                                       high degree of risk. See "Risk Factors"
                                       beginning on page 9.

Nasdaq National Market symbol......    LUMM
---------------

(1) Represents approximately 18.49% of the outstanding shares of our common stock assuming the issuance of the 8,183,586 shares to be issued. On July 25, 2000, we sold CDN$51,243,000 (US$35,000,000) aggregate principal amount of convertible notes due July 25, 2005 to two institutional investors. The notes bear interest at rate of 7.5% per year, which is payable upon the earlier to occur of the repayment or conversion of the notes. The notes are convertible into shares of common stock at a price equal to the average of the closing bid prices of our common stock for the five consecutive trading days ending immediately prior to conversion, but in no event less than US$7.00 nor more than US$25.00 per share (unless a default under the notes has occurred). For example, if the notes had converted on December 18, 2000, the conversion price would have been US$7.00, which would have resulted in an aggregate of 4,000,000 shares of common stock being issued upon the conversion of the notes. To date, CDN$30,893,500 (US$20,500,000) of these notes have been converted into 2,600,000 shares of common stock.


        In connection with the financing, we issued to the investors five year warrants to purchase an aggregate of 5,000,800 shares of our common stock. These warrants are exercisable beginning 18 months after issuance, at an exercise price determined as follows:

          -- If the volume weighted average price, which is determined by adding up all of the dollars traded on every transaction on a given day (price times number of shares purchased) and dividing that number by the shares traded during the day, of our common stock during the five consecutive trading days prior to the date the warrants became exercisable is equal to or less than US$30.00, then the exercise price of the warrants will be US$10.00;

          -- If the volume weighted average price of our common stock during the five consecutive trading days prior to the date the warrants became exercisable is greater than US$30.00, but less than US$70.00, then the exercise price of the warrants will be the sum of US$10.00, plus one-half of the excess over US$30.00; and

          -- If the volume weighted average price of our common stock during the five consecutive trading days prior to the date the warrants became exercisable is more than US$70.00, then the exercise price of the warrants will be US$30.00.

         The number of shares of common stock issuable upon exercise of the warrants and the exercise price of the warrants are subject to adjustment upon the occurrence of the issuance of convertible securities at a conversion/exercise price that is less than the then current market price, stock splits, stock dividends and other recapitalizations. In addition, upon a consolidation, merger or sale in which we are not the surviving entity, we must require that our successor assume our obligations under the warrants. If we declare or make any distribution of assets or rights to acquire shares to our stockholders, the holders of the warrants, upon the exercise of those warrants, will be entitled to receive the amount of those assets or rights as if those holders had been holders of common stock on the date of that distribution. In the event of a default under the notes or in others of our obligations to the purchasers, vesting of the warrants may be accelerated. See the Risk Factor entitled "We have a significant number of outstanding convertible notes, warrants and options, the exercise or conversion of which could adversely affect the price of our common stock and could result in increased dilution in the book value of our stock" on page 15 and the Selling Stockholder table on page 52.

(2)     Does not include:

          -- 5,112,650 shares of common stock reserved for issuance upon exercise of options granted or to be granted under our stock option incentive plan, under which options to purchase 3,590,150 shares of common stock are outstanding;

          -- 5,757,811 shares of common stock reserved for issuance upon exercise of outstanding common stock purchase warrants; or

          -- 4,383,586 shares of common stock reserved for issuance upon conversion of outstanding convertible notes.

       Except as otherwise indicated, all references in this prospectus to the number of shares of common stock outstanding do not include the foregoing shares.

                         SUMMARY FINANCIAL INFORMATION

       The following summary financial information is taken from our financial statements included elsewhere in this prospectus. The summary financial statements should be read in conjunction with the financial statements and related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Our financial statements as of and for the fiscal years ended June 30, 2000, June 30, 1999 and December 31, 1998 have been audited by KPMG LLP, Montreal, Canada, independent chartered accountants. Our financial statements as of and for the three months ended September 30, 1999 and September 30, 2000 are derived form our unaudited financial statements also appearing elsewhere in this document, and which, in the opinion of our management, include all adjustments, consisting of only normal recurring adjustments necessary to present fairly our unaudited results of operations and financial condition for those periods and at that date. The financial results below for the three months ended September 30, 1999 and 2000 are not necessarily indicative of the results to be expected for any future period. Unless otherwise indicated, all dollar amounts in this prospectus are expressed in United States dollars. We changed our fiscal year end to June 30, effective in 1999. The amounts reported below for fiscal year 1999 are for the six-month period ended June 30, 1999.

                                     DECEMBER 31, 1998      JUNE 30, 1999           JUNE 30, 2000
                                     -----------------      -------------           -------------
                                                    (IN THOUSANDS OF CANADIAN DOLLARS)
Current Assets.....................        $553                 $2,045                 $ 6,059
Capital Assets.....................          --                  1,492                   4,603
Total Assets.......................         553                  3,547                  12,200
Liabilities........................         119                  1,003                   1,886
Stockholders' Equity...............        $434                 $2,544                 $10,314
                                           ----                 ------                 -------

                                    SEPTEMBER 30, 1999    SEPTEMBER 30, 2000    SEPTEMBER 30, 2000(3)
                                    ------------------    ------------------    ---------------------
                                                (IN THOUSANDS OF                (IN THOUSANDS OF
                                               CANADIAN DOLLARS)                 US DOLLARS)
Current Assets....................        $4,442               $49,371                 $32,761
Capital Assets....................         1,937                19,016                  12,618
Total Assets......................         6,389                70,255                  46,619
Liabilities.......................           624                29,644                  19,671
Stockholders' Equity..............        $5,765               $40,611                 $26,948
                                          ------               -------                 -------

                                                              SIX MONTHS             FISCAL YEAR
                                    FROM INCEPTION TO           ENDED                   ENDED
                                    DECEMBER 31, 1998       JUNE 30, 1999           JUNE 30, 2000
                                    ------------------      -------------           -------------
                                                   (IN THOUSANDS OF CANADIAN DOLLARS)
Research and Development
  Expenditures(1).................        $  12                 $  162                $218,968
General and Administrative........          290                    570                   4,020
Depreciation......................                                                         894
Other Expenses (Income)...........           15                     18                    (320)
Net Loss..........................          288                    750                 223,562
Loss Per Share(2).................        $0.02                 $ 0.04                $   8.80
                                          -----                 ------                --------

                                      THREE MONTHS          THREE MONTHS           THREE MONTHS
                                         ENDED                 ENDED                   ENDED
                                   SEPTEMBER 30, 1999    SEPTEMBER 30, 2000    SEPTEMBER 30, 2000(3)
                                   ------------------    ------------------    ---------------------
                                               (IN THOUSANDS OF                (IN THOUSANDS OF
                                              CANADIAN DOLLARS)                 US DOLLARS)
Research and Development
  Expenditures(1)................        $2,034               $ 1,344                 $   891
General and Administrative.......           487                 3,639                   2,415
Depreciation.....................            91                   548                     364
Other Expenses...................            52                21,988                  14,591
Net Loss.........................         2,664                27,519                  18,261
Loss Per Share(2)................        $ 0.13               $  0.80                 $  0.53
                                         ------               -------                 -------

---------------
(1) Amounts shown are net of tax credits and grants and include non-cash expenses resulting from the issuance of common stock upon exercise of the Molex services warrant.

(2) For the periods ended December 31, 1998, June 30, 1999, September 30, 1999, June 30, 2000 and September 30, 2000, the weighted average number of shares outstanding were 14,972,188, 17,480,967, 21,116,992,
        25,415,601 and 34,511,352 respectively. We have never paid dividends on our common stock.

(3) Translated solely for the convenience of the reader at the noon buying rate on September 29, 2000 of US$1.00 to CDN$1.507.

                                  RISK FACTORS

       An investment in our common stock is highly speculative and involves a high degree of risk. You should only consider investing in our common stock if you are able to afford to lose your entire investment. In evaluating our business, you should carefully consider the following risk factors in addition to the other information included in this prospectus

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO EXPERIENCE IN MANUFACTURING AND MARKETING OUR PRODUCTS, MAKING IT DIFFICULT TO EVALUATE OUR BUSINESS AND YOUR INVESTMENT.

       We have no history in manufacturing and marketing our products. We are a development stage company and, to date, have not had any revenues from sales of our products. Our operating history provides no basis for evaluating us and our prospects. We must successfully develop and commercialize our products, meet competition, attract, retain and motivate qualified employees, expand our operations and market and sell products using our licensed proprietary technology in volume to have significant revenues and to be profitable.

       Our future will depend on our ability to develop, manufacture and commercialize products based upon our licensed proprietary technologies. Our first product, the DWDM optical chip, has only recently entered production in limited quantities and we expect to make only limited shipments of prototype chips in 2000. See "Business -- Plan of Operations" beginning on page 28. Potential customers may not accept our products, they may be difficult to produce in large volumes at an acceptable cost, fail to perform as expected, cost too much or be barred from production by the proprietary rights of others. If we are unsuccessful at developing, manufacturing and marketing our products, we will never become profitable.


WE HAVE A SIGNIFICANT NUMBER OF OUTSTANDING CONVERTIBLE NOTES, WARRANTS AND OPTIONS, THE EXERCISE OR CONVERSION OF WHICH COULD DECREASE THE PRICE OF OUR COMMON STOCK, WHICH WOULD LEAD TO ADDITIONAL SHARES BECOMING ISSUABLE UPON THE CONVERSION OF ANY REMAINING OUTSTANDING NOTES.



       To date, we have issued numerous warrants, options and notes, which are exercisable or convertible into shares of our common stock. See "Prospectus Summary -- The Offering" beginning on page 4. If you purchase shares of stock offered under this prospectus, you could experience substantial dilution upon the conversion or exercise of outstanding convertible notes, warrants or options.



       No holder may convert any portion of the July 2000 notes or exercise any portion of the July 2000 warrants to the extent that the conversion or exercise would result in that holder or any of its affiliates beneficially owning more than 4.99% of our outstanding common stock. Therefore, a holder may have to sell shares of common stock in order to be able to convert notes or exercise warrants. The notes are convertible into shares of common stock at a price equal to the average of the closing bid prices of our common stock for the five trading days ending immediately prior to conversion; however, the minimum conversion price is fixed US$7.00 and the maximum conversion price is fixed at US$25.00. In the event, however, that we issue any securities which are convertible or exchangeable into common stock on more favorable terms than the minimum conversion price of $US7.00, the holders of the July 2000 notes shall be entitled to convert the notes at the more favorable price. Moreover, if any market activity occurs which could depress the price of our common stock, including the taking of a significant short position against our stock, the number of shares issuable upon the conversion of the notes could increase. The following table sets forth the number of shares of common stock that would be issuable upon the conversion of outstanding notes and exercise of outstanding warrants at assumed conversion prices, as well as the percentage of our outstanding share capital that those shares will represent:



                                                              % OF
                                                           OUTSTANDING
                  NUMBER           NUMBER OF SHARES       SHARE CAPITAL
                 OF SHARES          ISSUABLE UPON         BENEFICIALLY
               ISSUABLE UPON        CONVERSION OF          OWNED AFTER
  CONVERSION    CONVERSION          THE NOTES AND          CONVERSION
    PRICE      OF THE NOTES    EXERCISE OF THE WARRANTS   AND EXERCISE
  ----------   -------------   ------------------------   -------------
  US$25.00       1,120,000             6,120,800              16.97%
  US$20.00       1,400,000             6,400,800              17.75%
  US$15.00       1,866,667             6,867,467              19.04%
  US$10.00       2,800,000             7,800,800              21.63%
  US$ 7.00       4,000,000             9,000,800              24.93%
  US$ 6.00       4,666,667             9,667,467              26.80%
  US$ 5.00       5,600,000            10,600,800              29.39%


       The exercise of outstanding options and warrants and the conversion of outstanding notes will dilute the then current stockholders' ownership of common stock. Sales in the public market of common stock acquired upon exercise of options and warrants and conversion of notes could depress the price of our common stock. This may adversely affect our ability to sell additional shares of common stock.

WE HAVE A HISTORY OF LOSSES, AND EXPECT FUTURE LOSSES AND OUR FUTURE PROFITABILITY IS UNCERTAIN.

       We have incurred operating losses since our inception, and as of September 30, 2000, had an accumulated deficit of approximately CDN$252,118,000 (US$167,298,000). We expect to spend substantial funds to continue research and product development, to establish sales, marketing, quality control and for other general corporate purposes. As a result, we expect to incur increasing losses over the next several years.

       We may never become profitable. If we do become profitable, we may not remain profitable on a continuing basis. If we fail to become and remain profitable, then the market price of our common stock will decline.

SEVERAL OF OUR AGREEMENTS WILL REDUCE THE AMOUNT OF REVENUE THAT WE WILL RECEIVE UPON THE SALE OF OUR PRODUCTS WHICH MAKES IT LESS LIKELY THAT WE WILL BECOME PROFITABLE IN THE NEAR FUTURE.

       We will not have revenues from product sales before 2001. Our agreement with Polyvalor and McGill University requires that we pay a royalty based upon our gross sales. Our agreement with Molex provides that we will share in 30% - 50% of the gross profits of those sales. Furthermore, our agreement with Polaroid requires us to pay a percentage of net selling prices. In the event that we do generate revenues, those agreements require us to allocate a percentage of our revenues to our strategic partners and may ultimately lower our gross profit margin.

WE MAY BE UNABLE TO OBTAIN FUNDING TO MEET OUR FUTURE CAPITAL NEEDS, WHICH COULD CAUSE US TO DELAY OR ABANDON SOME OR ALL OF OUR ANTICIPATED SPENDING, CUT BACK OUR OPERATIONS, SELL ASSETS OR LICENSE OUR TECHNOLOGIES TO THIRD PARTIES.

       We will require substantial additional funding over the next several years to develop our technology, to broaden and commercialize our products and to expand assembly capacity. Additional funding could be unavailable on favorable terms, or at all. We may then have to delay or abandon some or all of our anticipated spending, cut back our operations significantly, sell assets, or license to third parties potentially valuable technologies that we currently plan to commercialize ourselves.

       To date, we have received approximately CDN$74,683,000 (US$50,500,000) from third parties through various debt and equity financings. If we borrow additional funds, we may become subject to restrictive financial covenants and our interest obligations will increase. If we issue more stock, our present stockholders may experience substantial dilution. In addition, we currently have outstanding convertible notes whose conversion price, and ultimately the number of shares issuable upon conversion, fluctuates based upon the price of our common stock. Consequently, as our stock price increases, the number of shares of common stock issuable under those notes decreases, and as our stock price decreases, the number of shares issuable upon conversion increases. As a result, you could experience substantial dilution if the notes are converted into common stock. We may need to raise additional capital by issuing additional securities, including additional floating-price convertible securities, which could result in additional dilution to our existing stockholders.

THE MARKET FOR OUR PRODUCTS IS CHARACTERIZED BY SHORT PRODUCT LIFECYCLES, SIGNIFICANT COMPETITION AND DECLINING AVERAGE SELLING PRICES WHICH MAKES IT DIFFICULT TO PREDICT OUR FUTURE REVENUES.

       Our target markets are subject to continuous, rapid technological change, including changing industry standards, frequent introduction of new products, anticipated and unanticipated decreases in average selling prices and fierce price competition. This means that:

        --      our product may have short life cycles;

        --      we must introduce new products on a timely basis; and

        --      we must spend a great deal to develop new products.

       In addition, competing technologies may force us to sell our products at lower prices than we expect. Thus, we will need to introduce new products in order to remain competitive and to maintain our current selling prices. This need for additional product introduction may require us to expend greater resources on product research and development than we presently anticipate which could result in an increase in our future expenses.

THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH THE MANUFACTURE OF OUR PRODUCTS, AND ACCORDINGLY WE MAY NOT BE ABLE TO MANUFACTURE OUR PRODUCTS SUCCESSFULLY OR GENERATE ANY PRODUCT REVENUES.

       We have never assembled large amounts of products. The manufacture of our chips is a complex, sophisticated process, requiring a clean room and precision assembly equipment. Very small amounts of contaminants in assembly, defects in components, difficulties in the assembly process or other factors can cause a significant number of chips to be nonfunctional or to have unacceptable defects. This could significantly reduce yields and increase the cost of our products. Many of these problems are difficult to find and require much time and expense to fix.

       We must effectively transfer production information from our research and development department to our new manufacturing facility and rapidly achieve volume production. If we fail to effectively manage this process or if we experience delays, disruptions or quality control problems in our manufacturing operations, our shipments of products to our customers could be delayed. Unforeseen additional capital expenditures could be required to remedy these problems. See "Business -- Plan of Operations" on page 28.

       Changes in our manufacturing processes or the inadvertent use of defective materials could significantly reduce our manufacturing yields and product reliability. Because most of our manufacturing costs are relatively fixed, manufacturing yields are critical to our results of operations. Lower than expected production yields could delay product shipments and reduce our gross margins. We may not obtain acceptable yields.

OUR BUSINESS IS EXPANDING, AND OUR FAILURE TO MANAGE THIS EXPANSION EFFECTIVELY, AS WELL AS THE STRAIN ON OUR RESOURCES WHICH EXPANSION MAY CREATE, COULD IMPAIR OUR ABILITY TO OPERATE PROFITABLY.

       Our success will depend on the expansion of our operations and the effective management of growth, which will place a significant strain on our management, operations and financial resources. In particular, once we begin volume assembly of our products, our operations are anticipated to expand substantially. We must hire and train additional engineering, manufacturing, marketing, sales, administrative and management personnel, and buy additional equipment, facilities, information technology and other infrastructure. We must also continue to develop our management, operational and financial systems, procedures and controls. Because we have had no history with the assembly, marketing or sale of our products in large quantities, we do not know if we will be able to expand our business rapidly enough or adequately manage this growth. If we do not accurately predict demand for our products, we may have too much or too little production capacity. If we overestimate demand, we may incur fixed production expenses that are excessive which would increase our net loss and if we underestimate demand we may lose customers which would decrease our revenues.

CREATING INTERNATIONAL SALES AND MANAGING INTERNATIONAL OPERATIONS WILL BE DIFFICULT, AND OUR FAILURE TO DO SO SUCCESSFULLY COULD AFFECT OUR ABILITY TO BECOME PROFITABLE OVER THE LONG TERM.

       In order to achieve our long-term business goals we will have to create sales in international markets. This may require us to establish international operations and hire additional personnel. Our failure to do so in a timely and effective manner could have a material adverse effect on our business, prospects, financial condition and operating results. Our plans to expand internationally may be affected by a number of risks including:

        --      changes in foreign currency exchange rates;

        -- challenges inherent in managing geographically dispersed operations;

        -- multiple, conflicting and changing governmental laws and regulations;

        --      political and economic instability or conflicts;

        --      changes in tariffs, taxes and other trade barriers; and

        -- the need to develop local distribution channels through third parties.


THE MARKETS IN WHICH WE COMPETE ARE HIGHLY COMPETITIVE AND SUBJECT TO RAPID TECHNOLOGICAL CHANGE; WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY IF WE ARE UNABLE TO ADAPT TO NEW TECHNOLOGIES AND SUCCESSFULLY DEVELOP NEW AND EVOLVING PRODUCTS WHICH MAY LEAD TO REDUCED SALES OF OUR PRODUCTS, REDUCED REVENUES AND REDUCED MARKET SHARE.



       We must become a key supplier of components to the photonics industry to be successful. The photonic market is highly competitive and marked by rapidly changing technology. We may be unable to adapt to rapid technological change and to continue new product development which may lead to reduced sales of our products, reduced revenues and reduced market share.


       We must:

        -- anticipate what our clients and their end-users will need and demand in the manufacture of products, both for general industry use and specific custom-made usage;

        -- incorporate those anticipated features and functions into our products;

        --      meet specific and exacting design requirements;

        --      price our products competitively; and

        --      introduce our products at the right time to meet market demand.

       The life cycle of a product we make may be short. We must introduce new products on a timely basis and we must spend a great deal to develop new products. We could experience delays in introducing new products, because they are complex. The success of our new products will depend on many factors, including:

        --      proper product definition;

        --      timely completion and introduction of designs;

        --      ability of our customers to incorporate our product into theirs;

        --      quality and performance of our products;

        --      differentiation of our products from those of our competitors;
                and

        --      acceptance of our products and those of our customers.


       If we are unable to introduce new products on a timely and cost efficient basis we could lose sales, resulting in reduced revenues.


OUR AGREEMENTS WITH MOLEX CONTAIN SIGNIFICANT RESTRICTIONS ON OUR ABILITY TO SELL OUR PRODUCTS, WHICH COULD REDUCE THE AMOUNT OF REVENUE THAT WE COULD OTHERWISE GENERATE FROM THE SALE OF THOSE PRODUCTS.

       We have entered into agreements with Molex that contain restrictions on our ability to sell our products and grant to Molex preferential rights to acquire up to 50% of our production at favorable prices which could be lower than the prices we would receive in the open market. As a result, we may not receive the maximum revenue achievable on any particular sale. In the event we are unable to supply Molex on a timely basis with a commercially reasonable quantity of the devices or in the event we experience a change of control, Molex has the non-exclusive right to manufacture all components of the devices in return for a royalty equal to 50% of the profits from sales of functionally unmodified packaged products and 30% of the profits from sales of other final products. These restrictions could result in lower than expected revenues and impair our ability to become profitable. See "Business -- Material
Agreements -- Agreements with Molex" on page 35 for a detailed description of our agreements with Molex.

THE SMALL NUMBER OF POTENTIAL CUSTOMERS FOR OUR PRODUCTS WILL GIVE THEM CONSIDERABLE LEVERAGE OVER US WHICH COULD LEAD TO LOWER SALES PRICES.

       For the foreseeable future, we intend to market our products to only a limited number of leading original equipment manufacturer customers. We will rely on these customers to develop their own systems, creating demand for our products. Our customers may be expected to exert considerable leverage in negotiating purchases from us which could lead to lower sales prices.

OUR COMPETITION MAY BE ABLE TO MORE EFFECTIVELY DEVELOP AND MARKET THEIR PRODUCTS, MAKING OURS OBSOLETE.

       Our competitors include large companies that have substantially greater financial, technical, marketing, distribution and other resources, broader product lines, greater name recognition and longer standing relationships with customers than we do. Our competitors include both companies already manufacturing large volumes of products based on established technologies, as well as companies selling emerging technological solutions. Potential competitors could also include our own customers, which may decide to manufacture products competitive with ours, rather than purchasing our products.

WE ARE DEPENDENT ON KEY PERSONNEL; WE MAY NOT BE ABLE TO ATTRACT, TRAIN AND RETAIN SUFFICIENTLY QUALIFIED PERSONNEL WHICH COULD LIMIT OUR ABILITY TO GROW OUR BUSINESS.

       Our success will depend to a significant degree upon the continued services of key management, technical, and scientific personnel, including Dr.
S. Iraj Najafi, our President and Chief Executive Officer, Dr. Mark Andrews, our Chief Technology Officer, and Dr. Chia-Yen Li, our Chief Operating Officer. We do not currently maintain key-man life insurance on any of our personnel.

       Our success will also depend on our ability to attract, train and retain additional management and other highly skilled personnel. Currently, we are seeking to hire skilled engineers for our assembly process. Our competitors for qualified personnel are often long-established, highly profitable companies and the process of hiring qualified personnel is often lengthy. Our management and other employees may voluntarily leave us at any time. We may not be able to meet our sales forecasts if we cannot attract, train and retain sufficient qualified personnel.

       Our future profitability will also depend on our ability to develop an effective sales force. Competition for employees with sales and marketing experience is intense. We may be unable to attract and retain qualified salespeople or build an effective sales and marketing organization. We require sales people with a good technical understanding of our products and of the industry.

IF WE BECOME INVOLVED IN EXPENSIVE PATENT LITIGATION OR OTHER PROCEEDINGS TO ENFORCE OUR PATENT RIGHTS, WE COULD INCUR SUBSTANTIAL COSTS AND EXPENSES OR SUBSTANTIAL LIABILITY FOR DAMAGES OR BE REQUIRED TO STOP OUR PRODUCT DEVELOPMENT AND COMMERCIALIZATION EFFORTS

       In order to protect or enforce our patent rights, we may have to initiate legal proceedings against third parties, such as infringement suits or interference proceedings. By initiating legal proceedings to enforce our intellectual property rights, we may also provoke these third parties to assert claims against us. Intellectual property litigation is costly, and, even if we prevail, could divert management attention and resources away from our business.

       If we do not prevail in any litigation, in addition to any damages we might have to pay, any patents we may obtain could be narrowed, invalidated or rendered unenforceable by a court. We could also be required to obtain a license. Any required license may not be available to us on acceptable terms, or at all. In addition, some licenses may be nonexclusive, and therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license or are unable to design around a patent, we may be unable to sell some of our products, which would make it more difficult for us to achieve profitability.

WE ARE DEPENDENT ON EQUIPMENT SUPPLIERS AND CONTRACT MANUFACTURERS WHO COULD DISRUPT OUR BUSINESS IF THEY STOPPED, DECREASED OR DELAYED SHIPMENTS TO US.

       We rely on outside suppliers to provide some of the equipment we use in our manufacturing process. We do not maintain long-term agreements with any of these suppliers, and, therefore, they could stop supplying equipment to us at any time. If the equipment which any particular supplier supplies to us were to malfunction, we would, at a minimum, experience delays in the shipment of our products and could require us to find another equipment manufacturer. Delays in shipments could result in the loss of customers and reductions in our revenues.

       In addition, we may rely on third party manufacturers to produce some of the components used in our products. Our potential dependence upon third party manufacturing relationship could lead to:

        --      reduced control over equipment delivery schedules;

        -- lack of quality assurance over the components produced by third parties; and

        -- the delivery of poor quality components which could lead to poor manufacturing yields of our products and ultimately higher product costs.

       Any supply deficiencies relating to the quality or quantity of equipment or components we use to manufacture our products could affect our ability to fulfill customer orders and ultimately reduce our revenues and profitability.

OUR BUSINESS INVOLVES THE USE OF SOME HAZARDOUS MATERIALS, AND ENVIRONMENTAL LAWS AND REGULATIONS MAY EXPOSE US TO LIABILITY AND INCREASE OUR COSTS.

       We handle small amounts of hazardous materials as part of our manufacturing activities. As a result, our operations and assembly processes are subject to certain federal, provincial and local environmental protection laws and regulations. These relate to our use, handling, storage, discharge and disposal of certain hazardous materials and wastes, the pre-treatment and discharge of process waste waters and the control of process air pollutants. Compliance with these regulations requires us to spend significant amounts to establish compliance procedures and safety programs. If environmental laws or regulations were to change, our manufacturing costs or product sales could be adversely affected by forcing us to production processes or use more costly materials. We may be required to incur additional costs to comply with current or future environmental laws. In addition, if we fail to comply with either present or future environmental regulations, we may be subject to fines and production halts. As with other companies engaged in manufacturing activities that involve hazardous materials, a risk of environmental liability is inherent in our manufacturing activities. The costs associated with environmental compliance or remediation efforts or other environmental liabilities could adversely affect our business.

THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH THE PROTECTION OF OUR INTELLECTUAL PROPERTY AND WE COULD INCUR SUBSTANTIAL COSTS DEFENDING OUR INTELLECTUAL PROPERTY FROM INFRINGEMENT OR A CLAIM OF INFRINGEMENT.

       Problems associated with the protection of our intellectual property or potential infringement of the intellectual property of others could have a significant negative impact on our business and our financial condition.

       We may not obtain meaningful protection for our technology and products with the patents and patent applications that we own or license relating to our technology. In particular, the patented technology that we license from Polyvalor and McGill University has also been licensed to QPS Technology Inc. To the extent that QPS Technology Inc. is able to design products competitive with ours without infringing on our intellectual property rights, we may find it more difficult to achieve market penetration with our products and, consequently, could reduce our potential revenue stream.

       The patent positions of technology companies, including ours, are uncertain and involve complex legal and factual questions. The coverage claimed in a patent application can be significantly reduced before a patent is issued. Our patent applications may not result in patents being issued. Patents issued to us may not provide protection against competing technologies and may not be held valid if challenged. Others may independently develop products similar to ours or design around or otherwise avoid patents issued to us.

       We also rely on trade secret and copyright law and employee and third-party nondisclosure agreements to protect our intellectual property rights. We may be unable to secure meaningful protection of our trade secrets, copyrights, know-how or other proprietary information in the event of infringement by others and others may independently develop similar technologies.

WE ARE CONTROLLED BY INSIDERS, WHICH MAY PREVENT A CHANGE OF CONTROL OR OTHER CORPORATE TRANSACTIONS.

       As of the date hereof, our management, Molex, Polyvalor and McGill University collectively own in excess of 50% of our outstanding common stock. Together, they determine the composition of the Board of Directors and will be able to determine the outcome of corporate actions requiring stockholder approval. This ability may have the effect of preventing a change in control that may be favorable to other stockholders or causing a change of control that may not be favorable to other stockholders.

       Under the agreements with Molex, Molex will acquire the non-exclusive right to manufacture and sell jointly developed optical chip products in the event we experience a change of control. Molex also has rights of first refusal with respect to most sales of stock by members of our management. Their rights may have the effect of preventing a change of control that may be favorable to other stockholders.

PROVISIONS OF OUR CORPORATE DOCUMENTS AND APPLICABLE LAW MAY PREVENT OR HINDER A CHANGE OF CONTROL.

       Provisions of our certificate of incorporation and by-laws and of applicable law could make it more difficult for another party to acquire us or discourage another party from attempting to acquire us. This may reduce the value of our common stock. For example, we could issue preferred stock with rights senior to the common stock without any further vote or action by stockholders. The issuance of preferred stock as part of a future financing could have the effect of preventing a change of control and could make it more difficult for holders of our common stock to take certain corporate actions, including the replacement of incumbent directors. Additionally, preferred stock may have preference over and harm the rights of the holders of common stock.

                           FORWARD-LOOKING STATEMENTS

       This prospectus includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "believe," "anticipate," "estimate," "expect" or words of similar import identify these forward-looking statements. These forward-looking statements are contained principally under the headings "Summary," Risk Factors," "Management's Discussion and Analysis to Financial Condition and Results of Operations" and "Business." Although we have based these forward-looking statements on reasonable assumptions, these may not prove to be correct. Because these forward-looking statements are subject to risks and uncertainties, actual results may differ materially from the expectations expressed by these forward-looking statements. Important factors that may cause actual results to differ materially from the expectations reflected in the forward-looking statements include those set forth below, as well as:

        --      general economic, business and market conditions;

        --      customer acceptance of new products; and

        -- the occurrence or nonoccurrence of circumstances beyond our control.

       All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                USE OF PROCEEDS

       The selling stockholders will receive all of the proceeds from the sale of the shares of common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the shares of the common stock by the selling stockholders.

       We could receive proceeds of up to US$50,008,000 if warrants were exercised at their minimum exercise price, and proceeds of up to US$150,024,000, if warrants were exercised at their maximum exercise price, from the exercise of warrants to purchase an aggregate of 5,000,800 shares of common stock issued as part of the convertible notes financing described under "Business -- Material Agreements -- Convertible Note Financing." These warrants can be exercised at the option of their holder after January 25, 2002 (or earlier upon an event of a default under the notes or our other obligations to the purchasers) and before July 25, 2005. Given the uncertainty as to any exercise the timing of any exercise and the amount that we would receive, management has not established any specific use for these proceeds. They will be used for working capital and general corporate purposes.

                                DIVIDEND POLICY

       We have not paid and do not intend to pay cash dividends on our common stock. We currently intend to reinvest earnings, if any, in the development and expansion of our business. The declaration of dividends in the future will be at the election of our board of directors and will depend upon our earnings, capital requirements and financial position, general economic conditions and other relevant factors.

               MARKET PRICE OF THE REGISTRANT'S COMMON EQUITY AND
                          RELATED STOCKHOLDER MATTERS

       Our common stock has been traded on The Nasdaq National Market under the symbol "LUMM" since April 13, 2000. From July 27, 1998 (the day on which trading in the common stock commenced) through January 19, 2000, the common stock was quoted on the OTC Bulletin Board. From January 20, 2000 to March 9, 2000, pending the effectiveness of our registration statement on Form 10, trading in our common stock was reported by the National Quotation Bureau in the pink sheets. From March 10, 2000 through April 12, 2000, our common stock was quoted on the OTC Bulletin Board. The following table sets out in US dollars the high and low bid prices of the common stock during the periods indicated based on a calendar year presentation. Prices through April 12, 2000 reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not necessarily represent actual transactions.

1998                                                            HIGH        LOW
----                                                          --------    --------
Third Quarter (from July 27th)..............................  US$ 4.00    US$ 0.63
Fourth Quarter..............................................  US$ 1.50    US$ 0.25
1999
----
First Quarter...............................................  US$ 1.56    US$ 0.25
Second Quarter..............................................  US$ 3.50    US$ 0.44
Third Quarter...............................................  US$14.25    US$ 1.63
Fourth Quarter..............................................  US$49.00    US$ 3.50
2000
----
First Quarter...............................................  US$51.00    US$14.16
Second Quarter..............................................  US$28.00    US$ 9.13
Third Quarter...............................................  US$28.50    US$14.50
Fourth Quarter (through December 1, 2000)...................  US$15.93    US$ 4.78

       On December 1, 2000, the last reported sale price of the common stock on The Nasdaq National Market was US$7.00 per share.

       On December 1, 2000, there were 104 holders of record of our common stock.

                            SELECTED FINANCIAL DATA

       The following selected financial data are taken from our financial statements included elsewhere in this prospectus and are qualified by reference to and should be read in conjunction with such financial statements, including the notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. Our financial statements as of and for the fiscal year ended June 30, 2000, June 30, 1999 and December 31, 1998 have been audited by KPMG LLP, Montreal, Canada, independent certified public accountants. Our financial statements as of and for the three months ended September 30, 1999 and September 30, 2000 are derived from our unaudited financial statements also appearing elsewhere in this document, and which, in the opinion of our management, include all adjustments, consisting of only normal recurring adjustments necessary to present fairly our unaudited results of operations and financial condition for those periods and at that date. The financial results set forth below for the three months ended September 30, 1999 and September 30, 2000 are not necessarily indicative of the results to be expected for any future period. We changed our fiscal year end to June 30, effective in 1999. The amounts reported below for fiscal year 1999 are for the six-month period ended June 30, 1999.

                            DECEMBER 31, 1998        JUNE 30, 1999             JUNE 30, 2000
                            -----------------        -------------             -------------
                                             (IN THOUSANDS OF CANADIAN DOLLARS)
Current Assets............        $553                   $2,045                   $ 6,059
Capital Assets............          --                    1,492                     4,603
Total Assets..............         553                    3,547                    12,200
Liabilities...............         119                    1,003                     1,886
Stockholders' Equity......        $434                   $2,544                   $10,314

                                SEPTEMBER 30, 1999    SEPTEMBER 30, 2000    SEPTEMBER 30, 2000(3)
                                ------------------    ------------------    ---------------------
                                            (IN THOUSANDS OF                  (IN THOUSANDS OF
                                           CANADIAN DOLLARS)                     US DOLLARS)
Current Assets................        $4,442               $49,371                 $32,761
Capital Assets................         1,937                19,016                  12,618
Total Assets..................         6,389                70,255                  46,619
Liabilities...................           624                29,644                  19,671
Stockholders' Equity..........        $5,765               $40,611                 $26,948

                                                       SIX MONTHS               FISCAL YEAR
                            FROM INCEPTION TO            ENDED                     ENDED
                            DECEMBER 31,1998         JUNE 30, 1999             JUNE 30, 2000
                            -----------------        -------------             -------------
                                             (IN THOUSANDS OF CANADIAN DOLLARS)
Research and Development
  Expenditures(1).........        $  12                  $ 162                   $218,968
General and
  Administrative..........          290                    570                      4,020
Depreciation..............                                                            894
Other Expenses (Income)...           15                     18                       (320)
Net Loss..................          288                    750                    223,562
Loss Per Share(2).........        $0.02                  $0.04                   $   8.80

                                   THREE MONTHS          THREE MONTHS           THREE MONTHS
                                      ENDED                 ENDED                   ENDED
                                SEPTEMBER 30, 1999    SEPTEMBER 30, 2000    SEPTEMBER 30, 2000(3)
                                ------------------    ------------------    ---------------------
                                            (IN THOUSANDS OF                  (IN THOUSANDS OF
                                           CANADIAN DOLLARS)                     US DOLLARS)
Research and Development
  Expenditures(1).............        $2,034               $ 1,344                $    891
General and Administrative....           487                 3,639                   2,415
Depreciation..................            91                   548                     364
Other Expenses................            52                21,988                  14,591
Net Loss......................         2,664                27,519                  18,261
Loss Per Share(2).............        $ 0.13               $  0.80                $   0.53

---------------
(1) Amounts shown are net of tax credits and grants and include non-cash expenses resulting from the issuance of common stock upon exercise of the Molex services warrant.

(2) For the periods ended December 31, 1998, June 30, 1999, June 30, 2000 and September 30, 2000, the weighted average number of shares outstanding were 14,972,188, 17,480,767, 25,415,601 and 34,511,352, respectively. We have never paid dividends on our common stock.

(3) Translated solely for the convenience of the reader at the noon buying rate on September 29, 2000 of US$1.00 to CDN$1.507.

       At June 30, 2000, the exchange rate between the Canadian dollar and the U.S. dollar was CDN$1.4786 to US$1.00, respectively, based on the rate as of each date issued by the Bank of Canada.

CURRENCY EXCHANGE RATES

       The following table sets forth, for the dates indicated, the rates at the specific periods and dates for the Canadian dollar per one U.S. dollar, each expressed in Canadian dollars and based on the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York. The information under the caption "Period Average" represents the average of the noon buying rates in the last business day of each full calendar month during the relevant period. No representation is made to the Canadian or United States Dollar amounts referred to below could be or could have been converted into United States or Canadian dollars of any particular rate at all.

                                                              FISCAL YEAR ENDED
                                                                JUNE 30, 2000
                                                              -----------------
Rate at end of period.......................................       1.4798
Average rate during the period..............................       1.4732
High of the period..........................................       1.5079
Low for the period..........................................       1.4350

       On November 10, 2000, the noon buying rate in the New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York was CDN$1.5460 = US$1.00.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

       From inception on March 2, 1998 to December 31, 1998, our activities were mainly oriented to our organization. In 1999, we changed our fiscal year end to June 30, so information for the year ended June 30, 1999 reflects a six-month period. During that period, highlights of the activities are represented by financial arrangements entered into in connection with the construction of the pilot plant and the acquisition of related capital assets. This management's discussion and analysis focuses on the fiscal year ended June 30, 2000 compared to the period from inception to June 30, 1999 and on the three month period ended September 30, 2000 to the three month period ended September 30, 1999.

THREE MONTHS ENDED SEPTEMBER 30, 2000 TO THE THREE MONTHS ENDED SEPTEMBER 30,
1999

RESULTS OF OPERATIONS

       We are a development stage company that has not yet realized any revenues from operations.

       Research and development expenses for the three-month period ended September 30, 2000, net of tax credits and grants, were CDN$1,344,000 (US$891,000) compared to CDN$2,034,000 during the same period in 1999. The decrease of CDN$690,000 in research and development expenses is due to a CDN$1,892,000 non-cash expense resulting from the issuance of our common stock in consideration of certain services rendered by Molex Incorporated under the terms of a teaming agreement during the 1999 period. The exclusion of these charges of CDN$1,892,000 from research and development expenses in the quarter ended September 30, 1999 would result in an effective increase of CDN$1,202,000 for that period when compared to the 2000 period. This effective increase is due to the fact that we increased our research and development headcount by six to meet demands of increased work volume as the research and development team focused its efforts on the introduction of new designs, on the refinement of its microfabrication processes, and on the transfer of process technology to manufacturing.

       General and administrative expenses were CDN$4,187,000 (US$2,779,000) during the period ended September 30, 2000 compared to CDN$578,000 for the same period in 1999, an increase of CDN$3,609,000. The increase is mainly attributable to the fact that we hired 93 employees during the last twelve months. In addition to the increased number of employees, we also moved our headquarters to a new building and continued to develop our infrastructure.

       Other expenses, net of interest income and gain on foreign exchange, amounted to CDN$21,988,000 (US$14,591,000) during the quarter ended September 30, 2000 compared to CDN$52,000 during the same period in 1999, an increase of CDN$21,936,000. The increase is mainly due to the CDN$51,243,000 (US$35,000,000)
convertible notes that we issued on July 25, 2000. The interest expense portion of the other expenses are mainly made of the fact that this convertible notes bear interest at 7.5% per year. The financing charge, an expense not involving cash and totaling CDN$22,763,000 (US$15,105,000) is explained below under the section entitled Financial Condition Liquidity and Capital Resources. Interest income during this quarter amounted to CDN$793,000 (US$526,000), compared to CDN$16,000 in the same period in 1999, an increase of CDN$777,000. This increase is due to the fact that we had more cash and term deposits during this quarter as a result of capital raised through the exercise of warrants and options and the issuance of the convertible notes.

       As a result of the above expenses, our net loss for the three-month period ended September 30, 2000 was CDN$27,519,000 (US$18,261,000) or CDN$0.80
(US$0.53) per share, compared to CDN$2,664,000 or CDN$0.13 per share for the same period in 1999.

YEAR ENDED JUNE 30, 2000 COMPARED TO YEAR ENDED JUNE 30, 1999

RESULTS OF OPERATIONS

       Research and development expenses in 2000, net of tax credits and grants, were CDN$218,968,358 (US$148,091,681). Of these costs, CDN$217,358,739
(US$147,003,070) are non-cash expenses resulting from the issuance of 5,800,000 shares of common stock in consideration of services rendered by Molex under a teaming agreement. These expenses were recorded at the average monthly market price of the shares issued during the period in which the services were rendered.

       Research and development expenditures, other than those recorded under the Molex agreement, net of tax credits and grants, were CDN$1,609,619 (US$1,088,611) during the twelve-month period ended June 30, 2000, compared to CDN$174,661 for the period from inception to June 30, 1999, an increase of CDN$1,434,958. From inception to June 30, 1999, we incurred little research and development expenses because we were not yet engaged in full operations. At June 30, 2000, we had an existing operation consisting of a sizeable research and development group, a facility and an expansion project underway. During the year ended June 30, 2000, we designed new DWDM and WWDM products, developed materials and processes and produced prototype devices.

       General and administrative expenses were CDN$4,019,959 (US$2,718,761) in 2000, compared to CDN$859,942 for the period from inception to June 30, 1999, an increase of CDN$3,160,017. The charges for the period from inception to June 30, 1999 consist mainly of salaries as a result of the increased number of administrative personnel and related expenses to manage our expansion project and the increase in activities . During 2000, we built a corporate structure consisting of teams in corporate finance, research and development, manufacturing, business development and corporate development.

       Other income, net of interest expense, consisting of interest on cash and term deposits and gain on foreign exchange, earned during the year ended June 30, 2000 amounted to CDN$319,823 (US$216,301) compared to a loss of CDN$2,457 for the period from inception to June 30, 1999, an increase of CDN$322,280. The increase is due to the fact that we had more cash on hand during fiscal 2000 than in the preceding period as a result of capital raised through private placements and the exercise of warrants and options and because of a favorable variation in the exchange rate between the Canadian and the US dollar.

       As a result of the above, our overall loss for the year ended June 30, 2000 amounted to CDN$223,562,114 (US$151,198,510) or CDN$8.80 (US$5.95) per
share, compared to CDN$1,037,060 for the period from inception to June 30, 1999.

       Our activities are being ramped-up to our planned production levels. The increased activities will require us to have additional employees, equipment and resources to manage the organization. This should increase our monthly burn rate by approximately CDN$1,000,000 by the end of Fiscal 2001.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

       From our inception to June 30, 1999, we had been engaged in capital raising, developmental and organizational activities and construction of our pilot plant. During the year ended June 30,

2000, we made significant investments in staffing and equipment. These investments and costs have been financed mainly through proceeds of private placements and the exercise of warrants and options. In 2000, we realized net proceeds of CDN$13,623,333 (US$9,213,670) from these sources.

       On July 25, 2000, we sold CDN$51,243,000 (US$35,000,000) aggregate principal amount of five-year convertible notes due July 25, 2005 to two institutional investors. The notes bear interest at a rate of 7.5% per year and are convertible at any time into common stock at a conversion price based on the closing bid price of the common stock at the time of conversion, with a minimum conversion price of US$7.00 per share and a maximum conversion price of US$25.00 per share. On October 16, 2000, notes in the aggregate principal amount of CDN$10,549,000 (US$7,000,000), together with accrued interest, were converted into 616,414 shares of common stock at a price equal to US$11.55 per share.

       In connection with the financing, the investors also received five-year warrants to purchase an aggregate of 5,000,800 shares of common stock. The warrants are exercisable on or after January 25, 2002. The exercise price of the warrants is based on a formula which provides that the price may vary from US$10.00 per share to US$30.00 per share. Based on the formula, the exercise price of the warrants will be lower than the fair market value of the common stock at the time that the warrants vest unless the fair market value of the common stock is equal to or lower than US$10.00 per share.

       We apply APB-014 ("Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants") and EITF 98-5 ("Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios") to determine the accounting treatment of the notes and the warrants. These bulletins require that we allocate the proceeds from the notes among the notes and the warrants. As a result, the notes were discounted and the beneficial conversion feature of notes was recorded as financing charges.

       Because the notes are convertible at any time, financing charges of CDN$21,581,000 (US$14,321,000) were recorded as expenses at the date of the transaction. In addition, amortization of debt discount for the period ended September 30, 2000 amounting to CDN$1,182,000 (US$784,000) was also recorded as financing charges. However, these additional charges are non-cash transactions and accordingly will have no effect on our cash flows.

       If the notes and unpaid interest calculated at the rate of 7.5% per year are not converted into common stock, we will be required to pay an aggregate of CDN$41,694,000 (US$28,000,000) plus accrued interest to the investors upon maturity.

       Options to acquire a total of 742,850 shares were exercised during the twelve-month period ended June 30, 2000 for total proceeds of US$742,850.

       Additionally, warrants to acquire a total of 2,747,667 shares (including 1,666,667 shares issued to Molex upon exercise of its warrants) were exercised in the twelve-month period ended June 30, 2000 for total proceeds of US$3,348,000.

       During the quarter ended September 30, 2000, we actively acquired equipment in order to open our plant on October 6, 2000. Accordingly we disbursed CDN$8,953,000 (US$5,941,000) in equipment as well as CDN$327,000 (US$217,000) in related deposits and infused CDN$3,336,000 (US$2,215,000) in our operating activities. Finally, we raised CDN$5,893,000 (US$3,911,000) through the issuance of shares from the conversion of warrants and the exercise of stock options.

       As of September 30, 2000, as a result of the above activities, we had cash, cash equivalents and term deposits of CDN$46,973,000 (US$31,170,000).

       The above balances in cash and term deposits, along with proceeds from a financing of CDN$51,243,000 (US$35,000,000) of five-year convertible notes on July 25, 2000 should, in management's estimation, be sufficient to meet our financial needs until at least December 31, 2001, excluding unforeseen significant capital expenditures. We had no financial obligations of significance at September 30, 2000 other than operating lease commitments for our existing premises and equipment and employment agreements. Minimum lease payments under capital and operating lease agreements for premises and equipment for the next twelve months amount to CDN$1,416,086 (US$939,672).

       We do not believe that inflation has had a significant impact on our results of operations.

SUBSEQUENT EVENT

       On October 16, 2000, CDN$10,549,000 (US$7,000,000) of the principal amount of the convertible notes, plus interest, were converted into 616,414 shares of our common stock.

FUNCTIONAL CURRENCY

       Because the Canadian dollar is primary in the economic environment in which we operate, the Canadian dollar is our functional currency. Accordingly, amounts presented in U.S. dollars are provided for convenience of reference only and are based on the closing exchange rate at September 29, 2000, which was CDN$1.507 per U.S. dollar. The rate stated is from the Bank of Canada for that date.

                                    BUSINESS

OVERVIEW

       We are a development stage company. We design and develop products related to the Dense Wavelength Division Multiplexing (DWDM) market and other optical or photonic segments of the telecommunications market. DWDM is a technology that permits a user to send multiple sources of information and data at the same time over a single optic fiber. DWDM allows network operators to remove an entire class of equipment in their networks.

       We plan to manufacture DWDM devices in the form of optical chips using our patented PHASIC(TM) process. We acquired our initial rights to that manufacturing process under a license agreement with Polyvalor and McGill University. See "Business - Material Agreements - Agreement with Polyvalor and McGill University." Our PHASIC(TM) process allows us to manufacture DWDM chips in high volume.

       Our plan of operations for fiscal year 2001 is to finalize the development of our DWDM devices and to bring them to market. We will focus product development on four aspects:

        --      perfecting manufacturing steps for DWDM devices;

        --      readying automation equipment in our new manufacturing facility;

        --      setting quality control criteria for our operations; and

        -- expanding our packaging and pigtailing capability for our optical chips.

       We plan to finalize the installation of the clean room in our new manufacturing facility. We expect to have the capacity of producing up to 500 devices per day in 2001. We expect to increase our work force to approximately 175 persons to fully staff this facility. As a development stage company, we have not generated product revenues to date. We do not anticipate generating product revenues until 2001.

DWDM

       Service providers like AT&T and MCI WorldCom are creating fiber optic networks to transmit large quantities of information at high speeds. Based upon our experience, we believe that they must meet demand for uses such as the Internet, e-mail and electronic commerce. Service providers desire to increase the capacity of their networks without installing new fiber optic cable. DWDM products are designed to allow them to greatly increase their information carrying capacity on existing fiber. Existing DWDM products use primarily the following technologies:

        --      thin film filters;

        --      fiber Bragg gratings; or

        --      array waveguides (AWG).

       DWDM is a technology that allows multiple wavelengths of light to be transported on a single fiber optical strand. This increases the carrying capacity of optical fiber to transmit information at the speed of light. The multiplexing component of the DWDM allows different wavelengths to be added to the optical fiber. This means more channels can be added for simultaneous transport. To date, the solution to resolve capacity constraint has been to add or lay additional fiber in the ground or to use one of three kinds of DWDM devices presently available. The devices can be circuits that have been etched into chips (AWG), thin film filters or Bragg gratings. Using DWDM technologies to add capacity to existing fiber networks should be less costly than installing new fiber in the ground. By not having to install new fiber networks, operators are able to avoid costs associated with construction, purchases of rights of way, work and regulatory permits, and weather delays.

       We make DWDM products in the form of an AWG "optical chip" on silicon through a patented sol-gel manufacturing process. We call this process PHASICTM. We acquired the initial rights to the process under our license agreement with Polyvalor and McGill University. Through our research and development, we have evolved the process. We now have two patent applications pending relating to the process. To our knowledge, there are no other manufacturers of DWDM products on silicon using a sol-gel manufacturing process. We have chosen an optical chip form for our product development because we believe that our PHASIC(TM) process will allow us to address market demand that cannot be fully served with competing technologies.

       We believe this because:

        -- the PHASIC(TM) process requires a lower capital investment in equipment, because there is no need for vacuum thin film deposition and vacuum coating technology;

        --      making the AWG chip requires less manual labor;

        -- our process requires fewer steps, reducing the likelihood of manufacturing defects; and

        -- as the optical chip's channel count grows, cost does not increase proportionally.

       We have focused on developing and producing DWDM devices and products because we believe that DWDM technology offers a bandwidth solution to the telecommunications market. The telecommunications market includes long distance, metropolitan, and access. Bandwidth or information carrying capacity is critical in each segment. DWDM is in a nascent stage for the metropolitan and access markets.

INDUSTRY BACKGROUND

       Manufacturers of systems that use DWDM devices include: Lucent Technologies, Inc., Ciena Corp., Alcatel, Cisco, Nortel Networks Corp., NEC and Fujitsu. Several of these systems manufacturers also manufacture DWDM products. Other suppliers include: JDS-Uniphase Corp., Gould, Instruments, Corning OCA, Ditech Communications Corp., DiCon, Sumitomo and Bosch.

       Large companies like AT&T Corp. and MCI WorldCom Inc. are part of the DWDM market. AT&T has used equipment supplied by Lucent Technologies, while MCI has used equipment supplied by Hitachi Ltd. and Nortel.

  Growth of Information Traffic

       Computers increasingly process and send more information across networks at greater speed. Voice-centered networks were not designed to handle data efficiently. New data communications equipments have been designed and created to route and switch data transmission at very high speeds.

       The popularity of the Internet and new applications are putting pressure on the networks of service providers. They are continually in need of improvements to stay competitive. They are looking for ways to optimize their existing networks and to increase capacity at a low cost. Optical fiber networks are widely deployed for domestic and international carriage. Recent increases in traffic, growing competition and increased demand for reliability at lower cost have required carriers to enhance the service they provide. Part of the solution has been the deployment of DWDM systems.

       The flow of traffic has also increased by the growing capacity and processing speed of data communications equipment. According to Ryan, Hankin & Kent, a leading market researcher, Internet traffic will increase from 568,000 tera bytes per month at the end of 2000 to over 1.1 billion tera bytes per month in 2004.

  Competition

       Widespread telecommunications industry deregulation in the United States has resulted in increased competition among service providers. As carriers seek to differentiate themselves from competitors, they have emphasized high capacity technology to sell their services.

  Reliability

       Consumers and generators of information are becoming more dependent on network reliability. End users are less and less tolerant of service interruptions. Network carriers have responded by introducing fiber optic networks that can overcome cable cuts or other equipment failure between two points. These networks frequently utilize a "ring architecture" in which routes are linked in a ring configuration, permitting rerouting of traffic along the reverse path of the ring in the event of a service interruption caused by a fiber optic cable cut or other equipment failure. Ring architectures require twice the fiber capacity of non-ring systems. These system designs therefore place greater bandwidth demand on existing fiber networks.

  Other Capacity Drivers

       Other capacity drivers on fiber optic networks include technologies such as digital subscriber lines (DSL). DSL promises higher access speeds to residences and businesses. With potential speeds in excess of a megabit, this is expected to continue to increase demand for bandwidth and impose additional strain on the optical network backbone.

PHASICTM PROCESS

       Our patented manufacturing process for optical chips is called PHASIC(TM). We acquired the initial rights to the PHASIC(TM) process under our license agreement with Polyvalor and McGill University. Through our research and development, we have evolved the process. We now have two patent applications pending relating to our process. PHASIC(TM) stands for Photonic Hybrid Active Silica Integrated Circuit. This refers to the materials and processes we use to produce our devices in the form of an integrated optical circuit on silicon microchips similar to those used in computers. The optical circuit consists of a collection of micron size array waveguide gratings (AWG) that have been arranged to combine, or multiplex, or separate, or demultiplex, light at the telecommunications wavelengths. More specifically, we use hybrid glasses for making our AWG and a simplified manufacturing process for creating our optical circuits on silicon. The "hybrid glass" is a glass-polymer solution. It can be used to print circuits on chips through light. We can do so without the costly vacuum etching process or the use of manual labor for assembly of micro-optic devices. We expect to be the first to commercialize hybrid glasses for use in integrated optics.

       The optical chip contains an optical circuit analogous to the micro-electronic circuits used in computers. DWDM optical circuits can be made with 4, 8, 16, 32, 40, 64 and more channels to transport different optical signals at different wavelengths. Light signals are combined and separated on the optical chip by taking advantage of the differences in the length of the individual waveguides in the AWG. These path differences translate into optical phase differences. Multiplexing means that light of a given wavelength can be combined with others for input into an optical fiber. Demultiplexing means that with the same device, light can also be separated for output to individual optical fibers. This technology simplifies the process while adapting to the industry's changing needs.

PLAN OF OPERATIONS

       Our plan of operations for fiscal year 2001 is to get our plant and volume production up and running in order to produce 8, 16, 32 and 40 channel DWDM devices and bring them to market. Volume production will be realized by

        -- completing the installation of our large scale manufacturing infrastructures;

        -- defining processing sequences and conditions that distinguish fabrication of devices;

        -- increasing staffing and investing in the training of our employees;

        -- implementing a framework for quality control and reliability testing;

        --      expanding our DWDM packaging and pigtailing capability;

        --      broadening our product portfolio; and

        --      securing our supply chain.

  Research and Development

       Since our inception, we have spent approximately CDN$217 million for research and development conducted by Molex. Research and development activities for fiscal year 2001 will be centered on finalizing the packaging of our DWDM products and optimizing our manufacturing processes. We will also focus on developing new products that we judge to be of value to the photonics market.

  Manufacturing

       At the end of June 2000, we moved our headquarters to a new site located in Ville St-Laurent, a suburb of Montreal, Canada. The 53,427 square foot headquarters has a 34,400 square foot manufacturing facility that features materials preparation, fabrication, packaging, optical test and quality control facilities for our DWDM products. We are currently completing the installation of the production facility, including cleanrooms and associated laboratories. Our existing R&D facility, located in Dorval, Quebec, will be used for prototyping once the Ville St-Laurent facility is operational.

  Employee Growth

       We currently have 100 employees. Over the past 12 months, we have increased our corporate division to 30 persons. The existing R&D division of 27 meets current requirements and will be increased at a measured pace as we identify new requirements. Most of our personnel growth will be within the operations division, which must increase its manufacturing component to approximately 75 hourly employees and 25 specialists/technicians in order to meet the current production forecasts for fiscal 2001 and first quarter of fiscal 2002. Headcount growth thereafter will depend on volume requirements and will primarily focus on hourly employees. Most of the manufacturing employees whom we will hire will be fully trained in a few months. Combined with the employees remaining at the Dorval pilot facility, the total employee count is anticipated to be in the range of 225 employees by the end of 2001.

BUSINESS STRATEGY

       We believe that there is a substantial market for our devices. This market may be best supplied using AWG, which provides high channel counts in a single compact device.

       Optical chips in AWG format are currently used in DWDM systems. Companies that produce the AWG format are PIRI (a subsidiary of JDS Uniphase), Kymata and Siemens. These AWG devices perform in a similar way. However, DWDM devices can differ both in composition and method of fabrication depending on how they are processed. Devices made by PIRI, Kymata and Siemens use a high temperature vacuum deposition process called "flame hydrolysis deposition" (FHD). This process uses a repetition of steps to achieve final composition of a device.

       The devices that we produce differ in composition and method of fabrication. Our AWG devices are made of hybrid sol-gel glass. They are made at temperatures about 1,000!C lower than those used in FHD. The devices are created by photolithography directly in the hybrid glass, avoiding vacuum film deposition. They have optical properties that can be tuned over a broader range than those provided by commercial forms of FHD. This allows us to make smaller devices than those produced by FHD. Smaller devices permit manufacturers to deploy their systems in locations where space is limited, providing greater design flexibility. The materials and method of fabrication that we use also allow us to make AWG devices faster and in larger quantities. We believe, at present, that no other manufacturer utilizes the sol-gel method in the commercial production of optic devices for use in the DWDM market.

       Our goal is to provide high quality, cost effective and high volume DWDM devices. We developed our PHASIC(TM) process because we believe that high volume manufacturing methods similar to those used by the microelectronics manufacturing industry are necessary to meet telecommunications customer demands for high volume and reliability. We believe that our process gives us a technological edge that will allow us to improve yield in optical chip production.

       We have begun producing and testing a limited number of devices with the intention to market 4, 8, 16, 32 and 40 channel DWDM products. In addition, we intend to offer services based on our capability to design new customized DWDM devices according to specific client needs. For example, we are presently targeting an existing DWDM market that has for the most part, very specific needs. Because we manufacture our DWDM devices from a platform technology, we can use similar materials and processes to produce customized devices. Examples include optical chips for selectively adding or dropping channels and optical cross-connects.

       The platform technology allows us to expand from our DWDM chip into new kinds of optical chip products. We believe that customers may favorably view the idea of having optical devices that are all related to one another through a common technology. Photonics is a nascent industry and we believe that it will be necessary to work with customers closely to meet their specific needs. In this competitive industry, we face many risks, including market acceptance of our products and our ability to adapt our products to technological change.

       To implement our strategy, we intend to:

       a)     Establish Technology Leadership

       There are three primary multiplexer component technologies currently used in DWDMs: thin film filters, fiber Bragg gratings and array waveguides (AWG). According to a report in Laser Focus World Supplement, "WDM Solutions," in 1998, thin filters held a 26% share of the DWDM market, AWG had a 47% share of the DWDM market and Bragg gratings had a 19% market share.

Within the industry, AWG technology currently provides the least costly manufacturing alternative to expanding existing capacity.

       In existing AWG technology, a "flame hydrolysis deposition" (FHD) method is used to manufacture DWDM components and devices. This method burns the desired combinations of gases to produce a glass soot on the surface of a silicon substrate. The soot is melted and consolidated at temperatures greater than 1,000 degreesC in a lengthy thermal process. The procedure is repeated at least three times to achieve the final composition. The second coating step is usually followed by a series of coating and vacuum etching steps. In some cases, a thin section of polymer is inserted into the array waveguide section to desensitize the device to the polarization state of the light.

       Thin film filter glass windows are five millimeters in size. They are coated with multi-layers of metal oxide. This layered structure is used to pass through some wavelengths of light and reflect others in transferring information or data. These windows act as an optical filter when many are assembled together with lenses and appropriate input and output filters. Then, together they can selectively separate wavelengths of light for transmission of information. In this way, the thin film filter device acts as a mutliplexer device.

       Bragg gratings act as micro optical filters. The grating spacing is selected in a way that allows some wavelengths of light to pass through the filter and reflects other wavelengths of light. When several Bragg gratings are created in optical fiber and assembled together in a structure like an interferometer, the Bragg gratings assembly acts as a multiplexer device.

       We believe that the following three variables, discussed in detail below, will determine the relative successes of the three competing technologies:

        --      chip manufacturing cost per channel;

        --      size of the optical component; and

        --      suitability to high volume manufacture.

       We believe that our products, which use AWG format, will enjoy an advantage in each case.

       Chip Manufacturing Cost Per Channel. In AWG technology, cost does not scale with an increase in the number of channels per chip because all channels are created simultaneously or in parallel. There is little increase in the cost of manufacturing an 8-channel, 16-channel or other channel AWG DWDM chip because the circuits and optical channels are all created in the same step. In contrast, in thin filter and Bragg gratings technologies, additional channels must be added one at a time, increasing the complexity of the task and adding time and cost to the process. Thus, the current manufacturing cost per channel is lower for AWG technology.

       The cost of making an AWG DWDM component will depend on the method and materials used. Our products are distinguishable from those of our AWG competitors in their composition and method of fabrication. We believe that our simple PHASICTM manufacturing process should be cost effective and suitable for high volume and high yield manufacturing.

       Size of Optical Components. AWG technology products are smaller by a factor of three than those produced by competing technologies. This is an advantage where space is at a premium.

       Suitability to High Volume Manufacture. Our manufacturing process is simpler, because the complexity of the process does not increase linearly with an increase in the number of channels per chip, as is the case with competing technologies. We anticipate that as optical chip technology matures, customer demand and competition will drive down the price of chips. Our low temperature manufacturing process should permit lower cost production and higher product yield.

       Our devices differ from other DWDM devices in composition and method of fabrication. The use of hybrid glass and the sol-gel processing gives us the advantage of being able to use spin-coating and dip-coating manufacturing methods to cover silicon wafers rather than vacuum deposition techniques. Our hybrid glasses are made at temperatures about 1,000 degreesC lower than those used in FHD chip production. This gives us an energy saving advantage and provides a greater choice in the range of substrates e.g., glass, plastic, that might be used in the future to support DWDM devices. Our DWDM optical chips are created by photolithography directly in the hybrid glass. This avoids complex post-processing sequences in which chemical resists and masks must be used in conjunction with vacuum reactive ion etching methods. The properties of the hybrid glass materials can be tuned to be like those of plastics or inorganic glasses. This permits hybrid glasses to be adapted into more commercially usable and compact forms. Smaller DWDM devices also permit manufacturers of systems to make more compact products.

       b)     Leverage Existing Customer Relationship and Develop New
Relationships

       In May 1999, we entered into a teaming agreement with Molex, a global manufacturer of electronic, electrical and fiber optic interconnection products and systems. The teaming agreement was amended in March 2000. Under the teaming agreement, we agreed with Molex to jointly develop DWDM products for sale to Molex and distribution and marketing by Molex to other customers. Subject to testing of our technology and proof of our manufacturing capability, Molex is committed to purchase 400 units per month for the first 12 months, and has the option to purchase 50% of our DWDM production. See "Material
Agreements -- Agreements with Molex." This arrangement should provide a firm customer base for our early production. We also propose to establish relationships with telecommunications equipment manufacturers and with manufacturers in other industries with potential applications for its devices.

       c)     Target Long Distance, Metropolitan Area and Access Markets

       Our products are designed to meet the requirements of long distance telecommunication and metropolitan markets. We believe that much of the potential expansion of the market for our products will occur in metropolitan areas. This is a result of technological advances and the potential to reduce manufacturing costs.

       d)     Expand Manufacturing Capability

       Our prospective customers are expected to require high volumes of products manufactured to high quality standards at gradually decreasing prices. We are currently expanding beyond our existing Research and Development facility in Dorval to a full scale manufacturing facility in Ville Saint-Laurent, with a production capability of 500 devices per day. We are finalizing the completion of the 34,400 square foot manufacturing facility in order to begin production in 2001.

TECHNOLOGY AND PRODUCTS

       We use a liquid sol-gel process to produce our DWDM devices. Sol-gel processing converts molecules of silicon-containing compounds into a network of glasses. Based on our experience in developing the process, and our intellectual property rights governing it, we believe we have a significant lead time as the only producer of compact AWG DWDM devices using a low temperature sol-gel hybrid glass process. We use conventional photolithography, which is a method to "print" optical circuits and devices directly into its hybrid glasses. A pattern of the AWG is made by projecting an image of the pattern with ultra-violet light that passes through the patterned openings of the mask and "writes" or "projects" the AWG image directly into hybrid glass film. The procedure is similar to the way photographs are printed in a darkroom.

  Platform Material Technology

       We use manufacturing methods that have been long accepted by the semiconductor and microelectronics industries. We have adapted these methods to produce hybrid silica glass integrated optics devices. The materials used to formulate the hybrid glasses are custom designed and readily available from manufacturers like Dow Corning, Aldrich Chemical and Ciba Specialty Chemicals Ltd. Because the quantity of material used to make a device is very small, the cost of the materials is less than 5% of the total cost of the DWDM product, making the material cost-competitive with silica or polymers. Additionally, our methodology reduces costs by avoiding complex and costly processing and etching sequences. Through the use of our process, we should, in the future, be able to supply a variety of valuable customized products. We believe that the relative simplicity of our PHASICTM process, using hybrid glasses, will enable us to fabricate optical chips across the broadest range of photonic market opportunities in high volume.

  Technological Leadership

       We have assembled a team with broad expertise in materials formulation, photonic device design, hybrid glass integrated optics circuit fabrication, product definition and industrial process engineering. This team has pioneered the development of "photonic chips on silicon" based on proprietary formulations of hybrid glasses and the creation of software design tools. Our technical structure comprises software development/optical circuit design, materials formulation and process engineering. This should allow us to evolve as a significant provider of integrated optics products to the photonic industry.

       We have also created a technical advisory board to advise us on photonic market trends and technology and to assist in the development of an optical information technology "roadmap" for our benefit. This board consists of three external scientists with extensive experience and expertise in the industry.

  Advanced Software Design Tools

       We use both proprietary and industry standard design tools to create our DWDM devices. We have developed in-house theories and software algorithms for creating product designs. We are unaware of any commercially available design packages that compete with our software capability. Whether or not other entities have developed software design tools of quality competitive with ours should have no impact on our business, which uses our software in a manner uniquely adapted to the photonic materials and processes we have developed. We have also obtained licenses for industry standard computer aided design (CAD) and beam propagation method (BPM) software to model or design selected performance features of simpler devices, like couplers and splitters.

MANUFACTURING

       We have commenced the manufacture of our prototype devices in our custom-designed pilot microfabrication facility located at Dorval, Quebec. The capacity of this facility is 20 DWDM chips per day. As of October 2000, we have not sold a finished product in the open market. The current generation of chips is being used for development and test phases. This includes the development of solutions for pigtailing optical fiber to the DWDM chips, and for hermetic, semi-hermetic and non-hermetic packaging.

       We have been aggressively pursuing a photonic device packaging research program, which has resulted in a high quality packaging solution for passive photonics devices. Currently, our packaging technology allows for the production of mechanically robust environmentally resistant packages. Key technologies which have been addressed, solved and continually improved include, but are not limited to:

        -- Chip Preparation: It is extremely important to ensure that the chip-level devices produced are consistently identical. One of the key developments achieved by us within the package program is the ability to continually produce devices of exactly the same dimensions every single time and at an extremely high rate. This facilitates the mass production of chip-level devices.

        -- Device Pigtailing: This technology is concerned with bonding multiple fibers to the photonic devices with submicron accuracy. The purpose of pigtailing devices is to facilitate external communication with the functional device contained inside the package.

        -- Thermal Management: Concerned with ensuring that the end-user has the capability of accurately controlling the temperature of the environment within the package to ensure that the product conforms best to their requirements.

        -- Environmental Protection: We have developed a packaging strategy which produces packages which are highly resistant to mechanical and thermal stress and shock cycles. The package also exhibits excellent resistance to moisture and humidity.

       Finally, we understand that, due to the immature nature of photonics packaging expertise worldwide, there is a need to have an extremely active packaging research program which can respond rapidly to developments in technology and in the marketplace and also to ensure continual optimization and improvement of our packaging process and strategy.

       We rely largely on our own processes for the manufacture of our products. In order to meet the projected demand for high volume, low cost photonic chip production, are in the process of equipping and staffing a full scale production facility. We anticipate developing our manufacturing capacity to 500 packaged chips per day in 2001 and 1,000 per day in 2002.

PROPRIETARY RIGHTS

       Our future success and ability to compete are dependent, in part, upon our licensed and owned technology. We rely in part on patent, trade secret, trademark and copyright law to protect our intellectual property. We are the licensee of three patent applications under the terms of a license agreement with Polyvalor and McGill University, which expires in October 2017. These three patent applications are:

       1. Title: "Solvent-assisted lithographic process using photosensitive sol-gel derived glass for depositing ridge waveguides on silicon"
              Use: Intellectual property relating to our sol-gel process used to make our optical circuit devices on a broad range of substrates, including silicon through simplified photolithographic processes and wet etching techniques, which is fundamental to the success of our manufacturing process.
              Country: United States
              Assignee: McGill University
              Status: Allowed and issued as patent No. 6,054,253 on April 25, 2000.

       2. Title: "Solvent-assisted lithographic process using photosensitive sol-gel derived glass for depositing ridge waveguides on silicon"
              Use: Intellectual property relating to our sol-gel process used to make our optical circuit devices on a broad range of substrates, including silicon through simplified photolithographic processes and wet etching techniques, which is fundamental to the success of our manufacturing process. Country: Canada
              Assignee: None
              Status: Pending. The next step in this patent application is to file the request for examination.

       3. Title: "Self-processing of diffractive optical components in hybrid sol-gel glasses"
              Use: Intellectual property used to make diffraction gratings in hybrid glass without the need for device development steps, which is not material to our present manufacture of products, but is relevant and being sought for later generation products planned for production.
              Country: Initially filed on October 26, 1999 as a provisional United States patent application, this case is presently continued through an International patent application filed October 26, 2000 and designating all the countries forming part of the Patent Cooperation Treaty, including the United States and Canada. The priority date of October 26, 1999 was claimed in the International patent application.
              Assignee: None Applicants: This patent application has been filed in the name of McGill University, Polyvalor, CNRS, LILT, and the inventors. Assignments will be required during the prosecution of the subsequent national phases to confirm the assignee(s).
              Status: Pending: we are presently in the process of preparing the International Search Report from the European Patent Office.

We have has also filed the following patent applications:

       4.     Title: "On-substrate cleaving of sol-gel waveguide"
              Use: Intellectual property used to make optical coupling between glass fiber and optical circuit device waveguides, which is not material to our present production of products, but is relevant and being sought for later generation products planned for production.
              Country: United States
              Owner: Co-ownership between Lumenon and Paul Coudray
              Status: Pending: the patent was filed on July 1, 1999. We recently received a first examination report stating that the invention is patentable and that the application needs amendment for formal matters only. The priority date for filing of the patent application in other countries was July 1, 2000 and the application was not extended to other countries.

       5.     Title: "Sol gel film coating process using chilled solution"
              Use: Intellectual property used to make a sol gel film where the thickness and roughness of resulting film are improved by dispensing a chilled sol gel solution instead of conventionally dispensing such a sol gel at room temperature. We presently use this technology in our manufacturing process.
              Country: Canada

              Status: Pending Informal: the patent application is pending but is informal and the priority date for filing the complete patent application in Canada and for extending the patent application in other countries is July 28, 2001.

       6. Title: "Flattening the response of a planar wavelength division multiplexer using a Y-junction"
              Use: Intellectual property used to flatten the response of a planar wavelength division multiplexer through a Y-junction. We presently use this technology in our manufacturing process.
              Country: Canada
              Status: Pending Informal: the patent application is pending but is informal and the priority date for filing the complete patent application in Canada and for extending the patent application in other countries is August 4, 2001.

       These patents may or may not be issued to us. If issued, they may be invalidated, circumvented, challenged or licensed to others, all of which is not under our control. Any patents issued to us may not be adequate to safeguard and maintain our proprietary rights, to deter misappropriation or to prevent an unauthorized third party from copying our technology, designing around the patents owned by us or otherwise obtaining and using our products, designs or other information. In addition, our competitors may develop similar or superior technologies.

       We also rely on confidentiality agreements to protect our proprietary rights. It is our policy to require employees and consultants and, when possible, suppliers, to execute confidentiality agreements upon the commencement of their relationships with us. Litigation may be necessary to enforce our intellectual property rights and to protect our trade secrets, and there can be no assurance that our efforts will be successful. Our inability to protect proprietary rights effectively could have a material adverse effect on our business, financial condition and results of operations.

       Many participants in the photonics and related communications industries have a significant number of patents and have frequently demonstrated a readiness to commence litigation based on allegations of patent and other intellectual property infringement. Although we are not aware of any claim of infringement or misappropriation against us, there can be no assurance that third parties will not assert claims in the future with respect to our products. Responding to claims , regardless of merit, could cause product shipment delays or require us to enter into royalty or licensing arrangements. Claims could also lead to costly litigation that would require significant expenditures of time, capital and other resources by us and management. Moreover, no assurance can be given that any necessary royalty or licensing agreement can be obtained on commercially reasonable terms.

MATERIAL AGREEMENTS

  Agreements with Molex

       On May 19 and June 21, 1999, we entered into several agreements with Molex (NASDAQ: MOLX), based in Lisle, Illinois. Molex is a 60 year-old global manufacturer of electronic, electrical and fiber optic interconnection products and systems, switches, value-added assemblies and application tooling. The Molex agreements include a teaming agreement, a stock purchase agreement, a stock restriction agreement and a registration rights agreement. The teaming agreement was amended on March 3, 2000.

       Under the teaming agreement, we agreed with Molex to jointly develop DWDM products. Subject to our testing and proving our technology and our ability to manufacture and deliver the devices, Molex is committed to purchase our entire DWDM production for the first 12 months of production, up to 400 units per month. Molex also has the option to buy 50% of our remaining chip production. After the first 12-month period, Molex will have the option to purchase 50% of our DWDM production for the succeeding three-year period. Any product sold by us to Molex will be priced at our gross cost. In addition, Molex will pay to us 30% of the profits obtained on final products built from the chips supplied, 50% of the profits from sales of functionally unmodified packaged products and 30% of the profits from sales of other final products.

       We are free to package and sell any remaining products, with all profits going to us. However, we cannot sell unpackaged chips for telecommunication applications, except for special order or exploratory purposes, without written agreement from Molex.

       In the event we are unable to supply Molex on a timely basis with a commercially reasonable quantity of the devices or in the event we have a change of control, Molex has the non-exclusive right to manufacture all components of the devices in return for a royalty equal to 50% of the profits from sales of functionally unmodified packaged products and 30% of the profits from sales of other final products.

       Under the stock purchase agreement, Molex purchased 3,000,000 shares of our common stock at a price of US$0.50 per share in two stages. We also issued to Molex a warrant to purchase 1,666,667 additional shares of common stock at a price of US$0.90 per share, which was exercised on November 15, 1999.

       In addition, we issued Molex a services common stock purchase warrant (the services warrant) to receive 5,800,000 additional shares of common stock in exchange for services to be rendered by Molex as part of the development of our technology. These shares were issued in 2000 as Molex performed services. The exercise price of the services warrant was set at US$0.2155 per share.

       Under the stock restriction agreement, Najafi Holdings Inc. and Andrewma Holdings Inc., have agreed not to sell their shares of our common stock to a competitor of Molex without Molex's prior consent. This agreement also includes a right of first refusal and preemptive rights in favor of Molex, except that we can, without Molex's consent, issue up to 6,000,000 units (comprising one share of common stock and a warrant) at a price not less than US$0.50 per unit to raise capital within the period ending in June 2001. The stock restriction agreement also requires the consent of Molex for extraordinary actions relating to our governance and our operations, including amending our organizational documents, issuing or selling securities to a Molex competitor, declaring dividends, replacing our chief executive officer, merging or acquiring the material assets of another company, or transferring or licensing any of our intellectual property. Upon completion of a public sale or a public offering, the preemptive rights in favor of Molex will terminate. The stock restriction agreement will also terminate if the teaming agreement is terminated.

       The net proceeds of the issuances of stock to Molex were used in part to accelerate the commercialization of our DWDM products.

  Agreement with Polyvalor and McGill University

       We entered into a license agreement with Polyvalor, a Canadian limited partnership, and McGill University (together, Polyvalor and McGill University are referred to as the Licensor) pursuant to which we acquired the right to produce, sell, distribute and promote products derived from patents and know-how of the licensor, subject only to a license granted to QPS Technology Inc. in May 1998. To date, QPS Technology Inc. has not demonstrated any desire or capability to utilize its license for production of any related technology or products. Moreover, we do not believe that QPS Technology Inc.'s license presents a risk to our business because that license extends only to Polyvalor's original patent and does not cover any of the know-how and the proprietary technological development generated by us. These patents and know-how are based on the work of Dr. Iraj Najafi at Ecole Polytechnique and Dr. Mark Andrews at McGill University and their respective team of collaborators. We will pay a royalty of 5% on gross sales, up to a maximum cumulative amount of CDN$3,500,000 (US$2,367,104) to the licensor until October 2017, at which time the license agreement will expire. We do not believe that the rights granted to us under the license agreement will be of significant value after that date. If this is not the case, we would seek to extend the term of the license agreement. Polyvalor is a company created by Ecole Polytechnique for the purpose of commercializing the technology in which Polytechnique has an interest.

       In connection with the license agreement, we issued to each of McGill University and Polyvalor 750,000 shares of our common stock and granted them jointly the right to nominate one director to our board of directors.

  Agreement with Polaroid

       We entered into an agreement dated July 21, 2000 with Polaroid Corporation for the irrevocable non-exclusive license of patents held by Polaroid in connection with AWG. We agreed to pay to Polaroid an initial licensing fee of CDN$584,047 (US$395,000). In addition, we will pay royalties on the net selling price of our products, at an annual rate of 5% for aggregate net selling prices of US$5 million, 3.5% for aggregate net selling prices over five and up to US$40 million, and 1.75% for aggregate net selling prices over US$40 million, for each year of the agreement.

  Convertible Note Financing

       On July 25, 2000, we sold CDN$51,243,000 (US$35,000,000) aggregate principal amount of convertible notes due July 25, 2005 to two institutional investors. The notes bear interest at a rate of 7.5% per year, which is payable upon the earlier to occur of the repayment or conversion of the notes. The notes are convertible into shares of common stock at a price equal to the average of the closing bid prices of our common stock for the five consecutive trading days ending immediately prior to conversion, but in no event less than US$7.00 nor more than US$25.00 per share (unless a default under the notes has occurred).

       On October 16, 2000, notes for an aggregate principal amount of CDN$10,549,000 (US$7,000,000), together with accrued interest, were converted into 616,414 shares of common stock at a price of US$11.55 per share.

       Commencing 30 months after the issuance of the notes, we may require their conversion if all of the following conditions are met:

        -- the volume weighted average price as reported by Bloomberg Financial Markets for our common stock for any 40 consecutive trading days equals or exceeds US$50.00;

        -- the average trading volume of our common stock during these 40 consecutive trading days equals or exceeds 120,000 shares per day;

        -- the shares of common stock issuable upon conversion of the notes are authorized and reserved for issuance, registered for resale and eligible to be traded on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market; and

        --      there is not an uncured event of default under the notes.

       The notes provide for various events of default, which would entitle their holders to require their immediate repayment together with an additional default amount. The amount payable upon an event of default would be equal to the greater of:

            (a) 115% of the principal amount of the notes plus accrued interest; and

            (b)     the quotient obtained when (c) is divided by (d) where:

            (c)     is the principal amount of the notes plus accrued interest;
                    and

            (d) is the conversion price on the date we receive notice of the default multiplied by the highest closing bid price of our common stock during the period beginning on the date we receive notice of the default and ending the date preceding the payment of the default amount.

       Events of default include:

        -- our failure to pay the principal amount of the notes or accrued interest on the notes for five trading days after the due date;

        -- our failure to make any payment with respect to any indebtedness greater than US$100,000 to a third party;

        -- our default under any agreement that would materially adversely effect us;

        -- the suspension of our common stock from trading for 10 trading days in any nine month period;

        -- the failure to have this registration statement declared effective by April 21, 2001;

        --      the suspension of effectiveness for more than 30 days;

        -- our failure to remove restrictive legends from the certificates for the common stock;

        -- our indication that we do not intend to issue shares of common stock upon conversion of the notes;

        -- our breach of any material term of the notes or the other agreements entered into in connection with the notes; and

        --      the institution of bankruptcy proceedings.

       The holders of the notes may also require repayment, together with an additional redemption amount, calculated as for an event of default, upon extraordinary events, including:

        --      the sale or disposition of substantially all of our assets;

        --      a merger or consolidation where we are not the surviving entity;
                and

        -- the acquisition of at least 50% of the voting power of our common stock by one person, entity or group, other than our current majority holders.

       The proceeds of sale of the notes are being used in part to complete the buildout of our new manufacturing facility in Ville Saint-Laurent. These proceeds will also be used to pursue our overall growth strategy and to finance our research and development program.

       In connection with the financing, we issued to the purchasers five year warrants vesting in January 2002. These warrants entitle their holders to purchase 5,000,800 shares of our common stock. The exercise price fluctuates subject from a minimum of US$10.00 and a maximum of US$30.00. If the volume weighted average price of our common stock during the five consecutive trading days preceding vesting is equal to or less than US$30.00, then the exercise price will be US$10.00. If the average price is greater than US$30.00, but less than US$70.00, then the exercise price will be the sum of US$10.00, plus one-half of the excess over US$30.00. If this average price is more than US$70.00, then the exercise price will be US$30.00. The number of shares of common stock issuable upon exercise of the warrants and the exercise price of the warrants are subject to adjustment upon the issuance of convertible securities at a conversion/exercise price that is less than the then current market price, stock splits, stock dividends and other recapitalizations. In addition, upon a consolidation, merger or sale in which we are not the surviving entity, we must require that our successor assume our obligations under the warrants. If we declare or make any distribution of assets or rights to acquire shares to our stockholders, the holders of the warrants who exercise them will be entitled to receive equivalent assets or rights as if they had been a holder of common stock on the date of the distribution. In the event of a default under the notes or in other of our obligations to the purchasers, vesting of the warrants may be accelerated.

       We also agreed with the purchasers to register for resale under the Securities Act of 1933, as amended, 8,800,000 shares of common stock issuable upon conversion of the notes and exercise of the warrants. The registration of these shares is covered by this registration statement.

CUSTOMER RELATIONS

       In addition to the relationship created under the Molex agreements, we will need to work in close association with DWDM system manufacturers. Examples of these manufacturers are Nortel Networks, Cisco, Alcatel, Lucent Technologies, and Ciena. We have had discussions with purchasers and designers of manufacturers to evaluate their requirements. We believe that it will be important to our success to work directly with customers the design of our DWDM devices. This will allow us to foster a strong commitment to service and to gain insights into our customers' future plans.

COMPETITION

       There are several competitors producing DWDM products in the market. Manufacturers of DWDM systems that may use AWG devices include Lucent Technologies, Ciena, Alcatel, Cisco, Nortel, NEC and Fujitsu. Several of these systems manufacturers also manufacture DWDM products. Other DWDM component suppliers include JDS-Uniphase, Gould, Instruments SA, Corning OCA, Ditech, DiCon, Sumitomo, Bosch Kymata Ltd., Lightwave Microsystems Corp. (LMC) and Bookham Technology Limited.

       We expect competition to increase in the future from existing competitors and from companies that may enter our markets, with solutions that may be less costly or provide better performance or features. To be successful, we must continue to respond promptly and effectively to changing customer performance, feature and pricing requirements, technological change and competitors' innovations.

       Many of our potential customers have substantial technological capabilities and financial resources. These customers may currently be developing, or may in the future decide to develop or acquire, products or technologies that are similar to or may be substituted for our products, which may diminish purchases of our products. A number of our current and potential competitors have longer operating histories, greater name recognition, access to larger customer bases and significantly greater financial, technical, marketing and other resources than us. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products. In addition, current and potential competitors may determine, for strategic reasons, to consolidate, to lower the price of their products substantially or to bundle their products with other products. Current and potential competitors have established or may establish financial or strategic relationships among themselves or with existing or potential customers, resellers or other third parties. Accordingly, it is possible that new competitors or alliances among competitors could emerge and rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margins and loss of market share.

       We believe that our ability to compete successfully depends on a number of factors, both within and outside of our control. These factors include:

        -- the price, performance and quality of our and our competitors' products;

        -- the timing and success of new product and feature introductions by us, our customers and our competitors;

        -- the emergence of new standards in the optical communications industry, the development of technical innovations;

        --      the availability of raw materials;

        --      the efficiency of production;

        -- the rate at which our customers design our products into their products, the number and nature of our competitors in a given market;

        --      the assertion of intellectual property rights; and

        --      general market and economic conditions.

SALES, MARKETING AND TECHNICAL SUPPORT

       We are party to an agreement with Molex that reserves some of our first year of production for Molex. See "Business -- Material Agreements." The agreement provides us with access to Molex's global distribution network. This reliance on Molex poses an operating risk to us. In the event that this relationship changes, we could be forced to sell all of our products directly. We expect to product 500 packaged chips per day starting in 2001 and 1,000 per day starting in 2002. Molex is committed to purchase 400 packaged chips per month for the first 12 months and has the option to purchase 50% of our production.

       We presently promote our developing product line in trade journals to generate advance interest. Over the next 12 months, we will hire additional internal marketing and sales personnel to assist with our efforts. We plan to develop an international network that would include offices in North America, Europe and Asia-Pacific.

       We believe that providing our clients with comprehensive product service and support is critical to maintaining a competitive position in the optical communications market. Our practice will be to work closely with our customers to monitor the performance of our product designs and to provide application design support. We will also provide a valuable technical resource for consulting on photonic component trends and implementations. Local field support will be provided in person or by telephone.

       We intend to provide support at crucial stages of product development. We may provide software simulation models of components to allow customers to simulate the performance of our products in their system. In the future, we may also offer modules to enable customers to evaluate our devices without significant development effort on their part, which we anticipate will facilitate rapid time-to-market. We believe that close contact with customers will allow us to tailor our products to the market. Understanding our customers' particular problem will enable us to design and develop solutions in our next generation of products.

HISTORY OF LUMENON

       Our principal place of business is located in the Montreal suburb of Ville Saint Laurent. We were incorporated in the State of Delaware in February 1996 under the name of WWV Development, Inc. In July 1998, under an acquisition plan, we acquired all of the issued and outstanding shares of LILT Canada, Inc., a Canadian corporation ("LILT") founded in March 1998 by Professor S. Iraj Najafi of the Ecole Polytechnique, Montreal (an engineering school), and Professor Mark P. Andrews of McGill University, Montreal. Upon consummation of the acquisition plan, we changed our name from WWV Development, Inc. to Lumenon Innovative Lightwave Technology, Inc. As consideration for the acquisition, we issued 12,200,000 shares of common stock to the shareholders of LILT, which resulted in a change in control. Under applicable accounting rules and policies, LILT is deemed the acquiring corporation and the financial information contained in this prospectus is that of LILT, as consolidated with Lumenon.

PROPERTIES

       Our corporate and technical headquarters are located in a facility of approximately 53,000 square feet. Approximately 64% of the space is occupied by our cleanroom and manufacturing areas and the remainder by our offices.

       The lease for our Ville St. Laurent facility is for a period of twelve years ending in July 31, 2012 with annual rent in the amount of CDN$10.50 net per square foot, or CDN$561,103 in the aggregate for each of the first six years. After the first six years, the annual rent will increase to CDN$630,789. We pay the operating expenses for the facility, which are estimated to be CDN$4.20 per square foot for the first year or CDN$224,396 in the aggregate. We have the option to renew the lease for an additional period of five years at a rate equal to the then current market price for comparable space. The construction of the building was completed in July 2000. We are currently completing the internal construction of the production facility, including the clean rooms and associated laboratories and installing manufacturing equipment. We anticipate that the production facility should be operational at the rate of 500 packaged chips per day in 2001. We expect to add additional equipment and staff to this facility to bring this facility to its full capacity of 1,000 units per day by 2002. As of September 30, 2000 we had spent CDN$11,336,201 (US$7,522,363) on equipment and leasehold improvements relating to the construction of the Saint Laurent facility.

       Our Dorval facility has an existing capacity of 20 units per day and will be used to manufacture products until the Ville Saint-Laurent facility is operational. Once the Ville Saint-Laurent facility is operational, we intend to reconfigure the Dorval facility as an R&D facility with an ancillary production capability. The lease for the Dorval facility is for a period of five years ending in January 2004, with annual rent in the amount of CDN$4.59 net per square foot, or CDN$32,814 in the aggregate. We pay the operating expenses which we estimate to be CDN$1.87 per square foot per year and CDN$13,369 in the aggregate. We have the option to renew the lease for an additional period of five years at a rate equal to the then current market price for comparable space in the same building. As of September 30, 2000, we had spent CDN$7,652,053 (US$5,077,673) on equipment and leasehold improvements relating to the construction of the Dorval facility.

       We believe that the Ville Saint-Laurent and Dorval facilities will be adequate for our business as proposed to be conducted until at least the spring of 2002.

LEGAL PROCEEDINGS

       We are not currently involved in any material legal proceedings. From time to time, however, we may be subject to claims and lawsuits arising in the normal course of business.

                                   MANAGEMENT

       Our directors and executive officers and their positions with us are as follows:

NAME                                     AGE                       POSITION
----                                     ---                       --------
Dr. S. Iraj Najafi.....................  46     Director, Chief Executive Officer and
                                                President
Dr. Mark P. Andrews....................  48     Director, Vice President, Chief Technology
                                                Officer and Secretary
Dr. Anthony L. Moretti.................  48     Director
Denis N. Beaudry.......................  56     Director
Pierre-Paul Allard.....................  40     Director
Guy Brunet.............................  48     Director
Gilles Marcotte........................  61     Director
Pierre-Andre Roy.......................  59     Director
Dr. Chia-Yen Li........................  38     Chief Operating Officer
Vincent Belanger.......................  34     Vice President Finance, Chief Financial
                                                Officer and Treasurer
Reginald J.N. Ross.....................  40     Vice President of Corporate Development and
                                                Chief of Strategic Operations
Felice Philip Meffe....................  46     Vice President of Business Development and
                                                Marketing

       Dr. Iraj Najafi joined us in July 1998 as Director, President and Chief Executive Officer. He was a co-founder of LILT Canada Inc., a wholly-owned subsidiary of Lumenon in 1998, with Dr. Mark Andrews. Dr. Najafi received B.Sc and M.Sc. Degrees in physics from Shiraz University and a Ph.D. in Physics from the Ecole Centrale in Paris. After two years of postdoctoral research at the University of Florida, Gainesville, Dr. Najafi joined the Department of Electrical Engineering at the Ecole Polytechnique in Montreal in 1986, as a researcher and subsequently as professor, where he developed an international reputation as a pioneer in glass integrated optics. He also founded the Photonics Research Group at the Ecole Polytechnique. Dr. Najafi has co-authored more than 300 articles, patents, book chapters and books and taken a leadership role in over 25 international conferences. He has been a guest editor for Applied Optics and associate editor of Optical Engineering. Dr. Najafi is a member of the International Society for Optical Engineering (SPIE) and has been elected a Fellow of the SPIE. Dr. Najafi is on leave from Ecole Polytechnique until January 2001. He may extend his leave for an additional two years.

       Dr. Mark P. Andrews joined us in July 1998 as Director, Vice President, Chief Technology Officer and Secretary. He was a co-founder of LILT Canada Inc. Dr. Andrews received his Ph.D. in physical inorganic chemistry from the University of Toronto. In 1984, Dr. Andrews joined the staff of AT&T Bell Laboratories (now Lucent Technologies) as a Principal Investigator in the Materials Research Division where his research focused on the study of non-linear optical properties of polymer composites. In 1990, he joined the Department of Chemistry at McGill University, where he developed new photonic glasses and polymers. Dr. Andrews has been an Assistant Professor and currently is an Associate Professor at McGill University, from which he took a leave of absence from commencing February 1, 2000 in order to devote all of his time to the growth of Lumenon. He is a member of the Materials Research Society and the International Society for Optical Engineers (SPIE).

       Dr. Anthony L. Moretti became a Director in December 1999. Dr. Moretti has been employed in various executive capacities with Molex Fiber Optics Inc., Chicago, Illinois, since 1997. He is currently Director-Optoelectronic Development, Molex Fiber Optics Inc, a subsidiary of Molex. Prior to working at Molex, Dr. Moretti worked as an independent consultant for high tech companies from 1994 to 1997 and prior thereto was the Technical Director of Amoco Corporation's research laboratory, which designed and developed optical AWG devices.

       Mr. Denis N. Beaudry became a Director in June 1999. Mr. Beaudry is President of Polyvalor, Montreal, Quebec, Canada, a limited partnership formed by the Ecole Polytechnique for the purpose of commercializing its intellectual property. Since 1984, he has occupied the position of Director of the Centre de Developpement Technologique of the Ecole Polytechnique whose sphere of activities includes technology transfer, licensing of technology and software, joint creation with private industry of laboratories and research centers, strategic alliances, research partnerships, industrial chairs and the emergence of high technology enterprises. In 1998, he joined Polyvalor as President and General Manager. His role consists of enhancing the value of research results for commercial use by means of start-up of high-tech companies in which Polyvalor holds a participation or interest. Mr. Beaudry was President of the Quebec Association of University Research Directors in 1992, and is at present a member of the Board of Directors of the Centre des Technologies Textiles, the College Rosemont, the Corporation de Financement de l'Institut de Cardiologie de Montreal, the Centre de Technologies du Gaz Naturel, the Corporation Commerciale de Materiaux Composites, the Centre de Developpement Rapide de Produits et de Procedes, and the firms Sinlab Inc., BioSyntech Inc., a biopharmaceutical company, Phytobiotech Inc., Polyplan Inc., Odotech Inc. and COESI Inc.

       Mr. Pierre-Paul Allard became a Director in December 1999. Mr. Allard is General Manager of Cisco Systems, Canada, a subsidiary of Cisco Systems Inc., an Internet infrastructure firm. Mr. Allard has been employed in various executive capacities with Cisco since 1993.

       Dr. Chia-Yen Li joined us in August 1999 as Chief Operating Officer. Dr. Li received his Ph.D. in Materials Science and Engineering from the University of California in Los Angeles (UCLA). Dr. Li has 10 years of experience in the development of sol-gel materials for photonics. From August 1994 to August 1995, Dr. Li was a Visiting Scholar at the Optical Services Center of the University of Arizona where he conducted research on integrated optical devices and materials on a short-term basis. From August 1995 to July 1997, Dr. Li was a Staff Scientist at NZ Applied Technologies, researching federally funded projects relating to photonics materials and devices. From July 1997 until joining us, Dr. Li was a Senior Scientist at MicroTouch Systems Incorporated, which is a supplier of touch and pen sensitive input systems, including touchscreens and electronic whiteboards. Dr. Li was in charge of designing and implementing manufacturing processes on behalf of MicroTouch.

       Mr. Vincent Belanger joined us in June 1999 as Chief Financial Officer and Treasurer. He was elected to the additional office of Vice President Finance in August 2000. Mr. Belanger is a chartered accountant. From 1989 until September 1998, Mr. Belanger was employed in the corporate finance department of KPMG LLP, one of the world's leading professional advisory firms, in Montreal. From September 1998 until joining Lumenon, Mr. Belanger was employed as Vice President Finances and Corporate Controller of Viper International Holdings Ltd., a holding company established for the purpose of making acquisitions.

       Mr. Reginald J.N. Ross joined us in November 1999 as the Vice President of Corporate Development and Chief of Strategic Operations. Mr. Ross has a B.Eng (Electrical) from Royal Military College of Canada and is both a Professional Engineer (Ontario) and a Certified Project

Management Professional. Mr. Ross has a history of over 20 years in information technology project and program management both within the industry and the Department of National Defense of Canada. From September 1999 through December 1999, Mr. Ross was an independent consultant assisting companies in the information technology industry, focusing on optics and photonics. From June 1999 to September 1999, he was Chief Executive Officer and President of Fiberview Technologies Limited, a company producing optical systems devices; from August 1998 to May 1999, Mr. Ross was Program Manager for SpaceBridge Networks Corporation, a company providing broadband satellite communications systems; and prior to August 1998, Mr. Ross was a communications officer in the Department of National Defense retiring at the rank of Major. Through his recent experience as a consultant and executive, Mr. Ross also brings considerable expertise in strategic analysis, planning and executive management within the high-tech start-up environment.

       Mr. Pierre-Andre Roy became a Director in May 2000. Mr. Roy studied Administration and Accounting at Laval University (Quebec City) and at Ecole des Hautes Etudes Commerciales (Montreal). Mr. Roy joined Bombardier Inc. in 1980 as Vice President of Finance and Administration in its Mass Transit Division. In 1987, he became Controller for Bombardier's Transportation Equipment Group and then became Controller for Bombardier Inc. In 1989, Mr. Roy joined Bombardier's Aerospace Group as Vice President of Finance where he was also responsible for Information Technologies and Sales Financing activities. In 1992, he was promoted to President and General Manager of the Aerospace Group's Amphibious Aircraft Division. In 1993, Mr. Roy assumed the role of President and COO for Bombardier Capital. From 1995 to 1996, he served in a dual role as President of Bombardier Capital and Treasurer of the holding corporation, Bombardier Inc. Mr. Roy relinquished his position as Treasurer in May 1996 to focus on developing Bombardier Capital business interests. He retired in February 2000.

       Mr. Guy Brunet became a Director in March 2000. Mr. Brunet has been an Investment Advisor for RBC Dominion Securities Wood Gundy and Richardson Greenshields, investment banking firms, for over twenty years.

       Mr. Gilles Marcotte became a Director in March 2000. He has a MSc. degree in Commerce at the University of Sherbrooke and is a Fellow Chartered Accountant. He was a partner at KPMG and its predecessor firms since 1979 and retired in 1998 at the age of 58. Prior to retirement, he was Partner-in-charge of KPMG's Quebec City office and has been on the Board of Directors of KPMG Canada. Mr. Marcotte sits on the Board of Directors of a number of companies and is President of the Quebec Symphony Orchestra and Caisse Populaire Desjardins of Charlesbourg. Mr. Marcotte also chairs Lumenon's Audit Committee.

       Dr. Moretti is the nominee of Molex which, under the Molex agreements, has the right to appoint one nominee to the board of directors. Mr. Beaudry is the nominee of Polyvalor and McGill University, which jointly have the right to appoint one nominee to the Board of Directors.

       Mr. Felice Philip Meffe joined us in May 2000 as Vice President of Business Development and Marketing. He has B.Com and MBA degrees from McGill University and 20 years experience in international sales and marketing, strategic planning, business development, operation analysis, financial analysis and organization effectiveness. Mr. Meffe worked 18 years in Nortel Networks in different capacities where he was International Accounts Director from 1996 to 1999. In 1998, Mr. Meffe was awarded the President Award of Nortel Networks for Sales and Marketing. From 1999 to 2000, Mr. Meffe was Head of Strategic Planning and Business Development in Astec, a subsidiary of Emerson Electric Co.

       Commencing with the 1999 annual meeting of stockholders, directors were divided into three classes, with the initial term of office of:

        --      Class I to expire at the 2000 annual meeting of stockholders;

        --      Class II to expire at the 2001 annual meeting of stockholders;
                and

        --      Class III to expire at the 2002 annual meeting of stockholders.

       Commencing with the 2000 annual meeting of stockholders, directors will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. At the 1999 annual meeting of stockholders, Dr. Najafi and Mr. Allard were elected as Class I directors, Mr. Beaudry was elected as a Class II director and Dr. Andrews and Dr. Moretti were elected as Class III directors. Messrs. Roy, Brunet and Marcotte, each of whom was elected by the Board of Directors subsequent to the 1999 Annual Meeting of stockholders, were designated as a Class I director, a Class II director and a Class III director, respectively.

                           SUMMARY COMPENSATION TABLE

       The following table sets forth, for the periods indicated, all compensation awarded to, earned by or paid to our Chief Executive Officer. None of the other executive officers received compensation in excess of US$100,000 in 2000.

                                                                              LONG-TERM
                                                      ANNUAL COMPENSATION    COMPENSATION
                                                      -------------------    ------------
NAME AND PRINCIPAL POSITION                YEAR(1)    SALARY(2)     BONUS    # OF OPTIONS
---------------------------                -------    ----------    -----    ------------
Dr. S. Iraj Najafi.....................     2000      US$121,736     --         --
  Chief Executive Officer and President     1999(3)   US$ 36,798     --        200,000
                                            1998      US$ 31,311     --         --

---------------
(1)     We commenced operations in 1998.

(2) Our executive officers routinely receive other benefits, the amounts of which are customary in our industry. We have concluded, after reasonable inquiry, that the aggregate amounts of these benefits during each of the periods reflected in the table above did not exceed the lesser of US$50,000 or 10% of the compensation set forth above in respect of the period.

(3)     Represents solely the six-month period ended June 30, 1999.

COMPENSATION OF DIRECTORS

       No remuneration or directors fees were paid to our directors during the year ended June 30, 2000, with the exception of reimbursement of expenses. During the fiscal year ended June 30, 2000, non-employee directors were granted the following options to purchase common stock:

       Guy Brunet was granted an option to acquire 50,000 shares at a price of US$28.00 per share vesting over two years in equal tranches of 25,000, exercisable for a period of two years after their vesting dates of March 28, 2001 and March 28, 2002, respectively.

       Gilles Marcotte was granted an option to acquire 50,000 shares at a price of US$28.00 per share vesting over two years in equal tranches of 25,000, exercisable for a period of two years after their vesting dates of March 28, 2001 and March 28, 2002, respectively.

       The board of directors will determine the remuneration of the directors and officers during the current and subsequent fiscal years.

EMPLOYMENT AGREEMENTS

       Dr. Mark P. Andrews is employed by us as Vice President and Chief Technology Officer pursuant to an employment agreement entered into July 7, 2000 and effective January 1, 1999 for a term of three years. The agreement provides for an initial base salary of CDN$125,000 (US$84,539) annually. On July 21, 2000, Dr. Andrews' base annual salary was increased to CDN$300,000 (US$202,893). We also granted Dr. Andrews an option to acquire up to 200,000 shares of common stock. Throughout the employment period and for a period of three years thereafter, the agreement restricts Dr. Andrews' ability to engage in activities competitive with those of ours. In addition, throughout the employment period and for a period of two years thereafter, Dr. Andrews has agreed that he will not solicit any person employed by us to leave our employ, or employ or solicit for employment any person who is employed by us. The agreement may be terminated by us (i) in the event of the bankruptcy, liquidation, or dissolution of Lumenon, (ii) if he commits certain acts constituting cause or (iii) if he is in material breach of the agreement. Dr. Andrews may terminate the employment agreement upon three months' prior written notice to us.

       Dr. Chia-Yen Li is employed by us as Chief Operating Officer pursuant to an employment agreement effective August 1, 1999 for a term of five years. The agreement provides for an initial base salary of CDN$125,000 (US$84,539) annually. On October 1, 2000, Dr. Li's base salary was increased to CDN$150,000 (US$101,447). We also granted Dr. Li an option to acquire up to 250,000 shares of common stock. Throughout the employment period and for a period of three years thereafter, the agreement restricts Dr. Li's ability to engage in activities competitive with those of ours. In addition, throughout the employment period and for a period of two years thereafter, Dr. Li has agreed that he will not solicit any person employed by us to leave our employ, or employ or solicit for employment any person who is employed by us. The agreement may be terminated by us (i) in the event of the bankruptcy, liquidation, or dissolution of Lumenon, (ii) if Dr. Li commits certain acts constituting cause or (iii) if he is in material breach of the agreement. Dr. Li may terminate the employment agreement upon three months' prior written notice to us.

       Vincent Belanger, CA is employed by us as Vice-President Finance, Chief Financial Officer and Treasurer pursuant to an employment agreement effective June 14, 1999 for a term of five years. The agreement provides for a base salary of CDN$125,000 (US$84,539) annually. On July 27, 2000, Mr. Belanger's annual base salary was increased to CDN$150,000 (US$101,447). We also granted Mr. Belanger an option to acquire up to 300,000 shares of common stock. Throughout the employment period and for a period of three years thereafter, the agreement restricts Mr. Belanger's ability to engage in activities competitive with those of ours. In addition, throughout the employment period and for a period of two years thereafter, Mr. Belanger has agreed that he will not solicit any person employed by us to leave our employ, or employ or solicit for employment any person who is employed by us. The agreement may be terminated by us (i) in the event of the bankruptcy, liquidation, or dissolution of Lumenon, (ii) if Mr. Belanger commits certain acts constituting cause or (iii) if he is in material breach of the agreement. Mr. Belanger may terminate the employment agreement upon one month's prior written notice to us.

       Reginald J.N. Ross is employed by us as the Vice President of Corporate Development and Chief of Strategic Operations pursuant to an employment agreement effective December 1, 1999 for a term of five years. The agreement provides for an initial base salary of CDN$125,000 (US$84,539) annually. On October 1, 2000, Mr. Ross' base salary was increased to CDN$150,000 (US$101,447). We also granted Mr. Ross an option to acquire up to 300,000 shares of common stock. Throughout the employment period and for a period of three years thereafter, the agreement restricts Mr. Ross' ability to engage in activities competitive with those of ours. In addition, throughout the employment period and for a period of two years thereafter, Mr. Ross has agreed that he will not solicit any person employed by us to leave our employ, or employ or solicit for employment any person who is employed by us. The agreement may be terminated by us (i) in the event of the bankruptcy, liquidation, or dissolution of Lumenon, (ii) if he commits certain acts constituting cause or
(iii) if he is in material breach of the agreement. Mr. Ross may terminate the employment agreement upon one month's prior written notice to us.

       Felice Philip Meffe is employed by us as Vice President Marketing and Business Development pursuant to an employment agreement effective June 9, 2000 for an indeterminate term. The agreement provides for an initial base salary of CDN$125,000 (US$84,539) annually. On October 1, 2000, Mr. Meffe's base salary was increased to CDN$150,000 (US$101,447). We also granted Mr. Meffe an option to acquire up to 250,000 shares of common stock. Throughout the employment period and for a period of one year thereafter, the agreement restricts Mr. Meffe's ability to engage in activities competitive with those of ours. In addition, throughout the employment period and for a period of one year thereafter, Mr. Meffe has agreed that he will not solicit any person employed by us to leave our employ, or employ or solicit for employment any person who is employed by us. The agreement may be terminated by us (i) in the event of the bankruptcy, liquidation, or dissolution of Lumenon, (ii) if Mr. Meffe commits certain acts constituting cause or (iii) if he is in material breach of the agreement. Mr. Meffe may terminate the employment agreement upon one month prior written notice to us.

STOCK OPTIONS

       We have created a stock option plan for our key employees, directors , officers and consultants. The plan is administered by our board of directors. The board may from time to time designate individuals to whom options may be granted and the number of shares optioned to each. The number of shares optioned to any one individual may not exceed 5% of the total of our outstanding shares. The option price is fixed by the board when the option is granted and cannot involve a discount to the market price at the time the option is granted. The period during which an option is exercisable may not exceed 10 years from the date the option is granted. Options may not be transferred and expire within a fixed period from the termination of employment or death of the beneficiary. In the event of basic changes in Lumenon, including a reorganization, merger tender offer , in the discretion of the board, each option may become fully and immediately exercisable. Options enabling their beneficiaries to acquire a total of 3,590,150 shares of common stock, at a weighted average exercise price of US$15.20 per share, were outstanding under the plan as of October 31, 2001. The number of shares of common stock as to which options may be granted under the plan has been increased from 2,500,000 to 6,000,000, subject to approval by stockholders at the 2000 annual meeting of stockholders.

       We have never granted any stock appreciation rights. No stock options were granted to our chief executive officer during the fiscal year ended June 30, 2000.

OPTION EXERCISED AND OPTION VALUES

       The following table provides information related to options exercised by our chief executive officer and the number of and value of options held by him on June 30, 2000.

                                                                                       VALUE OF UNEXERCISED
                       SECURITIES                       UNEXERCISED OPTIONS AT         IN THE MONEY OPTIONS
                        ACQUIRED    AGGREGATE VALUE        JUNE 30, 2000 (#)           AT JUNE 30, 2000 ($)
                           ON          REALIZED       ---------------------------   ---------------------------
NAME                    EXERCISE          ($)         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   ----------   ---------------   -----------   -------------   -----------   -------------
Dr. S. Iraj Najafi...   200,000      US$5,100,000         --             --             --             --

OTHER COMPENSATION PLANS

       We have no pension plan or other compensation plans for our executive officers or directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       Our voting securities outstanding as of November 8, 2000 consisted of 36,069,153 shares of common stock. The following table sets forth information concerning ownership of common stock as of November 8, 2000 by

        --      each director;

        --      each executive officer;

        --      all directors and executive officers as a group; and

        -- each person who, to our the knowledge, owned beneficially more than 5% of the common stock.

       Unless otherwise indicated, the address of each holder is in care of Lumenon, 8851 Transcanada Highway, Ville Saint-Laurent, Quebec, Canada H4S 1Z6. Except as otherwise indicated, and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective holders and contained in our records.

                                                           NUMBER OF SHARES
                                                           OF COMMON STOCK
                  DIRECTORS, EXECUTIVE                       BENEFICIALLY
              OFFICERS AND 5% STOCKHOLDERS                     OWNED(1)        PERCENTAGE
              ----------------------------                 ----------------    ----------
Dr. S. Iraj Najafi.......................................      5,037,500(2)       14.1%
Najafi Holding Inc. .....................................      5,037,500(2)       14.1%
Dr. Mark P. Andrews......................................      4,735,100(3)       13.2%
Andrewma Holding Inc. ...................................      4,687,500(3)       13.1%
Dr. Anthony L. Moretti(4)................................         25,000(5)         (6)
Molex Incorporated(4)....................................      9,932,167(7)       27.5%
Denis N. Beaudry(8)......................................         50,000(8)         (6)
Dr. Chia-Yen Li..........................................         50,000(9)         (6)
Vincent Belanger.........................................         23,650(10)        (6)
Reginald J.N. Ross.......................................        100,000(11)        (6)
Guy Brunet...............................................             --(12)        --
Gilles Marcotte..........................................          5,000(12)(13)    (6)
Pierre-Paul Allard.......................................         25,000(14)        (6)
Pierre-Andre Roy.........................................             --(12)        --
Felice Philip Meffe......................................             --(15)        --
All directors and executive officers as a group..........     10,051,250(16)      27.9%

---------------
 (1) A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after November 8, 2000 upon the exercise or conversion of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days after November 8, 2000 have been exercised or converted.

 (2) Represents 5,037,500 shares owned by Najafi Holding Inc., of which Dr. Najafi is the sole stockholder.

 (3) Includes 4,687,500 shares owned by Andrewma Holdings Inc., of which Dr. Andrews is the sole stockholder.

 (4) The address of Molex and Dr. Moretti is 2222 Wellington Court, Lisle, Illinois 60532.

 (5) Dr. Moretti is the representative of Molex Incorporated on our Board of Directors. The shares reflected in the table above do not include the shares beneficially owned by Molex, as to which Dr. Moretti disclaims beneficial ownership. The shares reflected in such table represent 25,000 shares of common stock issuable upon exercise of an option held by Dr. Moretti. Please see "Certain Relationships and Related Transactions" for a description of the agreements under which Molex is entitled to designate a member of our board of directors.

 (6)     Less than 1%.

 (7) Excludes 298,000 shares held by Molex Foundation, a private Foundation of which certain executive officers and directors of Molex Incorporated act as trustees. Molex Incorporated disclaims beneficial ownership of the shares held by the Molex Foundation.

 (8) Mr. Beaudry is the representative of Polyvalor and McGill University on our board of directors. The shares reflected in the table above do not include the shares beneficially owned by Polyvalor and McGill, as to which Mr. Beaudry disclaims beneficial ownership. The shares reflected in such table represent 50,000 shares of common stock issuable upon exercise of options held by Mr. Beaudry. The address of Mr. Beaudry is Polyvalor Inc., 3744 Jean-Brillant Street, Suite 6332, Montreal, Quebec, H3T 1P1. Please see "Certain Relationships and Related Transactions" for a description of the agreements under which Polyvalor is entitled to designate a member of our board of directors.

 (9) Includes 25,000 shares of common stock issuable upon exercise of options held by Dr. Li. Does not include 200,000 shares issuable upon exercise of additional options that are not currently exercisable or exercisable within 60 days after November 8, 2000.

(10) Represents 23,650 shares of common stock issuable upon exercise of options held by Mr. Belanger. Does not include 240,000 shares issuable upon exercise of additional options that are not currently exercisable or exercisable within 60 days after November 8, 2000.

(11) Includes 50,000 shares of common stock issuable upon exercise of options held by Mr. Ross. Does not include 200,000 shares issuable upon exercise of additional options that are not currently exercisable or exercisable within 60 days after November 8, 2000.

(12) Does not include 50,000 shares of common stock issuable upon exercise of options held by each of Messrs. Brunet, Marcotte and Roy that are not currently exercisable or exercisable within 60 days after November 8, 2000. The address of Mr. Brunet is Canaccord Capital Corp., 1010 Sherbrooke Street West, 10th Floor, Montreal, Quebec, H3A 2R7. The address of Mr. Marcotte is 500 de Chantelle Street, Charlesbourg, Quebec, G1G 2Z2.

(13) Includes 2,000 shares of common stock owned by Mr. Marcotte's wife and 2,000 shares of common stock owned by Gem Len Inc., a company which Mr. Marcotte controls.

(14) Does not include 25,000 shares of common stock issuable upon exercise of options held by Mr. Allard that are not currently exercisable or exercisable within 60 days after November 8, 2000. The address of Mr. Allard is Cisco Systems Canada Co., Bay Wellington Tower, BCE Place, 181 Baystreet, Suite 3440, Toronto, Ontario M5J 2T3.

(15 Does not include 200,000 shares issuable upon exercise of additional options that are not currently exercisable or exercisable within 60 days after November 8, 2000.

(16) Includes an aggregate of 173,650 shares of Common Stock issuable upon exercise of options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       On May 19 and June 21, 1999, we entered into several agreements with Molex. The Molex agreements include a teaming agreement, a stock purchase agreement, a stock restriction agreement and a registration rights agreement. The teaming agreement was amended in March 2000. Under the teaming agreement, as amended, we agreed with Molex to jointly develop DWDM products related to the DWDM market and other photonics markets. Under the stock purchase agreement, Molex purchased 3,000,000 shares of common stock at a price of US$0.50 per share in two stages. We also issued to Molex a warrant to purchase 1,666,667 additional shares of common stock at a price of US$0.90 per share, which was exercised in November 1999. In addition, we issued the services warrant, which was exercised in full during the past fiscal year . Under the stock restriction agreement, (a) the consent of Molex is required for extraordinary actions relating to our governance and our operations and (b) Najafi Holdings Inc. and Andrewma Holdings Inc. have agreed not to sell their respective shares of common stock to a competitor of Molex without Molex's prior consent. Dr. Moretti, an officer of Molex Fiber Optics Inc., is a director of Lumenon. We had no affiliation with Molex before the Molex agreements.

       We have has entered into a license agreement with Polyvalor, a limited partnership, Polyvalor Inc. and McGill University (together, Polyvalor and McGill University are referred to as the licensor) pursuant to which we acquired the right through October 2017 to produce, sell, distribute and promote products derived from using patents and know-how of the licensor. Using a licensed sol-gel process of the licensor, we are designing developing integrated optical devices for DWDM and plastic optical fiber devices for the telecommunications and data communications markets. We will pay a royalty of 5% on our gross sales, up to a maximum of CDN$3,500,000 (US$2,367,104) over the term of the license agreement. Additionally, we issued 750,000 shares of common stock to each of Polyvalor and McGill University. Mr. Beaudry, an officer of Polyvalor, is a director of Lumenon. We had no affiliation with the licensor prior to the license agreement.

                              SELLING STOCKHOLDERS

       The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by each selling stockholder as of the date of this prospectus, the number of shares of common stock to be sold by each of them pursuant to this prospectus and the percentage of the outstanding common stock to be held by each of them after this offering. Pursuant to a registration rights agreement between us and Capital Ventures International ("CVI") and Castle Creek Technology Partners LLC ("Castle Creek"), we have agreed initially to register 8,800,000 shares of common stock issuable upon conversion of the outstanding notes and exercise of the outstanding warrants we issued to them in July 2000. Accordingly, the 8,800,000 number reflects the aggregate number of shares being offered by CVI and Castle Creek pursuant to this prospectus. Because the number of shares issuable upon conversion of the notes will depend upon the price of the common stock in the future, the actual number of shares issued may be more or less than 8,800,000. In addition, the number of shares owned by CVI and Castle Creek is based upon a determination of beneficial ownership under Section 13(d) of the Securities Exchange Act, which results in a number of shares lower than the total number we have agreed to register. Beneficial ownership includes shares of outstanding common stock and shares of common stock that a person has a right to acquire within 60 days after the date of this prospectus. The percentage of common stock outstanding after this offering is based on 36,069,153 shares of common stock issued and outstanding as of November 8, 2000. None of the selling stockholders is obligated to sell all or any portion of the shares covered by this prospectus, or to sell any of the shares immediately under this prospectus. Because the selling stockholders may sell all or part of their shares, no estimate can be given as to the number of shares that will be held by any selling stockholder upon termination of this offering.


                                                    PRIOR TO                        AFTER
                                                    OFFERING                       OFFERING
                                                  ------------                   ------------
                                                   NUMBER OF                      NUMBER OF
                                                     SHARES        NUMBER OF        SHARES
                                                  BENEFICIALLY      SHARES       BENEFICIALLY   PERCENTAGE
NAME OF SELLING STOCKHOLDER                          OWNED          OFFERED        OWNED(1)      OF CLASS
---------------------------                       ------------     ---------     ------------   ----------
Molex Incorporated(2)                               9,932,167(6)   2,000,000      7,932,167(6)        22%
Capital Ventures International(3)                   1,779,850(4)   5,858,286(5)           0            *
Castle Creek Technology Partners LLC(3)             1,720,941(4)   2,941,714(5)           0            *


---------------
 *      Less than 1%.

(1) Assumes the sale of all shares owned by the selling stockholders covered by this prospectus. Based upon the current market price of the common stock and the number of shares that CVI and Castle Creek beneficially own, Castle Creek and CVI would not own any shares after completion of this offering. However, the actual number of shares issuable upon conversion of their notes will increase if the price of the common stock declines and therefore the actual number cannot be determined at this time. Consequently, it is possible that CVI and Castle Creek could beneficially own additional shares after this offering.

(2) Under the Molex agreements, Molex has the right to designate one member to our board of directors.

(3) Neither CVI nor Castle Creek has, or within the past three years has had, any position, office or other material relationship with Lumenon.


        Heights Capital Management, Inc., as CVI's authorized agent, has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of those shares. Andrew Frost, in his capacity as President of Heights Capital Management, Inc. may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Frost disclaims any beneficial ownership of the shares. Castle Creek Partners LLC, an Illinois limited liability company, has investment discretion and voting power over the securities held by Castle Creek Technology Partners LLC pursuant to an investment management agreement. Daniel Asher, as a member of Castle Creek Partners, may also be deemed to have investment discretion and voting power over those securities. Mr. Asher disclaims any beneficial ownership of the securities.



(4) Consists of shares of common stock issuable upon conversion of outstanding convertible notes. The actual number of shares of common stock issuable upon conversion of the notes will equal the aggregate principal amount of the notes being converted, plus accrued interest, divided by the lower of US$25.00 (subject to adjustment) and the average closing bid prices of the common stock for the five consecutive trading days preceding conversion, but not less than US$7.00 except in limited circumstances. The amounts listed in the table assume a conversion price of US$7.00 for purposes of beneficial ownership, which is the minimum conversion price applicable to the notes because the average of the closing bid prices of the common stock for the five consecutive trading days preceding December 18, 2000 was less than $7.00 per share. To date, CDN$30,893,500 (US$20,500,000) of these notes have been converted into 2,600,000 shares of common stock. Does not include shares issuable upon exercise of outstanding warrants. Because the warrants will not become exercisable until January 2002, the shares issuable upon their exercise are not beneficially owned by the selling stockholders as of the date of this prospectus. For a complete description of terms of the notes and the warrants, see the form of note and the form of warrant included as Exhibits 4.4 and 4.5, respectively, to this registration statement.

        Except under limited circumstances, no holder of the notes or the warrants is entitled to convert any portion of the notes into, or exercise any portion of the warrants for, shares of common stock or to dispose of any portion of the notes or warrants to the extent that the right to effect the conversion, exercise or disposition would result in the holder or any or its affiliates beneficially owning more than 4.99% of the outstanding shares of common stock. Therefore, the number of shares that CVI or Castle Creek may sell pursuant to this prospectus may exceed the number of shares of common stock either of them would otherwise beneficially own as determined pursuant to Section 13(d) of the Securities Exchange Act.

(5) Represents the pro rata allocation between CVI and Castle Creek of 8,800,000 shares of common stock, which we are registering pursuant to the registration rights agreement included as Exhibit 10.7 to the registration statement of which this prospectus forms a part. Because the shares offered by this prospectus include the shares issuable upon exercise of the warrants (which are not exercisable until January 2002 or earlier upon an event of default under the notes or other of our obligations to the purchasers), as well as additional shares that may be issued upon conversion of the notes, the number of offered shares exceeds the number of shares beneficially owned, which, as noted above, consists of outstanding shares and shares that may be acquired within 60 days.

        Pursuant to Rule 416 of the Securities Act, the registration statement is also deemed to cover common stock issued with respect to the notes and warrants as a result of stock splits, stock dividends and anti-dilution provisions.

(6) Excludes 298,000 shares held by Molex Foundation, a private Foundation of which certain executive officers and directors of Molex Incorporated act as trustees. Molex Incorporated disclaims beneficial ownership of the shares held by the Molex Foundation.

                          DESCRIPTION OF CAPITAL STOCK

       The following is a summary of the material rights of our stockholders and the material provisions of our certificate of incorporation and the bylaws, each of which is referenced as an exhibit to this registration statement of which this prospectus is a part.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

       We have authorized capital stock consisting of 100,000,000 shares of common stock, US$.001 par value, of which 36,069,153 shares were issued and outstanding as of November 8, 2000, and 5,000,000 shares of preferred stock, US$.001 par value, of which no shares have been issued.

COMMON STOCK

       Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders. The shares of common stock have no preemptive or conversion rights, no redemption or sinking fund provisions and are not liable for further call or assessment. The outstanding shares of common stock are fully paid and non-assessable. Subject to the rights of the holders of preferred stock from time to time outstanding, the holders of common stock are entitled to receive ratably the dividends, if any, declared from time to time by our board of directors. Dividends may be paid in cash, property, or shares of common stock. We have never declared or paid any dividends on our common stock and presently anticipate that all future earnings, if any, will be retained for the development of our business. The payment of future dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, capital requirements, the financial condition, and general business conditions.

PREFERRED STOCK

       Our board of directors is expressly authorized to provide for the issuance of shares of our preferred stock, in one or more series, and to fix for each series, voting powers, designations, preferences, special rights and qualifications, limitations or restrictions permitted by Law. Except as provided in the Molex agreements, no vote of the shareholders will be required in connection with the designation or the issuance of preferred stock. No shares of preferred stock are currently outstanding. However, any future issuance of preferred stock could adversely affect the rights of the holders of common stock, and therefore reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with or sell our assets to a third-party. Those restrictions may allow our present owners to preserve control over us.

WARRANTS AND OPTIONS

       As of November 8, 2000, there were warrants outstanding to purchase 5,757,811 shares of our common stock. Of these warrants, 700,000 can be exercised at a price of US$1.50, 43,011 can be exercised at a price of US$30.00 and 14,000 can be exercised at a price of US$25.00. The weighted average exercise price of those warrants to purchase an aggregate 757,011 shares is US$3.55 per share. The remaining 5,000,800 will become exercisable in January 2002 at a price to be determined at that time.

       A total of 5,112,650 shares of common stock are currently authorized for grant under our stock option plan. As of November 8, 2000, there were options outstanding pursuant to the stock option plan to purchase an aggregate of 3,590,150 shares of common stock at exercise prices ranging from US$1.00 to US$28.00 per share or a weighted average exercise price of US$15.20 per share. A total of 1,433,000 shares of common stock remained available for future grant.

CONTRACTUAL RIGHTS

       We have entered into several agreements with Molex pursuant to which Molex has preemptive rights with respect to any sale of additional shares of our capital stock which could prevent a third party from effecting a change in control. Specifically, Molex's preemptive rights provide that, prior to any issuance of shares of capital stock or other securities by us, we are required to offer a portion of those shares or securities equal to the quotient of (A) the total number of shares held by Molex and (B) the total number of shares then outstanding. Moreover, Molex shall be entitled to purchase any stock or securities that we may issue at the most favorable price and on the most favorable terms as the stock or securities are to be offered. We may, however, issue up to 6,000,000 units (comprising one share of common stock and a warrant) at a price not less than US$0.50 per unit to raise capital within a period ending June 2001 without Molex's consent. We have also entered into agreements with purchasers of the July 2000 notes and warrants pursuant to which we agreed that we would not, without their prior consent, obtain additional equity or equity-linked financing prior to January 25, 2001 and that for a further period of 180 days, should we propose to engage in any equity or equity-linked financing, we would offer them the opportunity to provide this financing upon the terms and conditions proposed. This agreement is not applicable to business combinations or firm commitment public offerings.

TRANSFER AGENT AND REGISTRAR

       The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, 40 Wall Street, New York, N.Y. 10005.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

       As permitted by law, our certificate of incorporation limits the personal liability of a director for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for:

        -- any breach of the director's duty of loyalty to us or our stockholders;

        -- acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

        --      unlawful payment of dividends or stock purchases or redemptions;
                or

        -- any transaction from which the director derived an improper personal benefit.

       Our certificate of incorporation and by-laws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he is or was a director, officer, employee or an agent of Lumenon or is or was serving at our request as a director, officer, employee or agent of another entity, against all outlays incurred by him in connection with these proceedings.

       We propose to enter into indemnity agreements with our directors and executive officers. The indemnity agreements will provide that we shall indemnify them from and against liabilities and outlays in connection with any threatened, pending or completed proceeding in which they are a party (other than a proceeding by or in the right of Lumenon to procure a judgment in its favor), unless it is determined that they did not act in good faith and for a purpose which they reasonably believed to be in the best interests of Lumenon and, in the case of a criminal proceeding or action, that they had reasonable cause to believe that their conduct was unlawful. The indemnity agreements will also provide that we shall indemnify them if they are a party to or threatened to be made a party to any proceeding by or in the right of Lumenon to procure a judgment in its favor, unless it is determined that they did not act in good faith and for a purpose that they reasonably believed to be in, or, in the case of service to an entity related to Lumenon, not opposed to, the best interests of Lumenon, except that no indemnification for losses shall be made in respect of (a) any claim, issue or matter as to which they shall have been adjudged to be liable to us or (b) any threatened or pending action to which they are a party or are threatened to be made a party that is settled or otherwise disposed of, unless and only to the extent that any court in which this action or proceeding was brought determines upon application that they are fairly and reasonably entitled to indemnity for these expenses. This indemnification will be in addition to any other rights to which these officers or directors may be entitled under any law, charter provision, by-law, agreement, vote of shareholders or otherwise.

       We maintain a CDN$5,000,000 directors and officers liability insurance policy.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of an action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                      WHERE YOU CAN FIND MORE INFORMATION

       We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at the following location:

            Main Public Reference Room
            450 Fifth Street, N.W.
            Washington, D.C. 20549

       You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at (800) SEC-0330.

       We are required to file these documents with the SEC electronically. You can access the electronic versions of these filings on the Internet at the SEC's web site, located at http://www.sec.gov.

       We have included this prospectus in our registration statement that we filed with the SEC. The registration statement provides additional information that we are not required to include in the prospectus. You can receive a copy of the entire registration statement as described above. Although this prospectus describes the material terms of certain contracts, agreements and other documents filed as exhibits to the registration statement, you should read the exhibits for a more complete description of the document or matter involved.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

       We are exposed to immaterial levels of market risks with respect to changes in foreign currency exchange rates and interest rates. Market risk is the potential loss arising from adverse changes in market rates and prices, like foreign currency exchange and interest rates. To the extent that we consummate financings outside of Canada, we receive proceed in currency other than the Canadian dollar. Most of our operating expenses are incurred in Canadian dollars. Thus, our results of operations will tend to be adversely affected if there is a strong Canadian dollar. We do not enter into derivatives or other financial instruments for trading or speculative purposes, nor do we enter into financial instruments to manage and reduce the impact of changes in foreign currency exchange rates.

                              PLAN OF DISTRIBUTION

       This prospectus covers 10,800,000 shares of our common stock. All of the shares offered are being sold by the selling stockholders. We will not realize any proceeds from the sale of the shares by the selling stockholders. Each of CVI and Castle Creek purchased its shares in the ordinary course of business. At the time of issuance of the warrants, neither CVI or Castle Creek had any agreements or understandings, directly or indirectly, with any person to distribute the securities underlying the warrants. Molex makes equity investments, from time to time, in its suppliers, including Lumenon, as part of its strategic plans.

       The shares may be sold or distributed from time to time by the selling stockholders, or by pledgees, donees or transferees of, or other successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at the market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The shares may be sold in one or more of the following methods:

        -- ordinary brokers' transactions, which may include long sales or short sales effected after the effective date of the registration statement of which this prospectus is a part;

        -- transactions involving cross or block trades or otherwise on The Nasdaq National Market;

        -- purchases by brokers, dealers or underwriters as principal and resale by the purchasers for their own accounts pursuant to this prospectus;

        -- "at the market" to or through market makers or into an existing market for the shares;

        -- in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

        -- through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise); or

        -- any combination of the foregoing, or by any other legally available means.

       The selling stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by these broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. In addition, from time to time, a selling stockholder may pledge its shares to broker-dealers or other financial institutions. Upon a default by a selling stockholder, the broker-dealer or financial institution may offer and sell the pledged shares from time to time.

       Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of discounts, commissions or concessions from the selling stockholders and/or purchasers of the shares for whom they may act as agent, or to whom they may sell as principal, or both. The selling stockholders and any broker-dealers who act in connection with the sale of shares of our common stock offered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions they receive and proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholders can presently estimate the amount of this compensation. We know of no existing arrangements between any selling stockholder, any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. Moreover, a selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act.

       Furthermore, in the event of a "distribution" of shares by a selling stockholder, the selling stockholder, any selling broker or dealer and any "affiliated purchasers" may be subject to Regulation M under the Securities Exchange Act which would generally prohibit these persons from bidding for or purchasing any security that is the subject of the distribution until his or her participation in that distribution is completed. In addition, Regulation M generally prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of common stock in connection with this offering.

       We will pay substantially all of the expenses incident to the registration, offering and sale of the shares to the public other than the commissions or discounts of brokers, dealers, underwriters or agents. We have also agreed to indemnify the selling stockholders and related persons against liabilities under the Securities Act.

       In order to comply with the securities laws of certain states, if applicable, the shares will be sold in certain jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by us and the selling stockholders.

       The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of these shares may have an adverse effect on the market price of the common stock. Moreover, the selling stockholders are not restricted as to the number of shares that may be sold at any time and it is possible that a significant number of shares could be sold at the same time which may also have an adverse effect on the market price of the common stock.

                                 LEGAL MATTERS

       The validity of the issuance of the shares of common stock offered by this prospectus is being passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York.

                                    EXPERTS

       Our consolidated financial statements as of June 30, 2000 and June 30, 1999, and for the year ended December 31, 1998, appearing in this prospectus have been audited by KPMG LLP, independent auditors, as set forth in their reports appearing elsewhere in this prospectus, and are included in reliance upon the reports given on this authority as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS

Financial Statements
  Independent Accountant's Report...........................  F-2
  Consolidated Balance Sheets...............................  F-3
  Consolidated Statements of Operations.....................  F-4
  Consolidated Statements of Cash Flows.....................  F-5
  Consolidated Statements of Stockholders' Equity...........  F-6
  Notes to Consolidated Financial Statements................  F-7

                      AUDITORS' REPORT TO THE SHAREHOLDERS

       We have audited the consolidated balance sheets of Lumenon Innovative Lightwave Technology, Inc. (the "Corporation") as at June 30, 2000 and June 30, 1999 and the consolidated statements of operations, cash flows and stockholders' equity for the year ended June 30, 2000, the six-month period ended June 30, 1999 and for the periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

       In our opinion, these consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Corporation as at June 30, 2000 and June 30, 1999 and the consolidated results of its operations and cash flows for the year ended June 30, 2000 and for the six-month period ended June 30, 1999 and for the periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000, in accordance with accounting principles generally accepted in the United States of America.

                                          /s/ KPMG LLP

                                          Chartered Accountants

Montreal, Canada

July 21, 2000, except as to note 11(b)
  which is as of July 25, 2000

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          CONSOLIDATED BALANCE SHEETS

                                           JUNE 30,         JUNE 30,        JUNE 30,
                                             2000             2000            1999
                                         -------------    -------------    -----------
                                             (US$)                           (CAN$)
                                          (NOTE 2(a))        (CAN$)
                                        ASSETS
Current assets:
  Cash.................................  $     761,113    $   1,125,382    $ 1,722,871
  Term deposits........................      2,907,891        4,299,608             --
  Interest and sales tax receivable....        247,487          365,934        237,539
  Research tax credits receivable......        128,990          190,724         34,218
  Prepaid expenses.....................         52,264           77,281         49,956
                                         -------------    -------------    -----------
                                             4,097,745        6,058,929      2,044,584
Deposits (note 7)......................      1,031,495        1,525,168             --
Property and equipment (note 4)........      3,112,865        4,602,682      1,492,495
Other assets...........................          8,873           13,119         10,001
                                         -------------    -------------    -----------
                                         $   8,250,978    $  12,199,898    $ 3,547,080
                                         =============    =============    ===========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.....................  $     708,157    $   1,047,082    $   523,550
  Accrued liabilities..................        150,615          222,700        172,812
  Accrued vacation.....................         68,918          101,902          7,500
  Obligations under capital leases
     (note 5)..........................        158,955          235,031             --
  Convertible promissory notes.........             --               --        298,720
                                         -------------    -------------    -----------
                                             1,086,645        1,606,715      1,002,582
Obligations under capital leases (note
  5)...................................        188,480          278,686             --
Stockholders' equity:
  Share capital (note 6)...............         33,239           49,147         30,330
  Additional paid-in capital (notes 3
     and 6(a)).........................    158,842,502      234,864,524      3,404,408
  Deposit on subscription of shares....             --               --        146,820
  Accumulated deficit during the
     development stage.................   (151,899,888)    (224,599,174)    (1,037,060)
                                         -------------    -------------    -----------
                                             6,975,853       10,314,497      2,544,498
Commitments (note 7)...................
Subsequent events (note 11)............
                                         -------------    -------------    -----------
                                         $   8,250,978    $  12,199,898    $ 3,547,080
                                         =============    =============    ===========

          See accompanying notes to consolidated financial statements.

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            SIX-MONTH         FROM           FROM
                              YEAR ENDED     YEAR ENDED    PERIOD ENDED   INCEPTION TO   INCEPTION TO
                               JUNE 30,       JUNE 30,       JUNE 30,     DECEMBER 31,     JUNE 30,
                                 2000           2000           1999           1998           2000
                             ------------   ------------   ------------   ------------   ------------
                                (US$)          (CAN$)         (CAN$)         (CAN$)         (CAN$)
                             (NOTE 2(a))
Expenses:
  Research and development:
     External research
        (note 3)...........  $147,019,020   $217,382,323   $    25,000    $        --    $217,407,323
     Internal research.....     1,270,292      1,878,253       169,439         14,440       2,062,132
     Tax credits and
        grants.............      (197,631)      (292,218)      (32,069)        (2,149)       (326,436)
                             ------------   ------------   -----------    -----------    ------------
                              148,091,681    218,968,358       162,370         12,291     219,143,019
  General and
     administrative........     2,718,761      4,019,959       569,507        290,435       4,879,901
  Depreciation.............       604,369        893,620            --             --         893,620
                             ------------   ------------   -----------    -----------    ------------
                                3,323,130      4,913,579       569,507        290,435       5,773,521
Other income (expenses):
  Interest, net............       160,257        236,956         1,172          7,869         245,997
  Gain (loss) on foreign
     exchange..............        56,044         82,867       (18,846)         7,348          71,369
                             ------------   ------------   -----------    -----------    ------------
                                  216,301        319,823       (17,674)        15,217         317,366
                             ------------   ------------   -----------    -----------    ------------
Net loss...................  $151,198,510   $223,562,114   $   749,551    $   287,509    $224,599,174
                             ============   ============   ===========    ===========    ============
Net loss per share:
  Basic and diluted........  $       5.95   $       8.80   $      0.04    $      0.02
                             ============   ============   ===========    ===========    ============
Weighted average number of
  shares outstanding.......    25,415,601     25,415,601    17,480,967     14,972,188
                             ============   ============   ===========    ===========    ============

          See accompanying notes to consolidated financial statements.

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                        SIX-MONTH         FROM           FROM
                                        YEAR ENDED      YEAR ENDED     PERIOD ENDED   INCEPTION TO   INCEPTION TO
                                         JUNE 30,        JUNE 30,        JUNE 30,     DECEMBER 31,     JUNE 30,
                                           2000            2000            1999           1998           2000
                                       -------------   -------------   ------------   ------------   -------------
                                           (US$)          (CAN$)          (CAN$)         (CAN$)         (CAN$)
                                        (NOTE 2(a))
CASH FLOWS FROM:
Operations:
  Net loss...........................  $(151,198,510)  $(223,562,114)  $  (749,551)    $(287,509)    $(224,599,174)
  Adjustment for item not involving
     cash:
     Compensation cost (note
       6(b)(ii)).....................         34,709          51,321       241,058            --           292,379
     Common shares issued for
       services
       (note 3)......................    147,003,070     217,358,739            --            --       217,358,739
     Depreciation....................        604,369         893,620            --            --           893,620
  Change in operating assets and
     liabilities:
     Interest and sales tax
       receivable....................        (86,836)       (128,395)     (216,446)      (21,093)         (365,934)
     Research tax credits
       receivable....................       (105,847)       (156,506)      (32,069)       (2,149)         (190,724)
     Prepaid expenses................        (18,480)        (27,325)      (49,956)           --           (77,281)
     Accounts payable and accrued
       liabilities (note 9)..........        126,104         186,456       584,513       119,349           890,318
                                       -------------   -------------   -----------     ---------     -------------
                                          (3,641,421)     (5,384,204)     (222,451)     (191,402)       (5,798,057)
Financing:
  Proceeds from issuance of common
     shares..........................      9,695,938      14,336,414     2,764,297           372        17,101,083
  Cash from the acquisition of a
     subsidiary......................             --              --            --       814,322           814,322
  Share issue expenses...............       (482,268)       (713,081)     (291,932)      (93,379)       (1,098,392)
  Principal repayments of capital
     lease
     obligations.....................        (60,736)        (89,805)           --            --           (89,805)
  Deposit on subscription of
     shares..........................             --              --       146,820            --           146,820
  Proceeds from issuance of
     convertible promissory notes....             --              --       298,720            --           298,720
                                       -------------   -------------   -----------     ---------     -------------
                                           9,152,934      13,533,528     2,917,905       721,315        17,172,748
Investments:
  Additions to property and equipment
     (note 9)........................     (1,974,110)     (2,918,919)   (1,492,495)           --        (4,411,414)
  Additions to other assets..........         (2,109)         (3,118)       (9,758)         (243)          (13,119)
  Deposits...........................     (1,031,495)     (1,525,168)           --            --        (1,525,168)
  Purchase of term deposits..........    (13,399,870)    (19,813,048)           --            --       (19,813,048)
  Disposal of term deposits..........     10,491,980      15,513,440            --            --        15,513,440
                                       -------------   -------------   -----------     ---------     -------------
                                          (5,915,604)     (8,746,813)   (1,502,253)         (243)      (10,249,309)
                                       -------------   -------------   -----------     ---------     -------------
(Decrease) increase in cash..........       (404,091)       (597,489)    1,193,201       529,670         1,125,382
Cash, beginning of period............      1,165,204       1,722,871       529,670            --                --
                                       -------------   -------------   -----------     ---------     -------------
Cash, end of period..................  $     761,113   $   1,125,382   $ 1,722,871     $ 529,670     $   1,125,382
                                       =============   =============   ===========     =========     =============

          See accompanying notes to consolidated financial statements.

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                       PERIODS FROM INCEPTION (MARCH 2, 1998) TO JUNE 30, 2000
                          ----------------------------------------------------------------------------------
                                                  ADDITIONAL                     DEPOSIT ON
                                         PAR       PAID-IN       ACCUMULATED    SUBSCRIPTION
                            SHARES      VALUE      CAPITAL         DEFICIT       OF SHARES         TOTAL
                          ----------   -------   ------------   -------------   ------------   -------------
                                                        (IN CANADIAN DOLLARS)
Issue of common shares
  at inception..........     255,000   $   372   $         --   $          --    $      --     $         372
Issue of common
  shares................  16,200,000    24,430        789,892              --           --           814,322
Share issue expenses....          --        --        (93,379)             --           --           (93,379)
Net loss for the
  period................          --        --             --        (287,509)          --          (287,509)
                          ----------   -------   ------------   -------------    ---------     -------------
Balance as at
  December 31, 1998.....  16,455,000    24,802        696,513        (287,509)          --           433,806
Issue of common
  shares................   3,760,000     5,528      2,758,769              --           --         2,764,297
Share issue expenses....          --        --       (291,932)             --           --          (291,932)
Compensation cost
  related to stock
  options granted.......          --        --        241,058              --           --           241,058
Net loss for the
  period................          --        --             --        (749,551)          --          (749,551)
Deposit on subscription
  of shares.............          --        --             --              --      146,820           146,820
                          ----------   -------   ------------   -------------    ---------     -------------
Balance as at June 30,
  1999..................  20,215,000    30,330      3,404,408      (1,037,060)     146,820         2,544,498
Issue of common
  shares................  12,755,039    18,817    232,121,876              --     (146,820)      231,993,873
Share issue expenses....          --        --       (713,081)             --           --          (713,081)
Compensation cost
  related to stock
  options granted.......          --        --         51,321              --           --            51,321
Net loss for the
  period................          --        --             --    (223,562,114)          --      (223,562,114)
                          ----------   -------   ------------   -------------    ---------     -------------
Balance as at June 30,
  2000..................  32,970,039   $49,147   $234,864,524   $(224,599,174)   $      --     $  10,314,497
                          ==========   =======   ============   =============    =========     =============
Balance as at June 30,
  2000 in US dollars
  (note 2(a))...........  32,970,039   $33,239   $158,842,502   $(151,899,888)   $      --     $   6,975,853
                          ==========   =======   ============   =============    =========     =============

          See accompanying notes to consolidated financial statements.

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 YEAR ENDED JUNE 30, 2000 AND SIX-MONTH PERIOD ENDED JUNE 30, 1999 AND PERIODS
    FROM INCEPTION (MARCH 2, 1998) TO DECEMBER 31, 1998 AND TO JUNE 30, 2000
                             (IN CANADIAN DOLLARS)

 1.     ORGANIZATION AND BUSINESS ACTIVITIES:

       Lumenon Innovative Lightwave Technology, Inc. ("Lumenon") was incorporated in the State of Delaware in February 1996 under the name of WWV Development Inc. as a shell company.

       In July 1998, under an acquisition plan, Lumenon acquired LILT Canada Inc. ("LILT"), a Canadian corporation, by issuing 12,200,000 common shares to the shareholders of LILT which resulted in the change in control of Lumenon. Accordingly, LILT has been determined the acquiring corporation and these consolidated financial statements present the results of operations and cash flows of LILT since its inception, March 2, 1998.

       Under the plan mentioned above, Lumenon issued 4,000,000 common shares to acquire Dequet Capital, Inc., a Nevada corporation. Dequet Capital, Inc.'s only asset was cash in the amount of $814,322 (US$540,000). This company was subsequently dissolved.

       The Corporation's principal business activity is to design, develop and build integrated optic devices in the form of compact hybrid glass circuits on silicon chips. Lumenon activities are performed through LILT, in Canada. In 1999, its year-end has been changed from December 31, to June 30.

       The Corporation is subject to a number of risks, including successful development and marketing of its technology and attracting and retaining key personnel. In order to achieve its business plan, the Corporation anticipates the need to raise additional capital (see notes 3 and 11).

 2.     SIGNIFICANT ACCOUNTING POLICIES:

       These financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States. The significant accounting principles are as follows:

       (a)     Consolidated financial statements and basis of presentation:

                The consolidated financial statements include the accounts of Lumenon and the accounts of LILT. All intercompany transactions and balances have been eliminated.

                US dollar amounts presented on the consolidated balance sheets, consolidated statements of operations and cash flows are provided for convenience of reference only and are based on the closing exchange rate at June 30, 2000, which was $1.4786 Canadian dollar per US dollar.

                The functional currency of the Corporation is the Canadian dollar.

       (b)     Cash and cash equivalents:

                The Corporation considers all investments that are highly liquid with an original maturity of three months or less and readily convertible into cash to be cash equivalents. As at June 30, 2000 and 1999, there were no cash equivalents.

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

       (c)     Property and equipment:

                Equipment and leasehold improvements are recorded at cost. Depreciation and amortization are provided using the straight-line method and the following periods:

       ASSET                                                  PERIOD
       -----                                               -------------
       Computer equipment and software.................       3 years
       Office equipment and fixtures...................       5 years
       Leasehold improvements..........................    Term of lease
       Laboratory and pilot plant equipment............       3 years

       (d)     Other assets:

                Other assets, consisting of license and patent costs, are recorded at cost when acquired and are being amortized on a straight-line basis over their economic useful lives or their legal terms of existence, ranging between 10 and 20 years. The capitalized amount with respect to those assets does not necessarily reflect their present or future value and the amount ultimately recoverable is dependent upon the successful commercialization of the related products.

       (e)     Research and development costs:

                Research and development costs and the cost of intangibles, that are purchased from others for use in research and development activities and that have no alternative future uses, are expensed as incurred. Research tax credits on eligible research expenses incurred in Canada are accounted for as a reduction of research and development expenses.

       (f)     Foreign exchange:

                The Canadian dollar is the functional currency of the Corporation. Foreign denominated monetary assets and liabilities are translated at the rate of exchange prevailing at the balance sheet date. Non-monetary assets and liabilities are translated at the rate of exchange prevailing at the date of the transaction. Revenues and expenses are translated at the monthly average exchange rate prevailing during the period. Foreign exchange gains and losses are included in the determination of net earnings.

       (g)     Income taxes:

                The Corporation uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. This method also requires the recognition of future tax benefits such as net operating loss carryforwards, to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

       (h)     Comprehensive income:

                Since its inception on March 2, 1998, the Corporation adopted Statement of Financial Accounting Standards No. 130, REPORTING COMPREHENSIVE INCOME, which establishes new rules for the reporting and display of comprehensive income and its components. The adoption of this statement had no impact on the Corporation's net income or stockholders' equity.

       (i)     Stock option plan:

                The Corporation applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion no. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations for stock options granted to employees. As such, compensation expense would be recorded on the date of grant only if the then current market price of the underlying stock exceeded the exercise price.

            The Corporation applies FASB Statement 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123") for stock options granted to non-employees. As such, compensation expense is recorded at the date of grant, based on the fair value as at that date using the Black-Scholes option -- pricing model.

       (j) Impairment of long-lived assets and long-lived assets to be disposed of:

            The Corporation accounts for long-lived assets in accordance with the provisions of SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

       (k)     Net loss per share:

            Net loss per share is computed using the weighted average number of shares outstanding during the period. Under the accounting for the LILT transaction described in note 1, the 12,200,000 shares have been considered to be outstanding on a retroactive basis for all periods presented.

       (l)     Use of estimates:

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

 3.     THE MOLEX AGREEMENT:

       Under the terms of a Teaming Agreement, Lumenon and Molex Incorporated ("Molex") agreed to jointly develop certain products related to the Dense Wavelength Division Multiplexing market and other photonic devices. Under the terms of the agreement, Molex is committed to provide services towards the development of the products. In connection therewith, Lumenon granted to Molex a warrant to receive 5,800,000 common shares issuable as Molex fulfills its obligations pursuant to the Teaming Agreement. For the year ended June 30, 2000, an amount of $217,358,739 (US$147,003,070) was recorded under research and development expenses and shares pursuant to the warrant were issued (see note 6
(a) (vi)). Under the terms of this agreement amended during 2000, Molex is committed to purchase a certain number of photonic devices of Lumenon for the first twelve months. After the twelve-month period, Molex will have the option to purchase up to 50% of the excess capacity of Lumenon and both Lumenon and Molex will share Molex's profit upon resale of those devices. Under certain circumstances, Molex may have the right to manufacture all components of the devices in return of a royalty as defined in the agreement.

 4.     PROPERTY AND EQUIPMENT:

                                                 JUNE 30, 2000
                                    ----------------------------------------
                                                  ACCUMULATED      NET BOOK
                                       COST       DEPRECIATION      VALUE
                                    ----------    ------------    ----------
Computer equipment and software...  $  407,294      $ 45,756      $  361,538
Office equipment and fixtures.....     198,002        13,506         184,496
Leasehold improvements............   1,051,538        78,582         972,956
Laboratory and pilot plant
  equipment.......................   3,839,468       755,776       3,083,692
                                    ----------      --------      ----------
                                    $5,496,302      $893,620      $4,602,682
                                    ==========      ========      ==========

       Equipment held under capital leases for which the cost and net book value amount to $603,522 (US$408,171) and $542,557 (US$366,940), respectively, are included in laboratory and pilot plant equipment.

                                                 JUNE 30, 1999
                                    ----------------------------------------
                                                  ACCUMULATED      NET BOOK
                                       COST       DEPRECIATION      VALUE
                                    ----------    ------------    ----------
Computer equipment and software...  $   40,250        $--         $   40,250
Office equipment and fixtures.....      17,618         --             17,618
Leasehold improvements............     191,807         --            191,807
Laboratory and pilot plant
  equipment.......................   1,242,820         --          1,242,820
                                    ----------        ---         ----------
                                    $1,492,495        $--         $1,492,495
                                    ==========        ===         ==========

       All property and equipment were purchased during the six-month period ended June 30, 1999. No depreciation was recorded for the same period as the installation was completed in July 1999.

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

 5.     OBLIGATIONS UNDER CAPITAL LEASES:

            Future minimum lease payments under capital leases are as follows:

        2001........................................................  $284,823
        2002........................................................   175,726
        2003........................................................   135,832
                                                                      --------
        Total minimum lease payments................................   596,381
        Less amount representing interest (at rates varying from
          11.75% to 18.85%).........................................    82,664
                                                                      --------
        Present value of net minimum capital lease payments.........   513,717
        Current portion of obligations under capital leases.........   235,031
                                                                      --------
        Long-term portion of obligations under capital leases.......  $278,686
                                                                      ========

 6.     SHARE CAPITAL:

                                                              JUNE 30,    JUNE 30,
                                                                2000        1999
                                                              --------    --------
        Authorized:
          1,000,000 preferred shares, par value of US$0.001
             per share......................................
          100,000,000 common shares, par value of US$0.001
             per share......................................
        Issued and outstanding:
          32,970,039 common shares (1999 -- 20,215,000).....  $49,147     $30,330
                                                              -------     -------

        (a)     Issue of shares:

             As mentioned in note 1, Lumenon acquired LILT in 1998 under a reorganization and acquisition plan by issuing 12,200,000 common shares to the shareholders of that corporation. At the date of acquisition, there were 255,000 outstanding common shares of Lumenon at an amount of $372 (US$255). In addition, Lumenon issued 4,000,000 common shares to the shareholders of Dequet Capital, Inc. Assets of the latter consisted of cash in the amount of $814,322 (US$540,000).

         1999

        During the six-month period ended June 30, 1999, the Corporation entered into a Stock Purchase Agreement with Molex who agreed to purchase from Lumenon 3,000,000 common shares at $0.74 (US$0.50) per share in two transactions. The first closing was held in June 1999 for 1,500,000 common shares. In total, the Corporation issued 3,760,000 common shares during the period for a cash consideration of $2,764,297 (US$1,880,000) along with warrants for the purchase of 3,926,667 common shares at a price of $1.32 (US$0.90) per share.

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

        2000

       During the year ended June 30, 2000, the Corporation concluded the following share capital transactions:

            (i) 1,484,522 common shares were issued for a cash consideration of $7,099,319 (US$4,843,500), of which $146,820 (US$99,297) was received prior to June 30, 1999;

            (ii) promissory notes were converted into 400,000 common shares with a value of $298,720 (US$200,000);

            (iii) in connection with the issuance of common shares referred to in (i) and (ii), 1,912,211 warrants were issued to be exercised at prices varying from $1.33 (US$0.90) to $44.36 (US$30.00) per share;

            (iv) the second closing of the Stock Purchase Agreement with Molex, which was subject to Lumenon proving out its technology and its ability to manufacture and deliver certain devices, took place in March 2000 for an additional 1,500,000 common shares and related cash consideration of $1,093,125 (US$750,000);

            (v) 3,570,517 common shares were issued upon exercise of warrants and options for cash consideration of $6,103,916 (US$4,171,350);

            (vi) 5,800,000 common shares were issued for services received from Molex in the amount of $217,358,739 (US$147,003,070). Value of the shares issued has been recorded as Molex fulfilled its obligations pursuant to the Teaming Agreement (see note 3). The transaction was accounted for by using the average market price of the shares of the Corporation during the periods the services were rendered by Molex.

       Under the terms of a Stock Restriction Agreement, no primary stockholders can sell any share to competitors of Molex without Molex's prior consent. The agreement includes certain rights of first refusal and preemptive rights except that Lumenon can issue 6,000,000 units to raise capital within 24 months from the date of the agreement, being June 21, 1999. One unit is comprised of one common share and a warrant for the purchase of one common share. The common share can be sold at a price not less than $0.74 (US$0.50) and the warrant can be exercised at a price not less than $1.33 (US$0.90) per share.

       Certain rights or restrictions terminate upon completion of a Public Sale or a Public Offering as defined in the agreement.

       (b)     Stock option plan:

            Under a stock option incentive plan established in May 1999, the Corporation may grant options to purchase common shares to key employees, directors, officers and service-providers. The terms, number of common shares covered by each option as well as the permitted frequency of the exercise of such options is determined by the Board of Directors. The plan contemplates that a maximum of 4,000,000 common shares may be optioned under the stock option plan. No optionee can hold options to purchase more than 5% of the number of shares issued and outstanding at any time. The subscription price for each share covered

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

       by an option is established by the Board of Directors but such price shall not be lower than the market value at the date of grant.

            Options for the purchase of 3,190,000 common shares at a price ranging from $1.47 (US$1.00) to $41.40 (US$28.00) per share have been granted to June 30, 2000.

            Options granted have to be exercised over a period not exceeding seven years. At June 30, 2000, 1,031,650 outstanding options are exercisable and 1,245,500 outstanding options vest over a period of one to five years.

            (i) Changes in outstanding options for the period were as follows:

                                                          WEIGHTED AVERAGE
                                                           EXERCISE PRICE
                                             NUMBER           PER SHARE
                                            ---------    -------------------
       Options outstanding, January 1,
         1999.............................         --    $                --
       Granted............................  1,940,000      1.44    (US$ 0.98)
                                            ---------    ------    ---------
       Options outstanding, June 30,
         1999.............................  1,940,000
       Granted............................  1,250,000    $25.41    (US$17.18)
       Exercised..........................   (822,850)     1.40    (US$ 0.95)
       Cancelled..........................    (90,000)     2.29    (US$ 1.56)
                                            ---------    ------    ---------
       Options outstanding, June 30,
         2000.............................  2,277,150
                                            =========    ======    =========

            (ii) The following table summarizes significant ranges of outstanding options as at June 30, 2000:

                        OPTIONS OUTSTANDING          OPTIONS EXERCISABLE
                  --------------------------------   --------------------
                              WEIGHTED    WEIGHTED               WEIGHTED
                               AVERAGE    AVERAGE                AVERAGE
RANGE OF                      REMAINING   EXERCISE               EXERCISE
EXERCISE PRICES    OPTIONS      LIFE       PRICE      OPTIONS     PRICE
---------------   ---------   ---------   --------   ---------   --------
$ 1.47 -- $11.83  1,212,150   2.7 years    $ 2.01    1,031,650    $1.47
$16.28 -- $29.57    680,000   5.0 years     24.63           --       --
$32.53 -- $41.40    385,000   3.6 years     36.41           --       --

            (iii)     Stock-based compensation:

               The Corporation applies APB Opinion 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, in accounting for its stock option plan. The exercise price of all stock options is equal to the market price of the stock at the date of grant and, accordingly, no compensation cost has been recognized for stock options granted to employees in the financial statements. Had compensation cost for the Corporation's stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of FASB Statement 123, ACCOUNTING

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

          FOR STOCK-BASED COMPENSATION ("SFAS 123"), the Corporation's net loss would have been adjusted to the pro-forma amounts indicated below:

                                     YEAR        SIX-MONTH         FROM            FROM
                                    ENDED          ENDED       INCEPTION TO    INCEPTION TO
                                   JUNE 30,       JUNE 30,     DECEMBER 31,      JUNE 30,
                                     2000           1999           1998            2000
                                 ------------    ----------    ------------    ------------
       Net loss
         As reported...........  $223,562,114    $  749,551      $287,509      $224,599,174
         Pro-forma.............   225,874,543     1,120,362       287,509       227,282,414
                                 ------------    ----------      --------      ------------
       Pro-forma
         compensation..........  $  2,312,429    $  370,811      $     --      $  2,683,240
                                 ============    ==========      ========      ============

       US dollars (note 2(a))
         As reported..........................................  $151,198,510
         Pro-forma............................................   152,762,439
                                                                ------------
                                                                $  1,563,929
                                                                ============

                                                       YEAR      SIX-MONTH        FROM
                                                      ENDED        ENDED      INCEPTION TO
                                                     JUNE 30,    JUNE 30,     DECEMBER 31,
                                                       2000        1999           1998
                                                     --------    ---------    ------------
       Pro-forma net loss per share:
         Basic and diluted.........................   $8.89        $0.06         $0.02
         U.S. dollars..............................    6.01
                                                      =====        =====         =====

       The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: risk-free interest of approximately 5.8%, dividend yield of 0%, expected volatility of 200% and expected life of 2 to 5 years (1999 -- risk-free interest rate of approximately 5.5%, dividend yield of 0%, expected volatility of 90%, and expected life of 3 years). The per share weighted average fair value of stock options granted during 2000 and 1999 was $27.07 (US$18.31) and $0.87 (US$0.59), respectively.

       Compensation costs of $51,321 (1999 -- $241,058) for stock options granted to non-employees have been recognized in the financial statements.

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

       (c)     Warrants:

            The following warrants are outstanding at June 30, 2000:

       WARRANTS     EXPIRY DATE     EXERCISE PRICE PER SHARE*
       ---------   --------------   -------------------------
       1,060,000    August 2000      $ 1.33         (US$0.90)
         296,700   September 2000      8.87         (US$6.00)
          21,500   September 2000     13.12         (US$9.00)
          10,000    October 2000      22.92        (US$15.50)
          43,011   December 2000      34.00        (US$30.00)
         760,000     June 2001         2.22         (US$1.50)
         500,000    August 2001        1.33         (US$0.90)
         400,000    October 2001       1.33         (US$0.90)
       ---------
       3,091,211
       =========

---------------
* The warrants are exercisable in US$.

 7.     COMMITMENTS:

            (a) Under the terms of a license agreement entered into in July 1998, Lumenon has the rights to produce, sell, distribute and promote products derived from the know-how relating to integrated optical components for Dense Wavelength Division Multiplexing and Plastic Optical Fibre devices for telecommunications, data communications and sensor applications. Lumenon is committed to pay a royalty of 5% on gross sales up to a maximum amount of $3,500,000 (US$2,367,104) until October 2017.

            (b) The Corporation leases premises under operating lease agreements that expire in January 2004 and July 2012. The first lease contains a renewal option for a period of five years at the end of the initial term. Those leases require the Corporation to pay all executory costs such as maintenance and insurance. Rental payments under the terms of these leases are secured by a deposit of $750,000 (US$507,000), of which $75,000 (US$50,700) is refundable per year.

            In addition, the Corporation leases certain equipment under operating leases. Minimum lease payments under operating lease agreements for premises and equipment for the next five years and thereafter are as follows:

       2001...............................................  $   978,497
       2002...............................................      902,828
       2003...............................................      866,462
       2004...............................................      839,728
       2005...............................................      802,300
       Thereafter.........................................    6,211,447
                                                            -----------
                                                            $10,601,262
                                                            ===========

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

            (c) The Corporation is committed to purchase equipment in the amount of $4,377,917 (US$2,960,853), for which $775,168 (US$524,258) was disbursed as at June 30, 2000 and recorded under deposits.

            In addition, the Corporation is committed to acquire equipment through capital leases in the amount of $1,133,485 (US$766,593). Estimated future repayments including interest are as follows:

       2001................................................  $  375,376
       2002................................................     462,780
       2003................................................     398,238
       2004................................................      55,133
                                                             ----------
                                                             $1,291,527
                                                             ==========

            (d) The following schedule shows the composition of total rental expense for all operating leases:

                                                                SIX-MONTH
                                                                  PERIOD
                                                 YEAR ENDED       ENDED
                                                  JUNE 30,       JUNE 30,
                                                    2000           1999
                                                 ----------    ------------
       Minimum rental payments.................   $78,168        $26,735
                                                  =======        =======

          There was no rental agreement before the six-month period ended June 30, 1999.

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

 8.     INCOME TAXES:

       Details of the components of income taxes are as follows:

                                                          SIX-MONTH
                                                            PERIOD           FROM
                                          YEAR ENDED        ENDED        INCEPTION TO
                                           JUNE 30,        JUNE 30,      DECEMBER 31,
                                             2000            1999            1998
                                         ------------    ------------    ------------
       Net loss:
         US operations.................  $217,736,986      $241,058        $     --
         Canadian operations...........     5,825,128       508,493         287,509
                                         ------------      --------        --------
                                          223,562,114       749,551         287,509
       Less:
         Compensation cost not
            deductible for tax
            purposes...................        51,321       241,058              --
         Expense related to the Teaming
            Agreement no deductible for
            tax purposes...............   210,510,490            --              --
                                         ============      ========        ========
                                            8,000,303       508,493         287,509
                                         ------------      --------        --------
       Basic income tax rate...........            38%           38%             38%
                                         ------------      --------        --------
                                            3,040,115       193,227         109,253
       Adjustment in income taxes
         resulting from:
         Loss carryforwards and
            unclaimed deductions not
            recognized.................     3,040,115       193,227         109,253
                                         ------------      --------        --------
                                         $         --      $     --        $     --
                                         ============      ========        ========

       In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and tax planning strategies. Since the Corporation is a development stage corporation, the generation of future taxable income is dependent on the successful commercialization of its products and technologies.

       At June 30, 2000, Lumenon and its subsidiary, LILT, the Canadian Corporation, had accumulated scientific research and experimental development expenditures and other unclaimed deductions which are available to reduce future years' taxable income.

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

       Details of the available deductions are as follows:

                                                                  LILT
                                                       --------------------------
                                          LUMENON        FEDERAL      PROVINCIAL
                                         ----------    -----------    -----------
       Research and development
         expenditures, without time
         limitation....................  $       --    $ 7,963,000    $ 8,394,000
       Excess of net book value of
         property and equipment over
         the undepreciated capital
         cost..........................          --     (2,944,569)    (3,154,954)
       Losses carried forward:
         Expiring -- 2006..............          --        315,000        358,000
                       2007............          --      1,494,000      1,725,000
                       2020............   2,175,000             --             --

       In addition, research tax credits, not recorded in the accounts and available to reduce future Federal income taxes payable, amount to $258,000 and $654,000 and expire in 2009 and 2010, respectively.

            In accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES, the income tax effect of temporary differences that give rise to the net deferred tax assets is presented below:

                                                         JUNE 30,      JUNE 30,
                                                           2000          1999
                                                        -----------    ---------
       Scientific research and experimental
         development..................................  $ 3,064,730    $  79,420
       Non-capital losses.............................    1,415,000      228,000
       Excess of net book value of equipment over the
         undepreciated capital cost...................   (1,137,866)          --
       Investment tax credits.........................      912,000      280,000
       Less valuation allowance.......................   (4,253,864)    (587,420)
                                                        -----------    ---------
                                                        $        --    $      --
                                                        ===========    =========

 9.     SUPPLEMENTAL CASH FLOW DISCLOSURE:

       Non-cash investing and financing activities:

            Acquisition of property and equipment through capital leases amounts to $603,522 (US$408,171) at June 30, 2000 (1999 -- nil).

            Capital expenditures of $481,366 (US$325,555) are included in accounts payable at June 30, 2000 (1999 -- nil).

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10.     FINANCIAL INSTRUMENTS:

       (a)     Foreign currency risk management:

            Options and warrants are exercisable in US dollars and payable in such currency. Ultimate proceeds upon exercise of options and warrants may vary due to fluctuations in the value of the Canadian dollar relative to the US currency.

       (b)     Credit risk:

            Financial instruments that potentially subject the Corporation to significant concentrations of credit risk consist principally of short-term investments and accounts receivable.

            The Corporation has investment policies that require placement of short-term investments in financial institutions evaluated as highly creditworthy.

            In the normal course of business, the Corporation evaluates the financial condition of the parties with which it contracts on a continuing basis and reviews the creditworthiness of all new parties. The Corporation determines an allowance for doubtful accounts to reflect specific risks.

       (c)     Fair values:

            The following table presents the carrying amounts and estimated fair values of the Corporation's financial instruments at June 30, 2000 and 1999. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. Fair value estimates are made as of a specific point in time using available information about the financial instrument. These estimates are subjective in nature and often cannot be determined with precision.

                                        JUNE 30,                  JUNE 30,
                                          2000                      1999
                                 -----------------------   -----------------------
                                  CARRYING       FAIR       CARRYING       FAIR
                                   AMOUNT       VALUE        AMOUNT       VALUE
                                 ----------   ----------   ----------   ----------
       Financial assets:
         Cash..................  $1,125,382   $1,125,382   $1,722,871   $1,722,871
         Term deposits.........   4,299,608    4,299,608           --           --
         Interest and sales tax
            receivable.........     365,934      365,934      237,539      237,539
       Financial liabilities:
         Accounts payable......   1,047,082    1,047,082      523,550      523,550
         Accrued liabilities...     324,602      324,602      180,312      180,312
         Convertible promissory
            note...............          --           --      298,720      298,720

            The carrying amounts shown in the table are included in the consolidated balance sheet under the indicated captions.

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

            The following method and assumption were used to estimate the fair value of each class of financial instruments:

            The carrying amounts approximate fair value because of the short maturity of these instruments.

11.     SUBSEQUENT EVENTS:

       (a) On July 21, 2000, the Corporation entered into a non-exclusive license agreement with a third party. The Corporation is committed to pay an initial license fee of $584,047 (US$395,000) and royalties on sales of products as defined in the agreement.

       (b) On July 25, 2000, the Corporation closed a financing involving the issuance of $51,751,000 (US$35 million) five-year convertible notes bearing interest at 7.5% per annum. Interest is payable upon the earlier to occur of the repayment or conversion of the notes. The notes are convertible into the Corporation's common stock at a conversion price based on the closing bid price of the common stock at the time of conversion with a floor as $10.35 (US$7) and a ceiling of $36.96 (US$25) and a floor of $10.35 (US$7). The investors also received five-year common stock purchase warrants entitling them to acquire a total of 5,000,800 shares at a price to be established in 18 months; the investors will have the right to purchase shares of Lumenon at a maximum price of $44.36 (US$30) per share if Lumenon's shares are then traded at a value exceeding $103.50 (US$70). If the stock price is between $44.36 (US$30) and $103.50 (US$70), the price will be the then traded value of the shares minus $44.36 (US$30), divided by two, plus $14.78 (US$10). If the stock price is under $44.36 (US$30), the price will be $14.78 (US$10).

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED FINANCIAL STATEMENTS OF
                                  (UNAUDITED)

           THREE-MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999 AND PERIOD FROM INCEPTION (MARCH 2, 1998) TO SEPTEMBER 30, 2000

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

           THREE-MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999 AND PERIOD FROM INCEPTION (MARCH 2, 1998) TO SEPTEMBER 30, 2000

Financial Statements
  Consolidated Balance Sheets...............................  F-23
  Consolidated Statements of Operations.....................  F-24
  Consolidated Statements of Cash Flows.....................  F-25
  Notes to Consolidated Financial Statements................  F-26

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
                       (IN THOUSANDS OF CANADIAN DOLLARS)

                                               SEPTEMBER 30,     SEPTEMBER 30,     JUNE 30,
                                                    2000              2000           2000
                                               --------------    --------------    ---------
                                                   (US$)                            (CAN$)
                                                  (NOTE 6)           (CAN$)
                                           ASSETS
Current assets:
  Cash and cash equivalents................      $     304         $     458       $   1,125
  Term deposits............................         30,866            46,515           4,300
  Interest and sales tax receivable........          1,313             1,979             366
  Research tax credits receivable..........            201               303             191
  Prepaid expenses.........................             77               116              77
                                                 ---------         ---------       ---------
                                                    32,761            49,371           6,059
Deposits (note 7)..........................          1,229             1,852           1,525
Property and equipment (note 3)............         12,618            19,016           4,603
Other assets...............................             11                16              13
                                                 ---------         ---------       ---------
                                                 $  46,619         $  70,255       $  12,200
                                                 =========         =========       =========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.........................      $   4,293         $   6,470       $   1,047
  Accrued liabilities......................            387               583             325
  Obligations under capital leases.........            357               538             235
                                                 ---------         ---------       ---------
                                                     5,037             7,591           1,607
Convertible notes (note 4).................         14,120            21,278               -
Obligations under capital leases...........            514               775             279
Stockholders' equity:
  Share capital (note 5)...................             35                53              49
  Additional paid-in capital (note 5)......        194,211           292,676         234,864
  Accumulated deficit......................       (167,298)         (252,118)       (224,599)
                                                 ---------         ---------       ---------
                                                    26,948            40,611          10,314
Commitments (note 7).......................
Subsequent events (note 9).................
                                                 ---------         ---------       ---------
                                                 $  46,619         $  70,255       $  12,200
                                                 =========         =========       =========

     See accompanying notes to unaudited consolidated financial statements.

On behalf of the Board:

------------------ Director

------------------ Director

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
          (IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                     THREE MONTHS    THREE MONTHS    THREE MONTHS        FROM
                                         ENDED           ENDED           ENDED       INCEPTION TO
                                     SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                         2000            2000            1999            2000
                                     -------------   -------------   -------------   -------------
                                         (US$)                                          (CAN$)
                                       (NOTE 6)         (CAN$)          (CAN$)
Expenses:
  Research and development.........   $      966      $    1,457      $    2,069       $220,926
  Research tax credits.............          (75)           (113)            (35)          (439)
                                      ----------      ----------      ----------       --------
                                             891           1,344           2,034        220,487
  General and administrative
     expenses......................        2,415           3,639             487          8,519
  Depreciation.....................          364             548              91          1,441
                                      ----------      ----------      ----------       --------
                                           2,779           4,187             578          9,960
Other expenses (income):
  Loss (gain) on foreign
     exchange......................         (472)           (711)             55           (782)
  Interest expense.................          484             729              13            771
  Interest income..................         (526)           (793)            (16)        (1,081)
  Financing charges (note 4).......       15,105          22,763               -         22,763
                                      ----------      ----------      ----------       --------
                                          14,591          21,988              52         21,671
                                      ----------      ----------      ----------       --------
Net loss...........................   $   18,261      $   27,519      $    2,664       $252,118
                                      ==========      ==========      ==========       ========
Net loss per share.................   $     0.53      $     0.80      $     0.13
                                      ==========      ==========      ==========       ========
Weighted average number of shares
  outstanding......................   34,511,352      34,511,352      21,116,992
                                      ==========      ==========      ==========       ========

     See accompanying notes to unaudited consolidated financial statements.

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                       (IN THOUSANDS OF CANADIAN DOLLARS)

                                           THREE MONTHS    THREE MONTHS    THREE MONTHS        FROM
                                               ENDED           ENDED           ENDED       INCEPTION TO
                                           SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                               2000            2000            1999            2000
                                           -------------   -------------   -------------   -------------
                                               (US$)                                          (CAN$)
                                             (NOTE 6)         (CAN$)          (CAN$)
CASH FLOWS FROM:
Operating activities:
  Net loss...............................    $(18,261)       $(27,519)        $(2,664)       $(252,118)
  Adjustment for items not involving
     cash:
       Depreciation......................         364             548              91            1,441
       Interest expense on convertible
          notes..........................      15,587          23,489                           23,489
       Compensation cost.................         469             707               -              999
       Shares issuable for services......           -               -           1,892          217,359
       Unrealized loss on foreign
          exchange.......................         431             650               -              650
  Net change in operating assets and
     liabilities (note 8)................        (805)         (1,211)           (231)            (954)
                                             --------        --------         -------        ---------
                                               (2,215)         (3,336)           (912)          (9,134)
Financing activities:
  Proceeds from issuance of common
     shares..............................       3,911           5,893           3,985           23,141
  Cash from the acquisition of a
     subsidiary..........................           -               -               -              814
  Share issue expenses...................         (18)            (27)           (292)          (1,125)
  Principal repayments of capital
     lease...............................         (54)            (81)              -             (171)
  Proceeds from issuance of convertible
     notes...............................      34,003          51,243               -           51,542
  Debt issue costs.......................      (1,898)         (2,861)                          (2,861)
                                             --------        --------         -------        ---------
                                               35,944          54,167           3,693           71,340
Investing activities:
  Additions to property and equipment....      (5,941)         (8,953)           (535)         (13,365)
  Deposits...............................        (217)           (327)              -           (1,852)
  Purchases of term deposits.............     (38,594)        (58,162)         (2,787)         (77,975)
  Disposals of term deposits.............      10,582          15,947               -           31,460
  Additions to other assets..............          (2)             (3)              -              (16)
                                             --------        --------         -------        ---------
                                              (34,172)        (51,498)         (3,322)         (61,748)
                                             --------        --------         -------        ---------
(Decrease) increase in cash and cash
  equivalents............................        (443)           (667)           (541)             458
Cash and cash equivalents, beginning of
  period.................................         747           1,125           1,723                -
                                             --------        --------         -------        ---------
Cash and cash equivalents, end of
  period.................................    $    304        $    458         $ 1,182        $     458
                                             ========        ========         =======        =========

     See accompanying notes to unaudited consolidated financial statements.

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
     THREE-MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999 AND PERIOD FROM
                INCEPTION (MARCH 2, 1998) TO SEPTEMBER 30, 2000
          (IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

       In the opinion of management, the accompanying unaudited interim financial statements, prepared in accordance with US generally accepted accounting principles, contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the Corporation's financial position as at September 30, 2000, June 30, 2000, its results of operations and cash flows for the three months ended September 30, 2000 and 1999 and from inception to September 30, 2000.

       While management believes that the disclosures presented are adequate to make the information not misleading, these consolidated financial statements and notes should be read in conjunction with the Corporation's Consolidated Financial Statements at June 30, 2000.

1.     ORGANIZATION AND BUSINESS ACTIVITIES:

       The Corporation's principal business activity is to develop products related to the Dense Wavelength Division Multiplexing market and other photonics markets.

       The Corporation is subject to a number of risks, including successful development and marketing of its technology and attracting and retaining key personnel. The Corporation has entered into the process of establishing its production facilities during the three-month period ended September 30, 2000. In order to achieve its business plan, the Corporation anticipates the need to raise additional capital.

2.     MOLEX AGREEMENTS:

       (a)  Stock Restriction Agreement:

             As part of financing arrangements of 1999 with Molex Incorporated ("Molex"), the Corporation entered into a stock restriction agreement whereby no primary stockholders can sell any share to competitors of Molex without Molex's prior consent. The agreement includes Right of First Refusal and Preemptive rights except that Lumenon can issue 6,000 units (one common share and a warrant for the purchase of one common share at a price not less than $1.32 (US$0.90) per share) at a price not less than $0.74 (US$0.50) per unit to raise capital within 24 months from the date of the agreement.

             Certain rights or restrictions might be terminated upon completion of a Public Sale or a Public Offering as defined in the agreement.

       (b)  Teaming Agreement:

             Under the terms of a teaming agreement, Molex is committed to purchase a certain number of photonic devices of Lumenon for the first twelve months. After the twelve-month period, Molex will have the option to purchase up to 50% of the excess capacity of Lumenon and both Lumenon and Molex will share Molex's profit upon resale of those devices. Under certain circumstances, Molex may have the right to manufacture all components of the devices in return of a royalty as defined in the agreement.

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                  (UNAUDITED)

3.     PROPERTY AND EQUIPMENT:

                                                          SEPTEMBER 30, 2000
                                                  -----------------------------------
                                                                               NET
                                                             ACCUMULATED       BOOK
                                                   COST      DEPRECIATION     VALUE
                                                  -------    ------------    --------
Computer equipment and software.................  $   672       $   91       $   581
Office equipment and fixtures...................      782           57           725
Leasehold improvements..........................    1,550          140         1,410
Pilot plant equipment and laboratory
  installation..................................    6,601        1,153         5,448
Production equipment and laboratory
  installation..................................   10,852            -        10,852
                                                  -------       ------       -------
                                                  $20,457       $1,441       $19,016
                                                  =======       ======       =======

       Cost and net book value of pilot plant and production equipment held under capital leases amount to $1,528 and $1,395 respectively as at September 30, 2000.

       The Corporation is in the process of establishing its production facilities. No depreciation was recorded with respect to production equipment and laboratory installation.

4.     CONVERTIBLE NOTES:

       On July 25, 2000, the Corporation closed a financing involving the issuance of $51,243 (US$35,000) five-year convertible notes bearing interest at 7.5% per annum. Interest is payable upon the earlier to occur of the repayment or conversion of the notes. The notes are convertible at any time into the Corporation's common stock at a conversion price based on the closing bid price of the common stock at the time of conversion with a floor of $10.35 (US$7) and a ceiling of $36.96 (US$25).

       The investors also received five-year common stock purchase warrants entitling them to acquire a total of 5,000,800 shares exercisable on or after January 25, 2002 and expiring on July 25, 2005. Exercise price of the warrants is based on a formula whereby such price may vary from $15.07 (US$10) to $45.21 (US$30). In addition, the exercise price will be lower than the fair market value except if the fair market value is equal or lower than $14.78 (US$10).

       Related debt issue costs amounted to $2,861.

       The Corporation applied APB-14 ("Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants") and EITF 98-5 ("Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios"). As a result, the convertible notes were discounted by $32,524 and are presented net of the debt discount which is amortized over the term of the notes. Interest expense with respect to the beneficial conversion feature of convertible notes and amortization of debt discount was recorded in the amount of $22,763. Additional paid-in capital was increased by $51,243 as a result of the amount allocated to the stock purchase warrants and the beneficial conversion feature of the notes.

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                  (UNAUDITED)

5.     SHARE CAPITAL:

                                                                SEPTEMBER       JUNE
                                                                   30,          30,
                                                                  2000          2000
                                                              -------------   --------
Authorized:
  1,000,000 preferred shares, par value of US$0.001 per
     share
     100,000,000 common shares, par value of US$0.001 per
     share
Issued and outstanding:
  35,452,739 common shares (June 30, 2000 -- 32,970,039)....       $53          $49
                                                                   ===          ===

       During the three-month period ended September 30, 2000, the Corporation concluded the following share capital transactions:

     (a)     Issue of shares:

             2,482,700 common shares were issued for a cash consideration of $5,893 upon exercise of options and warrants.

     (b)     Stock option plan:

             Changes in outstanding options for the three-month period ended September 30, 2000 were as follows:

                                                              WEIGHTED AVERAGE
                                              NUMBER      EXERCISE PRICE PER SHARE
                                             ---------    -------------------------
        Options outstanding, June 30,
          2000.............................  2,277,150     $13.92        (US$9.24)
        Granted............................  1,105,000     $35.67       (US$23.67)
        Exercised..........................   (144,500)    $ 1.53        (US$1.03)
                                             ---------     ------       ---------
        Options outstanding, September 30,
          2000.............................  3,237,650     $21.90       (US$14.53)
                                             =========     ======       =========

             At September 30, 2000, 204,650 outstanding options are exercisable and 3,033,000 outstanding options vest over a period of one to seven years.

     (c) Warrants:

        The following warrants are outstanding at September 30, 2000:

        WARRANTS     EXPIRY DATE     EXERCISE PRICE PER SHARE
        ---------   --------------   -------------------------
           10,000    October 2000     $23.36        (US$15.50)
           43,011   December 2000     $45.21        (US$30.00)
          700,000     June 2001       $ 2.26         (US$1.50)
           14,000     July 2003       $37.68        (US$25.00)
        5,000,800     July 2005                  *
        ---------
        5,767,811
        =========

* The exercise price per share, to be established in 18 months, may vary from $15.07 (US$10.00) to $45.21 (US$30.00) subject to the then traded value of the stock (note 4).

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                  (UNAUDITED)

6.     FUNCTIONAL CURRENCY AND CONVENIENCE TRANSLATION:

       The functional currency of the Corporation is the Canadian dollar.

       US dollar amounts presented on the balance sheets, statements of operations and cash flows are provided for convenience of reference only and are based on the closing exchange rate at September 30, 2000, which was $1.507 Canadian dollar per US dollar.

7.     COMMITMENTS:

       (a) Since July 1, 2000, the Corporation entered in new capital leases at interest rate varying from 11.75% to 13.96%. Minimum lease payments under capital lease agreements for the next four years are as follows:

       2001........................................................  $277
       2002........................................................   279
       2003........................................................   236
       2004........................................................     3
                                                                     ----
                                                                     $795
                                                                     ====

       (b) As at September 30, 2000, the Corporation is committed to purchase equipment in the amount of $2,469 for which $1,852 was disbursed and recorded under deposits.

       (c) In addition, the Corporation is committed to acquire equipment through capital leases in the amount of $1,464 repayable over a period of approximately three years.

       (d) On July 21, 2000, the Corporation entered into a non-exclusive license agreement with a third party. Under the terms of this agreement, Lumenon is committed to pay royalties on sales of products as defined in the agreement.

8.     SUPPLEMENTAL CASH FLOW DISCLOSURE:

       (a)     Net change in operating assets and liabilities:

                                     THREE MONTHS      THREE MONTHS      THREE MONTHS          FROM
                                         ENDED             ENDED             ENDED         INCEPTION TO
                                     SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,
                                         2000              2000              1999              2000
                                    ---------------   ---------------   ---------------   ---------------
                                         (US$)            (CAN$)            (CAN$)            (CAN$)
Interest and sales tax
  receivable......................      $(1,071)          $(1,613)           $(136)           $(1,979)
Research tax credits receivable...          (75)             (113)             (38)              (303)
Prepaid expenses..................          (26)              (39)              23               (116)
Accounts payable and accrued
  liabilities.....................          367               554              (80)             1,444
                                        -------           -------            -----            -------
                                        $  (805)          $(1,211)           $(231)           $  (954)
                                        =======           =======            =====            =======

                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                  (UNAUDITED)

     (b) Non-cash investing and financing activities:

             Acquisition of property and equipment through capital leases amounts to $880 for the three- month period ended September 30, 2000.

             Capital expenditures of $5,127 are included in accounts payable at September 30, 2000.

9.     SUBSEQUENT EVENTS:

       (a) On October 16, 2000, $10,549 (US$7,000) of the principal amount of the convertible notes plus interest were converted into 616,414 common shares.

       (b) In October 2000, the Corporation granted under its stock option incentive plan 352,500 options to certain employees for the purchase of 352,500 common shares at price varying from $23.92 (US$15.87) to $41.50 (US$27.54).

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Securities and Exchange Commission Filing Fee......  US$ 61,657.20
Accountants' fees and expenses.....................  US$ 20,000.00
Legal fees and expenses............................  US$120,000.00
Miscellaneous......................................  US$  3,342.80
                                                     -------------
        Total......................................  $  205,000.00


       The foregoing costs and expenses will be paid by Lumenon. Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       As permitted by law, our certificate of incorporation limits the personal liability of a director for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for:

        -- any breach of the director's duty of loyalty to us or our stockholders;

        -- acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

        --      unlawful payment of dividends or stock purchases or redemptions;
                or

        -- any transaction from which the director derived an improper personal benefit.

       Our certificate of incorporation and by-laws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he is or was a director, officer, employee or an agent of Lumenon or is or was serving at our request as a director, officer, employee or agent of another entity, against all outlays incurred by him in connection with these proceedings.

       We propose to enter into indemnity agreements with our directors and executive officers. The indemnity agreements will provide that we shall indemnify them from and against liabilities and outlays in connection with any threatened, pending or completed proceeding in which they are a party (other than a proceeding by or in the right of Lumenon to procure a judgment in its favor), unless it is determined that they did not act in good faith and for a purpose which they reasonably believed to be in the best interests of Lumenon and, in the case of a criminal proceeding or action, that they had reasonable cause to believe that their conduct was unlawful. The indemnity agreements will also provide that we shall indemnify them if they are a party to or threatened to be made a party to any proceeding by or in the right of Lumenon to procure a judgment in its favor, unless it is determined that they did not act in good faith and for a purpose that they reasonably believed to be in, or, in the case of service to an entity related to Lumenon, not opposed to, the best interests of Lumenon, except that no indemnification for losses shall be made in respect of (a) any claim, issue or matter as to which they shall have been adjudged to be liable to us or (b) any threatened or pending action to which they are a party or are threatened to be made a party that is settled or otherwise disposed of, unless and only to the extent that any court in which this action or proceeding was brought determines upon application that they are fairly and reasonably entitled to indemnity for these expenses. This indemnification will be in addition to any other rights to which these officers or directors may be entitled under any law, charter provision, by-law, agreement, vote of shareholders or otherwise.

       We maintain a CDN$5,000,000 directors and officers liability insurance policy.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of an action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

       In July 1998, under a reorganization and acquisition plan, (i) Lumenon acquired the outstanding stock of LILT in consideration of the issuance of 12,200,000 shares of common stock to the former shareholders of LILT and (ii) Lumenon acquired the outstanding stock of Dequet Capital, Inc. in consideration of the issuance of 4,000,000 shares of common stock to the former stockholders of Dequet. The shares issued in connection with the acquisition of Lumenon were issued to the six former shareholders of LILT, Najafi Holding, Inc., Andrewma Holding, Inc., Touam Holding, Inc., SurfaceTech, Polyvalor and McGill University in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), were deemed by us to be "restricted securities" within the meaning of Rule 144 under the Securities Act and were appropriately legended and restricted as to subsequent transfer. The shares issued in connection with the acquisition of Dequet were issued to the former stockholders of Dequet under the exemption provided in Rule 504 of Regulation D under the Securities Act for a total consideration of US$540,000. No underwriter was involved in either transaction.

       During the six-month period ended June 30, 1999, Lumenon issued an aggregate of 2,260,000 units at a price of US$0.50 per unit to investors (excluding Molex). Each unit comprised one share of common stock and one warrant for the purchase of one additional share of common stock at a price of US$0.90 per share. All of these warrants have been exercised. The securities were offered and sold to the following entities and individuals under the exemption provided in Section 4(2) of the Securities Act: Manitex Capital Inc., a Canadian venture capital company, Pinetree Capital Corp., a Canadian venture capital company, a group of Canadian investors investing through a confidential trust, and a group of Canadian investors investing through Groome Capital.com, Inc., an investment banking firm. Each investor was an accredited investor (as defined in Rule 501 of Regulation D under the Securities Act) or otherwise a sophisticated investor or employed a purchaser's representative having knowledge and experience in financial and business matters, each being capable of evaluating the merits and risks of its investment and each having had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain additional information from Lumenon, necessary to make an informed investment decision. All these securities were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in this transaction.

       In March 1999, we issued US$200,000 principal amount of its 10% Convertible Notes (the "Notes") to Brant Investments Limited Global Securities Services, a Canadian entity and an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act. Each US$1,000 principal amount of the Notes was initially convertible into common stock at US$0.50 per share. Upon conversion of the Notes, the holders received for each US$1,000 principal amount, warrants to purchase 1,000 additional shares of common stock at US$0.90 per share with a term of 30 months. The securities were offered and sold pursuant to the exemption provided in Section 4(2) of the Securities Act. All of the Notes were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. The warrants were exercised in July 2000. Groome Capital.com, Inc. ("Groome") acted as underwriter in connection with this placement. The notes were converted in September 1999 in accordance with their terms.

       In June 1999, we issued 1,500,000 shares of common stock, 1,666,667 cash common stock purchase warrants and 5,800,000 service common stock purchase warrants to Molex under the Molex Agreements, for a cash consideration of US$750,000. Each cash common stock purchase warrant entitled Molex to acquire one share of common stock at a price of US$0.90 on or before August 1, 2001 and were exercised in November 1999. Each service common stock purchase warrant entitles Molex to receive one share of common stock for services rendered under the Molex Agreements and were exercised during fiscal year 2000. The securities were offered and sold in reliance on the exemption provided in Section 4(2) of the Securities Act and solely to an accredited investor, Molex, within the meaning of Rule 501 of Regulation D under the Securities Act. No underwriter was involved in this transaction.

       In July 1999, we issued 960,000 units at a price of US$1.00 per unit. Each unit comprised one share of common stock and one warrant for the purchase of one additional share of common stock at a price of US$1.50 per share before June 2001. 200,000 of these warrants were exercised in May 2000. The securities were offered and sold in reliance on the exemption provided in Section 4(2) of the Securities Act and solely to accredited investors (as defined in Rule 501 of Regulation D of the Securities Act) or otherwise to sophisticated investors or to investors employing a purchaser representative having knowledge and experience in financial and business matters, each being capable of evaluating the merits and risks of its investment and each having had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain additional information from Lumenon necessary to make and informed investment decision. All securities were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in this transaction.

       In September 1999, we issued 407,000 additional units at a price of US$4.00 per unit. Each unit comprised one share of common stock and one warrant for the purchase of one additional share of common stock at a price of US$6.00 per share before September 2000. The securities were offered and sold in reliance on the exemption provided in Section 4(2) of the Securities Act and solely to accredited investors (as defined in Rule 501 of Regulation D of the Securities Act), or otherwise to sophisticated investors or to investors employing a purchaser representative having knowledge and experience in financial and business matters, each being capable of evaluating the merits and risks of its investment and each having had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain additional information from us necessary to make and informed investment decision. All these securities were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. Groome acted as underwriter in connection with this placement. 125,000 of the warrants were exercised in October 1999.

       In September 1999, we issued 400,000 additional units to holders of the Notes, Brant Investments Limited Global Securities Services upon the full conversion of its Notes. Each unit comprised one share of common stock and one warrant for the purchase of one additional share of common stock at a price of US$0.90 per share before September 30, 2001. The securities were offered and sold solely to in reliance on the exemption provided in Section 4(2) of the Securities Act and solely to accredited investors (as defined in Rule 501 of Regulation D of the Securities Act) or otherwise to sophisticated investors or to investors employing a purchaser representative having knowledge and experience in financial and business matters, each being capable of evaluating the merits and risks of its investment and each having had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain additional information from us necessary to make an informed investment decision. All these securities were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. Groome acted as underwriter in connection with the placement of the Notes and their conversion, and upon conversion of these Notes, Groome exercised its option to purchase an additional 30,000 units for US$15,000 and exercised the 30,000 warrants included in the Units for US$27,000 in December 1999.

       In November 1999, we issued 21,500 units at a price of US$7.00 per unit. Each unit comprised one share of common stock and one warrant for the purchase of one additional share at a price of US$9.00 per share before September 30, 2000. The securities were offered and sold solely in reliance on the exemption provided in Section 4(2) of the Securities Act and solely to Ghaemi Holdings, a Canadian holding company, and an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act. All these securities were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. Ghaemi Holdings exercised the 21,500 warrants for US $193,500 in September 2000. No underwriter was involved in this transaction.

       In November 1999, we issued 10,000 additional units at a price of US$10.50 per unit. Each unit comprised one share of common stock and one warrant for the purchase of one additional share at a price of US$15.50 per share before October 31, 2000. The warrants expired unexercised. The securities were offered and sold in reliance on the exemption provided in Section 4(2) of the Securities Act and solely to Groupe Huot Inc., a Canadian holding company, and an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act. All these securities were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in this transaction.

       In November 1999, Molex exercised its warrants to acquire 1,666,667 shares at a price of US$0.90 per share for total proceeds of US$1,500,000. Molex is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and we relied upon the exemption provided in Section 4(2) of the Securities Act. All these securities were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in these transactions.

       Additionally, warrants to acquire a total of 755,000 shares were exercised in the three-month period ended December 31, 1999 for total proceeds of US$1,295,000. These warrants were issued in prior transactions described above. All these securities were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in these transactions.

       In December 1999, we entered into an agreement to issue 86,022 additional units at a price of US$23.25 per unit. Each unit comprised one share of common stock and a warrant for the purchase of one half of an additional share at a price of US$30.00 per share before December 7, 2000. The shares were issued on January 12, 2000. The securities were offered and sold solely in reliance on the exemption provided in
Section 4(2) of the Securities Act and solely to Terima a.v.v., a British Virgin Islands holding company, and an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act. All these securities were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in this transaction.

       In March 2000, we issued 1,500,000 shares of Common Stock to Molex for cash consideration in the amount of US$750,000 as part of the scheduled second closing under the terms of our Agreement with Molex . The securities were offered and sold in reliance on the exemption provided in Section 4(2) of the Securities Act and solely to an accredited investor, Molex, within the meaning of Rule 501 of Regulation D under the Securities Act. No underwriter was involved in this transaction. The proceeds were used to fund current activities and expenses associated with the expansion project.

       The following unregistered securities were issued by us from April 1, 2000 to October 31, 2000:

                                                                   NUMBER OF SHARES
                                                                    ISSUED/SUBJECT       OFFERING/
     DATE OF                       DESCRIPTION OF                   TO OPTIONS OR        EXERCISE
  SALE/ ISSUANCE                  SECURITIES ISSUED                WARRANTS & NOTES   PRICE PER SHARE
  --------------                  -----------------                ----------------   ---------------
  March 2, 2000     Common stock issued to Molex, an accredited          709,848         US$26.38
                    investor, upon exercise of the services
                    warrant
  April 14, 2000    Common stock issued to Groome Capital Corp.,          26,000          US$6.00
                    Inc., an accredited investor, upon exercise
                    of warrants
   May 8, 2000      Common stock issued to Lavery, de Billy as           150,000          US$0.90
                    nominee for accredited investors, upon
                    exercise of warrants
   May 19, 2000     Warrants to purchase shares of common stock          200,000          US$0.90
                    issued to Lavery, de Billy as nominee for
                    accredited investors, upon exercise of
                    warrants
  June 23, 2000     Common stock issued to Molex, an accredited        5,090,152         US$26.38
                    investor, upon the exercise of the services
                    warrant
  July 18, 2000     Common Stock issued to Lavery, de Billy as           210,000          US$0.90
                    nominee for Consultants Alconsultex, an
                    accredited investor, upon exercise of
                    warrants
  July 20, 2000     Common Stock issued to Lavery, de Billy as            50,000          US$0.90
                    nominee for Jean-Louis Poulin, an accredited
                    investor, upon exercise of warrants
  July 20, 2000     Common Stock issued to Lavery, de Billy as            50,000          US$0.90
                    nominee for 2973-9711 Quebec, Inc., an
                    accredited investor, upon exercise of
                    warrants
  July 24, 2000     Common stock issued to Pinetree Capital              500,000          US$0.90
                    Corp., a accredited investor, upon exercise
                    of warrants

                                                                   NUMBER OF SHARES
                                                                    ISSUED/SUBJECT       OFFERING/
     DATE OF                       DESCRIPTION OF                   TO OPTIONS OR        EXERCISE
  SALE/ ISSUANCE                  SECURITIES ISSUED                WARRANTS & NOTES   PRICE PER SHARE
  --------------                  -----------------                ----------------   ---------------
  July 25, 2000     Warrants to purchase shares of common stock       10,000,800            to be
                    and convertible notes into shares of common                        determined
                    stock issued to Capital Ventures
                    International and Castle Creek Technology
                    Partners LLC
  July 25, 2000     Common stock issued to Brant Investments             400,000          US$0.90
                    Limited Global Securities Services, an
                    accredited investor, upon exercise of
                    warrants
  August 1, 2000    Common stock issued to Lavery, de Billy as            60,000          US$1.50
                    nominee for accredited investor, upon
                    exercise of warrants
  August 1, 2000    Common Stock issued to Lavery, de Billy as           175,000          US$0.90
                    nominee for Rush & Co., an accredited
                    investor, upon exercise of warrants
  August 1, 2000    Common Stock issued to Lavery, de Billy as            39,750          US$0.90
                    nominee for Jacques Paul-Hus, an accredited
                    investor, upon exercise of warrants
  August 1, 2000    Common Stock issued to Lavery, de Billy as            25,000          US$0.90
                    nominee for Pierre Genest, an accredited
                    investor, upon exercise of warrants
 August 11, 2000    Common Stock issued to Lavery, de Billy as           300,000          US$0.90
                    nominee for Klug Investments, an accredited
                    investor, upon exercise of warrants
 August 25, 2000    Common Stock issued to Lavery, de Billy as           160,000          US$0.90
                    nominee for Pierre L. Baribeau, an accredited
                    investor, upon exercise of warrants
 August 25, 2000    Common Stock issued to Lavery, de Billy as            50,000          US$0.90
                    nominee for Diane Nadeau, an accredited
                    investor, upon exercise of warrants
 August 29, 2000    Common Stock issued to MDL Investments Ltd.,         100,000          US$6.00
                    an accredited investor, upon exercise of
                    warrants
September 5, 2000   Common Stock issued to Egger & Co., an                26,000          US$6.00
                    accredited investor, upon exercise of
                    warrants
September 6, 2000   Common Stock issued to National Bank                  40,700          US$6.00
                    Financial, an accredited investor, upon
                    exercise of warrants
September 6, 2000   Common Stock issued to NBC Clearing Services          26,000          US$6.00
                    Inc., an accredited investor, upon exercise
                    of warrants
September 6, 2000   Common Stock issued to NBC Clearing Services          26,000          US$6.00
                    Inc., an accredited investor, upon exercise
                    of warrants
September 6, 2000   Common Stock issued to First Marathon, an             26,000          US$6.00
                    accredited investor, upon exercise of
                    warrants

                                                                   NUMBER OF SHARES
                                                                    ISSUED/SUBJECT       OFFERING/
     DATE OF                       DESCRIPTION OF                   TO OPTIONS OR        EXERCISE
  SALE/ ISSUANCE                  SECURITIES ISSUED                WARRANTS & NOTES   PRICE PER SHARE
  --------------                  -----------------                ----------------   ---------------
September 6, 2000   Common Stock issued to NBC Clearing Services          26,000          US$6.00
                    Inc., an accredited investor, upon exercise
                    of warrants
September 7, 2000   Common Stock issued to Sassoon Shahmoun, an           26,000          US$6.00
                    accredited investor, upon exercise of
                    warrants
September 20, 2000  Common stock issued to accredited investors           21,500          US$9.00
                    upon exercise of warrants
 October 16, 2000   Common stock issued to accredited investors          616,414         US$11.55
                    upon conversion of notes

       The issuances of all of the securities listed in this Item 15 were exempt from registration pursuant to Section 4(2) of the Securities Act as transactions not involving a public offering. All of the securities listed in this Item 15 were deemed by us to be restricted securities and were appropriately legended and restricted as to subsequent transfer. No underwriter was involved in these transactions. For each of the issuances listed in this Item 15, there were no solicitations or advertising by Lumenon, and investors completed an investor questionnaire as to their qualifications and level of experience.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS


        *2.1   Amended Plan of Reorganization, Merger and Acquisition by
               which WWV Development, Inc. (a Delaware corporation)
               acquired and merged into itself Lumenon Innovative Lightwave
               Technology, Inc. (a Canadian federal corporation), and
               acquired Dequet Capital, Inc. (a Nevada corporation) as
               wholly-owned subsidiaries, dated July 7, 1998 (incorporated by reference to Exhibit 2.1 to our Registration Statement on
               Form 10).
        *3.1   Amended and Restated Certificate of Incorporation of Lumenon
               Innovative Lightwave Technology, Inc. (incorporated by
               reference to Exhibit 3.1 to our Registration Statement on
               Form 10).
        *3.2   Amended and Restated By-Laws (incorporated by reference to
               Exhibit 3.1 to our Registration Statement on Form 10).
        *4.1   Specimen Certificate for Shares of Common Stock
               (incorporated by reference to Exhibit 4.1 to our
               Registration Statement on Form 10).
        *4.2   Lumenon Innovative Lightwave Technology, Inc. Stock Option
               Incentive Plan (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form 10).
        *4.3   Form of Lumenon Innovative Lightwave Technology, Inc.
               Warrant to Acquire Shares of Common Voting Stock
               (incorporated by reference to Exhibit 4.3 to our
               Registration Statement on Form 10).
        *4.4   Form of Convertible Note dated, July 25, 2000 (incorporated by reference to Exhibit 4.1 to our Current Report on Form
               8-K, filed July 28, 2000).
        *4.5   Form of Stock Purchase Warrant, dated July 25, 2000
               (incorporated by reference to Exhibit 4.2 to our Current
               Report on Form 8-K, filed July 28, 2000).
        *5     Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.
       *10.1   License Agreement by and between Polyvalor and McGill
               University and Lumenon Innovative Lightwave Technology, Inc.
               (incorporated by reference to our Registration Statement on
               Form 10, Exhibit 10.1).

       *10.2   Teaming Agreement between Molex Incorporated and its
               subsidiary Molex Fiber Optics, Inc., and Lumenon Innovative
               Lightwave Technology, Inc. and its wholly owned subsidiary
               LILT Canada Inc., dated May 19, 1999 (incorporated by
               reference to Exhibit 10.2 to our Registration Statement on
               Form 10).
       *10.3   Stock Purchase Agreement between Molex Incorporated, Lumenon
               Innovative Lightwave Technology, Inc., and LILT Canada,
               Inc., dated May 19, 1999 (incorporated by reference to
               Exhibit 10.3 to our Registration Statement on Form 10).
       *10.4   Stock Restriction Agreement between Molex Incorporated,
               Lumenon Innovative Lightwave Technology, Inc., and LILT
               Canada, Inc., Andrewma Holding, Inc., and Najafi Holding
               Inc., dated June 21, 1999 (incorporated by reference to
               Exhibit 10.4 to our Registration Statement on Form 10).
       *10.5   Registration Rights Agreement between Lumenon Innovative
               Lightwave Technology, Inc. and Molex Incorporated dated June
               21, 1999 (incorporated by reference to Exhibit 10.5 to our
               Registration Statement on Form 10).
       *10.6   Securities Purchase Agreement by and among Lumenon
               Innovative Lightwave Technology, Inc., Capital Ventures
               International and Castle Creek Partners LLC, dated July 25,
               2000 (incorporated by reference to Exhibit 10.8 to our
               Current Report on Form 8-K, filed July 28, 2000).
       *10.7   Registration Rights Agreement by and among Lumenon
               Innovative Lightwave Technology, Inc., Capital Ventures
               International and Castle Creek Partners LLC, dated July 25,
               2000 (incorporated by reference Exhibit 10.2 to our Current
               Report on Form 8-K filed on July 28, 2000).
       *10.8   Agreement of Lease between Liberty Sites Ltd. and LILT
               Canada, Inc., dated May 19, 2000 (incorporated by reference to Exhibit 10.8 to our Annual Report on Form 10-K for the
               fiscal year ended June 30, 2000).
       *10.9   License Agreement between Polaroid Corporation and LILT
               Canada, Inc., a subsidiary of Lumenon Innovative Lightwave
               Technology, Inc., dated July 21, 2000 (incorporated by
               reference Exhibit 10.9 to our Current Report on Form 8-K
               filed on July 28, 2000).
       *21     Subsidiaries of the Registrant (incorporated by reference to
               Exhibit 21 to our Registration Statement on Form 10).
      **23.1   Consent of KPMG, LLP.
       *23.2   Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP
               (included on Exhibit 5 to this Registration Statement).
       *24     Power of Attorney (included on signature page to this
               Registration Statement).
       *27     Financial Data Schedule (incorporated by reference to
               Exhibit 27 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2000).

---------------
*     Previously filed.

**     Filed herewith.

ITEM 17.  UNDERTAKINGS

(a)     The undersigned Registrant undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Canada, on the 20th day of December, 2000.


                                        LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY,
                                        INC.

                                        By:                   *
                                           -------------------------------------
                                           Dr. S. Iraj Najafi,
                                           President and Chief Executive Officer

                                           December 20, 2000


                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. Iraj Najafi, Mark P. Andrews and Vincent Belanger his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments to this Registration Statement, and any related registration statement filed pursuant to Rule 462(b) of the Act and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


                      NAME                                      TITLE                      DATE
                      ----                                      -----                      ----

*                                                 President, Chief Executive
------------------------------------------------  Officer
Dr. S. Iraj Najafi                                and Director (Principal Executive  December 20, 2000
                                                  Officer)

*                                                 Vice President, Chief Technology
------------------------------------------------  Officer, Secretary and Director
Mark P. Andrews                                                                      December 20, 2000

*                                                 Director
------------------------------------------------
Anthony Moretti                                                                      December 20, 2000

                      NAME                                      TITLE                      DATE
                      ----                                      -----                      ----
*                                                 Director
------------------------------------------------
Denis N. Beaudry                                                                     December 20, 2000

*                                                 Director
------------------------------------------------
Pierre-Paul Allard                                                                   December 20, 2000

/s/ VINCENT BELANGER                              Vice President Finance, Chief
------------------------------------------------  Financial Officer and Treasurer
Vincent Belanger                                  (Principal Financial and           December 20, 2000
                                                  Accounting Officer)

*                                                 Director
------------------------------------------------
Guy Brunet                                                                           December 20, 2000

*                                                 Director
------------------------------------------------
Gilles Marcotte                                                                      December 20, 2000

*                                                 Director
------------------------------------------------
Pierre-Andre Roy                                                                     December 20, 2000

* By: /s/ VINCENT BELANGER
     -------------------------------------------
     Vincent Belanger
     Attorney-in-fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
    *2.1   Amended Plan of Reorganization, Merger and Acquisition by
           which WWV Development, Inc. (a Delaware corporation)
           acquired and merged into itself Lumenon Innovative Lightwave
           Technology, Inc. (a Canadian federal corporation), and
           acquired Dequet Capital, Inc. (a Nevada corporation) as
           wholly-owned subsidiaries, dated July 7, 1998 (incorporated by reference to Exhibit 2.1 to our Registration Statement on
           Form 10).
    *3.1   Amended and Restated Certificate of Incorporation of Lumenon
           Innovative Lightwave Technology, Inc. (incorporated by
           reference to Exhibit 3.1 to our Registration Statement on
           Form 10).
    *3.2   Amended and Restated By-Laws (incorporated by reference to
           Exhibit 3.1 to our Registration Statement on Form 10).
    *4.1   Specimen Certificate for Shares of Common Stock
           (incorporated by reference to Exhibit 4.1 to our
           Registration Statement on Form 10).
    *4.2   Lumenon Innovative Lightwave Technology, Inc. Stock Option
           Incentive Plan (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form 10).
    *4.3   Form of Lumenon Innovative Lightwave Technology, Inc.
           Warrant to Acquire Shares of Common Voting Stock
           (incorporated by reference to Exhibit 4.3 to our
           Registration Statement on Form 10).
    *4.4   Form of Convertible Note dated, July 25, 2000 (incorporated by reference to Exhibit 4.1 to our Current Report on Form
           8-K, filed July 28, 2000).
    *4.5   Form of Stock Purchase Warrant, dated July 25, 2000
           (incorporated by reference to Exhibit 4.2 to our Current
           Report on Form 8-K, filed July 28, 2000).
    *5     Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.
   *10.1   License Agreement by and between Polyvalor and McGill
           University and Lumenon Innovative Lightwave Technology, Inc.
           (incorporated by reference to our Registration Statement on
           Form 10, Exhibit 10.1).
   *10.2   Teaming Agreement between Molex Incorporated and its
           subsidiary Molex Fiber Optics, Inc., and Lumenon Innovative
           Lightwave Technology, Inc. and its wholly owned subsidiary
           LILT Canada Inc., dated May 19, 1999 (incorporated by
           reference to Exhibit 10.2 to our Registration Statement on
           Form 10).
   *10.3   Stock Purchase Agreement between Molex Incorporated, Lumenon
           Innovative Lightwave Technology, Inc., and LILT Canada,
           Inc., dated May 19, 1999 (incorporated by reference to
           Exhibit 10.3 to our Registration Statement on Form 10).
   *10.4   Stock Restriction Agreement between Molex Incorporated,
           Lumenon Innovative Lightwave Technology, Inc., and LILT
           Canada, Inc., Andrewma Holding, Inc., and Najafi Holding
           Inc., dated June 21, 1999 (incorporated by reference to
           Exhibit 10.4 to our Registration Statement on Form 10).
   *10.5   Registration Rights Agreement between Lumenon Innovative
           Lightwave Technology, Inc. and Molex Incorporated dated June
           21, 1999 (incorporated by reference to Exhibit 10.5 to our
           Registration Statement on Form 10).
   *10.6   Securities Purchase Agreement by and among Lumenon
           Innovative Lightwave Technology, Inc., Capital Ventures
           International and Castle Creek Partners LLC, dated July 25,
           2000 (incorporated by reference to Exhibit 10.8 to our
           Current Report on Form 8-K, filed July 28, 2000).
   *10.7   Registration Rights Agreement by and among Lumenon
           Innovative Lightwave Technology, Inc., Capital Ventures
           International and Castle Creek Partners LLC, dated July 25,
           2000 (incorporated by reference Exhibit 10.2 to our Current
           Report on Form 8-K filed on July 28, 2000).

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
   *10.8   Agreement of Lease between Liberty Sites Ltd. and LILT
           Canada, Inc., dated May 19, 2000 (incorporated by reference to Exhibit 10.8 to our Annual Report on Form 10-K for the
           fiscal year ended June 30, 2000).
   *10.9   License Agreement between Polaroid Corporation and LILT
           Canada, Inc., a subsidiary of Lumenon Innovative Lightwave
           Technology, Inc., dated July 21, 2000 (incorporated by
           reference Exhibit 10.9 to our Current Report on Form 8-K
           filed on July 28, 2000).
   *21     Subsidiaries of the Registrant (incorporated by reference to
           Exhibit 21 to our Registration Statement on Form 10).
  **23.1   Consent of KPMG, LLP.
   *23.2   Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP
           (included on Exhibit 5 to this Registration Statement).
   *24     Power of Attorney (included on signature page to this
           Registration Statement).
   *27     Financial Data Schedule (incorporated by reference to
           Exhibit 27 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2000).

---------------
*      Previously filed.

**     Filed herewith.